                                                                  EXHIBIT 10(A)

                                                                GM/EDS DRAFT
                                                                APRIL 11, 1996



                           MASTER SERVICE AGREEMENT


                                    BETWEEN


                          GENERAL MOTORS CORPORATION

                                      AND

                      ELECTRONIC DATA SYSTEMS CORPORATION



                                                           GM/EDS CONFIDENTIAL

                               TABLE OF CONTENTS
                               -----------------

                                                                             Page
                                                                             ----
RECITALS...................................................................     1

ARTICLE I. INTRODUCTORY PROVISIONS

     Section 1.1      Scope of Agreement...................................     2
     Section 1.2      Definitions..........................................     3
     Section 1.3      Agreement............................................     7
     Section 1.4      Term.................................................    10
     Section 1.5      Applicability of Provisions..........................    11
     Section 1.6      Fundamental Principle of Good Faith and Fair Dealing.    11

ARTICLE II. SERVICE AGREEMENTS

     Section 2.1      Service Agreements...................................    11
     Section 2.2      Service Agreement Objectives.........................    15
     Section 2.3      Competitiveness......................................    16
     Section 2.4      Continued Services to Divested Business Units........    17
     Section 2.5      Extension of Service Agreements......................    17
     Section 2.6      Payment Terms........................................    18
     Section 2.7      Removal of PRR and Similar Provisions................    20

ARTICLE III. OPERATIONAL PROVISIONS

     Section 3.1      GM/EDS Relationship..................................    20
     Section 3.2      IT Strategy and Architecture.........................    20
     Section 3.3      Contract Administration..............................    21
     Section 3.4      Attestation by Independent Public Accountants........    25
     Section 3.5      Audit by GM Central Office...........................    25
     Section 3.6      Price Level Detail...................................    25
     Section 3.7      Co-Negotiation.......................................    26

ARTICLE IV. STRUCTURAL COST REDUCTIONS

     Section 4.1      Delco Electronics Structural Cost Reductions.........    28
     Section 4.2      General IT Structural Cost Reductions................    29

ARTICLE V. MARKET TESTING AND RESOURCING

     Section 5.1      Initial Market Testing and Resourcing by GMIO........    31
     Section 5.2      Later Market Testing and Resourcing by GM............    32
     Section 5.3      General Limitations and Requirements.................    35

ARTICLE VI. GENERAL PROVISIONS

     Section 6.1      Termination of MSA...................................    40
     Section 6.2      Insurance............................................    42
     Section 6.3      Foreign Subsidiaries.................................    43
     Section 6.4      Compliance with Advance Agreement....................    43
     Section 6.5      Amendment or Modification............................    44
     Section 6.6      Incorporation of Exhibit A...........................    44
     Section 6.7      Prior Master Agreement...............................    44
     Section 6.8      Governing Law........................................    45

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


EXHIBIT A.  STANDARD TERMS AND CONDITIONS RECOMMENDED
            FOR INCORPORATION INTO SERVICE AGREEMENTS

ARTICLE A-I. DEFINITIONS AND INTERPRETATION

     Section A1.1     Definitions..........................................   A-1
     Section A1.2     Interpretation.......................................   A-5

ARTICLE A-II. CONTRACT ADMINISTRATION AND REVIEW

     Section A2.1     Management and Administration........................   A-6
     Section A2.2     Performance Review...................................   A-7

ARTICLE A-III. GM ASSETS AND SPACE

     Section A3.1     GM Assets............................................   A-7
     Section A3.2     GM Space.............................................   A-8

ARTICLE A-IV. SOFTWARE AND INTELLECTUAL PROPERTY

     Section A4.1     Ownership of Software................................   A-8
     Section A4.2     Software Rights and Licenses.........................  A-10
     Section A4.3     Changes and Upgrades to Software.....................  A-15
     Section A4.4     Third Party Software Developers......................  A-16
     Section A4.5     Intellectual Property................................  A-16

ARTICLE A-V. DATA PROTECTION AND AUDIT RIGHTS

     Section A5.1     GM Data..............................................  A-17
     Section A5.2     Safeguarding of GM Data..............................  A-18
     Section A5.3     Nondisclosure........................................  A-18
     Section A5.4     Data Center Security.................................  A-19
     Section A5.5     Audit Rights.........................................  A-19

ARTICLE A-VI. EMPLOYEES

     Section A6.1     EDS' Employees.......................................  A-20
     Section A6.2     Notice to EDS' Employees.............................  A-20
     Section A6.3     Premise and Work Rules...............................  A-21
     Section A6.4     Right of Access......................................  A-21
     Section A6.5     Key EDS Employees for Critical Projects..............  A-21

ARTICLE A-VII. EDS COMPENSATION

     Section A7.1     Uniform Published Rates..............................  A-22
     Section A7.2     Fixed Price Methodology..............................  A-24
     Section A7.3     Cost-Plus Pricing....................................  A-26
     Section A7.4     Pricing Detail.......................................  A-30
     Section A7.5     Tax Matters..........................................  A-31

ARTICLE A-VIII. BILLING AND PAYMENT PROCEDURES
     Section A8.1     Billing Procedures...................................  A-33
     Section A8.2     Time of Payment......................................  A-34

ARTICLE A-IX. DISPUTES AND TERMINATION

     Section A9.1     Negotiation of Disputes..............................  A-36
     Section A9.2     Resolution of Disputes...............................  A-36
     Section A9.3     Termination..........................................  A-37
     Section A9.4     Cancellation of Services and Cancellation Charges....  A-38
     Section A9.5     Termination Assistance and Transition................  A-41

ARTICLE A-X. WARRANTIES

     Section A10.1    Software Warranty....................................  A-44
     Section A10.2    Hardware Warranty....................................  A-44
     Section A10.3    Pass-Through Warranties..............................  A-44
     Section A10.4    Survival of Warranties...............................  A-45
     Section A10.5    Disclaimer of Warranties.............................  A-45

ARTICLE A-XI. INDEMNITIES AND LIABILITY

     Section A11.1    Cross Indemnity......................................  A-45
     Section A11.2    Proprietary Rights Indemnity.........................  A-46
     Section A11.3    Hardware Damage Indemnity............................  A-46
     Section A11.4    Software License Indemnity...........................  A-47
     Section A11.5    Limitation of Liability..............................  A-47

ARTICLE A-XII. SPECIAL PROVISIONS RELATING TO MSA SERVICES

     Section A12.1    GM's IT Strategy and Architecture....................  A-48
     Section A12.2    Competitiveness......................................  A-48
     Section A12.3    Market Testing and Resourcing........................  A-49
     Section A12.4    Co-Negotiation.......................................  A-49
     Section A12.5    Use of Independent Auditors..........................  A-49

ARTICLE A-XIII. MISCELLANEOUS

     Section A13.1    Binding Nature and Assignment........................  A-50
     Section A13.2    Notices..............................................  A-50
     Section A13.3    Counterparts.........................................  A-51
     Section A13.4    Headings.............................................  A-51
     Section A13.5    Approvals and Similar Actions........................  A-51
     Section A13.6    Force Majeure........................................  A-51
     Section A13.7    Severability.........................................  A-52
     Section A13.8    Waiver...............................................  A-52
     Section A13.9    Relationship of Parties..............................  A-52
     Section A13.10   Services for Others..................................  A-53
     Section A13.11   Hiring of Employees..................................  A-53
     Section A13.12   Compliance With Laws.................................  A-53
     Section A13.13   Media Releases.......................................  A-53
     Section A13.14   Survival.............................................  A-54
     Section A13.15   Entire Agreement.....................................  A-54
     Section A13.16   Amendment or Modification............................  A-54
     Section A13.17   Good Faith and Fair Dealing..........................  A-54

EXHIBIT B. GM MAJOR SECTORS AS OF THE EFFECTIVE DATE

EXHIBIT C. MSA SERVICES AND MSA SCOPE DOCUMENTS

EXHIBIT D. PROCEDURES FOR NEGOTIATING SERVICE AGREEMENTS AND
           RESOLVING IMPASSES

EXHIBIT E. GUIDELINES & METHODOLOGY FOR DETERMINING
           ACHIEVEMENT OF IT STRUCTURAL COST REDUCTION TARGETS

EXHIBIT F. TERMINATION UPON CHANGE OF CONTROL

EXHIBIT G. CANCELLATION LOSSES ON THE DISPOSITION OF CAPITAL
           ASSETS AND LONG-TERM LEASES

                            MASTER SERVICE AGREEMENT
                            ------------------------


THIS MASTER SERVICE AGREEMENT (the "MSA"), effective as of ______________, 1996 (the "Effective Date"), is made and entered into by and between General Motors Corporation, a Delaware corporation having its principal offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 ("GM Parent"), and Electronic Data Systems Corporation, a Delaware corporation having its principal offices at 5400 Legacy Drive, Plano, Texas 75024 ("EDS Parent").

                                    RECITALS
                                    --------

WHEREAS, in order to implement the service relationship contemplated by the acquisition of EDS Parent by GM Parent in 1984, GM Parent and EDS Parent entered into a certain Master Agreement, dated effective as of September 1, 1985 (the "Master Agreement"), which established certain standard terms and conditions pursuant to which EDS Service Organizations would provide services to GM User Organizations and set forth certain other understandings and agreements between the parties;

WHEREAS, pursuant to the Master Agreement, GM User Organizations and EDS Service Organizations have negotiated and entered into Service Agreements specifying the services to be provided to the GM User Organizations and the amounts to be paid to EDS for such services;

WHEREAS, on or about the Effective Date, GM Parent consummated a split-off and related transactions pursuant to which EDS Parent ceased to be a subsidiary of GM Parent and, in connection therewith, GM Parent and EDS Parent desire to supersede and replace the Master Agreement with this MSA in order to (i) confirm the continuation of EDS as the principal supplier to GM of information technology services, (ii) confirm the understanding of GM and EDS that GM is to continue to be the customer of EDS and will specify its IT strategy and computing and communications architecture together with its business needs, including reasonable performance levels, and that EDS will serve these requirements, on a coordinated, integrated basis, by providing

MSA Services which are competitive with respect to quality, service, price and technology and which are appropriate for the stated business needs of GM, and will be compensated fairly therefor, (iii) provide guidelines for GM to conduct limited market testing with third party suppliers, (iv) implement certain changes in the service relationships between GM User Organizations and EDS Service Organizations governed by Service Agreements entered into prior to the Effective Date, (v) facilitate the finalization of future Service Agreements,
(vi) provide a consistent basis for the interpretation of all Service Agreements, and (vii) set forth certain other understandings and agreements between the parties;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                      ARTICLE I.  INTRODUCTORY PROVISIONS
                      -----------------------------------

1.1 Scope of Agreement. Subject to Section 1.3 below, this MSA establishes a contractual framework for EDS' provision of MSA Services under Service Agreements worldwide. In order to provide a uniform mechanism for implementing the principles of this MSA, the provisions of this MSA, as between EDS Parent and GM Parent, shall be applicable worldwide and shall be implemented by GM Parent and EDS Parent, and their respective domestic and foreign subsidiaries and business units, entering into Service Agreements which incorporate the principles of the applicable provisions of this MSA, modified as may be necessary by reason of local law or commercial custom. GM Parent and EDS Parent each acknowledge and understand that their respective subsidiaries are not parties to this MSA and will not be legally bound by the provisions of this MSA unless and until they agree to be so bound. However, during any period and to the extent that a locally appropriate Service Agreement for any such MSA Services is not then currently in effect, GM Parent and EDS Parent shall each remain obligated to the other for the performance of the respective obligations of GM and EDS stated herein.

1.2 Definitions. Unless otherwise specified herein, the following terms shall have the meanings set forth below wherever they are used in this MSA:

     (a) The term "Agreement" shall mean (i) this MSA, or (ii) any Service Agreement, including the applicable provisions of this MSA incorporated therein.

     (b) The term "Bid Revenue" shall mean, with respect to each competitive bid that GM may conduct pursuant to Article V hereof, the aggregate amount of revenue that GM would pay to EDS for the performance of the MSA Services that are the subject of that competitive bid, during the first full year that such MSA Services are to be performed, computed as if the competitive bid were not conducted but GM nevertheless obtained such MSA Services from EDS pursuant to the applicable Service Agreements and other arrangements in place at the time of the competitive bid.

     (c) The term "Contracting Party" shall mean (i) with respect to this MSA, GM Parent or EDS Parent, and (ii) with respect to any Service Agreement, the GM User Organization receiving MSA Services pursuant to the Service Agreement or the EDS Service Organization providing such MSA Services.

     (d) The term "Corporate Contract Manager" shall mean the individual designated by GM Parent or EDS Parent, respectively, pursuant to sub-Section 3.3(a) hereof.

     (e) The term "EDS" shall mean, collectively, EDS Parent and the entities and subsidiaries owned by EDS Parent. For purposes of this definition, an entity or subsidiary will be deemed to be "owned by EDS Parent" if EDS Parent, either directly or indirectly, (i) is the beneficial owner of more than 50% of the equity of that entity or subsidiary, or (ii) is the beneficial owner of more than 35% of the equity of, and has management control of, that entity or subsidiary.

     (f) The term "EDS Major Sector" shall mean an EDS Service Organization designated by EDS from time to time to coordinate the provision of MSA Services by EDS to the GM User Organizations within a GM Major Sector.

     (g) The term "EDS Service Organization" shall mean any functional entity, division, subsidiary, department or group within EDS, including an EDS Major Sector, which has been or shall be formed to provide MSA Services to GM User Organizations.

     (h) The term "GM" shall mean, collectively, GM Parent and the entities and subsidiaries owned by GM Parent. For purposes of this definition, an entity or subsidiary will be deemed to be "owned by GM Parent" if GM Parent, either directly or indirectly, is the beneficial owner of:

          (1) More than 65% of the equity of, and has management control of, that entity or subsidiary and, as of August 1, 1995, EDS was providing services under the Master Agreement pursuant to a Service Agreement in support of the business operations of that entity or subsidiary.

          (2) 80% or more of the equity of that entity or subsidiary if, as of August 1, 1995, EDS was not providing services under the Master Agreement pursuant to a Service Agreement in support of the business operations of that entity or subsidiary.

     (i) The term "GM Central Office" shall mean the corporate headquarters of GM Parent.

     (j) The term "GM Major Sector" shall mean a GM User Organization designated by GM from time to time to coordinate the receipt of MSA Services from EDS by numerous GM User Organizations. As of the Effective Date, the GM Major Sectors are listed in Exhibit B hereto.

     (k) The term "GM User Organization" shall mean any functional entity, division, subsidiary, department or group within GM, including a GM Major Sector, which has or shall have requirements for MSA Services applicable to that functional entity, division, subsidiary, department or group that this MSA provides are to be obtained from EDS. Each of the following terms shall mean the GM User Organization indicated below and any successors thereto:

          (1)  "Delco" means Delco Electronics Corporation.

          (2)  "Delphi" means Delphi Automotive Systems.

          (3)  "GMAC" means General Motors Acceptance Corporation.

          (4)  "GMIO" means GM International Operations.

          (5)  "MIC" means Motors Insurance Corporation.

          (6)  "NAO" means GM North American Operations.

     (l) The term "IT" shall mean information technology consisting of computer and information processing and communications.

     (m) The term "Major Sector Contract Manager" shall mean the person designated by either the GM Major Sector having responsibility for the GM Contracting Party or the EDS Major Sector having responsibility for the EDS Contracting Party, as applicable, pursuant to sub-Section 3.3(b) hereof.

     (n) The term "Master Agreement" shall mean the Master Agreement, effective as of September 1, 1985, made and entered into by and between GM Parent and EDS Parent, as amended by the Addendum thereto dated May 29, 1987.

     (o) The term "MSA Scope Document" shall mean any document developed in accordance with Section II of Exhibit C hereto.

     (p) The term "MSA Services" shall mean those services described in Section I of Exhibit C hereto.

     (q) The term "Service Agreement" shall mean any written agreement, as provided for in Section 2.1 hereof, that is entered into between a GM User Organization and an EDS Service Organization for the provision of MSA Services to that GM User Organization, whether entered into before or after the Effective Date.

     (r) The term "Software" shall mean the source code and object code versions of any applications programs, operating system software, computer software languages, utilities and other computer programs, and documentation and supporting materials relating thereto, in whatever form or media, including, but not limited to, the tangible media upon which such applications programs, operating system software, computer software languages, utilities and other computer programs, and documentation and supporting materials relating thereto, are recorded or printed, together with all corrections, improvements, updates and releases thereof.

     (s) The term "Unit Project Manager" shall mean any person designated pursuant to sub-Section 3.3(c) hereof.

     (t) The term "UPR Catalog" shall mean the catalog published by GM Parent in accordance with Section A7.1 of Exhibit A hereto.

     Other terms used in this MSA are defined in the context in which they are used and, unless otherwise specified herein, shall have the meanings there indicated wherever they are used in this MSA.

1.3 Agreement. GM Parent and EDS Parent agree that, during the term of this MSA and except as provided in Article V hereof and any other applicable provision of this MSA, EDS shall supply to GM, and GM shall obtain from EDS, GM's requirements for MSA Services, except that:

     (a) With respect to any MSA Services reasonably requested from EDS by a GM User Organization (which request shall not be unreasonably specific), where it is mutually agreed that EDS lacks the technical proficiency or resources to satisfactorily provide such MSA Services, either directly or through a third party subcontract, within the timeframe reasonably required by the GM User Organization, then the GM User Organization may, with the prior approval of the GM Corporate Contract Manager, obtain such MSA Services from a third party for so long as EDS is unable to provide such MSA Services; provided, however, that under no circumstances shall GM be required to cancel, renegotiate or otherwise nullify a contract with a third party to obtain such MSA Services during the period of time covered by that contract. In addition, any MSA Services obtained by a GM User Organization from a third party pursuant to this provision shall not count against either the annual or aggregate limitations on competitive bidding and resourcing set forth in Article V hereof.

     (b) Unless agreed otherwise by GM Parent and EDS Parent, GM shall not be required to obtain from EDS, and EDS shall not be required to provide to GM, MSA Services for:

          (1)  Hughes Aircraft Corporation.

          (2) Any other business or entity, or portion thereof, if and to the extent that such business or entity, or portion thereof, was or is acquired by GM Parent after January 1, 1985, except for (i) GMAC Mortgage Corporation (but not including its subsidiary, Residential Funding Corporation), and
               (ii) any other business or entity, or portion thereof, which executed a Service Agreement prior to August 1, 1995. However, GM Parent and EDS Parent acknowledge and agree that, unless it is inappropriate in the circumstances, in the normal case it is expected that EDS will be permitted to submit a bid to provide MSA Services to businesses and entities, or portions thereof, acquired by GM Parent after January 1, 1985. However, under no circumstances shall the competitive bidding and resourcing of such services count against either the annual or aggregate limitations on competitive bidding and resourcing set forth in
               Article V hereof.

     (c) GM shall not be required to obtain from EDS, and EDS shall not be required to provide to GM, services in any country to the extent and for so long as the provision of those services by EDS to GM in that country would violate any national law of that country.

     (d) GM User Organizations outside of North America ("GM Overseas User Organizations") shall not be required to obtain from EDS, and EDS shall not be required to provide to GM Overseas User Organizations, any MSA Services in any Emerging Market other than MSA Services that
          (i) were being provided to a GM Overseas User Organization for the same GM Major Business Function in the same GM Line of Business by an EDS Service Organization in that Emerging Market prior to August 1, 1995, or (ii) are substantially similar to or a replacement of MSA Services that were being provided to a GM Overseas User Organization for the same GM Major Business Function in the same GM Line of Business by an EDS Service Organization in that Emerging Market prior to August 1, 1995. As used in this sub-Section 1.3(d):

          (1) The term "Emerging Market" means any country other than [Confidential information has been omitted.]

Confidential treatment has been requested by EDS for the indicated portions of this page.

               [Confidential information has been omitted.]

          (2) The term "GM Line of Business" shall mean any of the GM Major Sectors listed on Exhibit B hereto as of the Effective Date modified to also designate each of the six divisional entities of Delphi Automotive Systems Operations Outside of North America as of the Effective Date as a separate GM Line of Business.

          (3) The term "GM Major Business Function" shall mean any of the following six (6) major business functions which may exist within a GM Line of Business: (i) manufacturing, (ii) assembly, (iii) distribution, (iv) sales and service, (v) administration, and
               (vi) other. As applied to a specific facility or location, the major business function of a specific facility or location shall be based on the principal major business function conducted at that facility or location. For example, the major business function of a GM facility which manufactures and assembles finished automobiles and also houses incidental administrative activities is manufacturing.

     (e) GM shall not be required to obtain from EDS, and EDS shall not be required to provide to GM, any plant floor services other than (i) plant floor services for all GM North American business units under NAO and Delphi specifically set forth in the Plant Floor Systems Services Agreement, entered into as of _________, 1996, between GM and EDS, but excluding Saturn Corporation, and (ii) plant floor services being provided to GM Overseas User Organizations as of the Effective Date to the extent that, prior to the Effective Date, those plant floor services were treated mutually by the parties as within the scope of Section 1.3 of the Master

Confidential treatment has been requested by EDS for the indicated portions of this page.

          Agreement, including the plant floor services provided for (x) the European Production Information Control System (EPICs), (y) the Component Production Information Control Systems (CPICs), and (z) Manufacturing Resource Planning Systems. As used in this sub-Section 1.3(e), the term "plant floor services" shall mean those IT services that are specific to plant floor operations and shall not include any such services when used in any context other than in conjunction with plant floor operations.

     (f) Any other arrangement or relationship between the parties may be mutually agreed upon and approved by the GM and EDS Corporate Contract Managers.

     The GM and EDS Corporate Contract Managers will develop mutually acceptable business procedures for (i) reviewing any additional IT services or goods desired by GM and determining which are MSA Services based on the definition of MSA Services contained in this MSA, and (ii) designating which out-of-scope services, if any, EDS and GM may mutually desire to bring into scope under this MSA.

1.4  Term.
     ----

     (a) The term of this MSA shall commence as of the Effective Date and shall continue until the expiration of an initial term of ten (10) years. The term of this MSA may be extended for an additional term upon mutual agreement by GM Parent and EDS Parent prior to the end of the initial term.

     (b) Service Agreement terms which extend beyond the term of this MSA shall be subject to the approval of the Corporate Contract Managers according to sub-Section A9.3(c) of Exhibit A hereto. If this MSA expires or is terminated, GM Parent and EDS Parent will not enforce any Service Agreement term which purports to extend beyond the expiration or termination of this MSA unless such extension is or has been mutually agreed by the Corporate Contract Managers. With respect to any Service Agreement which survives expiration or termination of this MSA (as a result of such approval by the Corporate Contract Managers), the provisions of this MSA that have been incorporated into such Service Agreement shall remain valid provisions of that Service Agreement unless and until the Contracting Parties thereto otherwise agree, notwithstanding termination of this MSA.

1.5 Applicability of Provisions. The provisions of Exhibit A hereto are intended to be applicable to both this MSA and each Service Agreement and, when used in connection with a Service Agreement, a reference to the applicable provisions of this MSA shall be considered a reference to the provisions of Exhibit A hereto, except, subject to the provisions of Section A1.2 of Exhibit A hereto, (i) to the extent that any such provisions are expressly modified or excluded therefrom in a Service Agreement, or (ii) any GM Major Sector and the corresponding EDS Major Sector may negotiate different or additional standard terms and conditions that will be applicable to Service Agreements between GM User Organizations within that GM Major Sector and EDS Service Organizations within that EDS Major Sector.

1.6 Fundamental Principle of Good Faith and Fair Dealing. In entering into this MSA, GM Parent and EDS Parent each acknowledge and agree that all aspects of the worldwide business relationship and dealings between GM and EDS contemplated by this MSA and each Service Agreement, including the performance of all obligations and the exercise of all rights under this MSA and each Service Agreement, will be governed by the fundamental principle of good faith and fair dealing. GM Parent and EDS Parent shall assure that each GM User Organization and EDS Service Organization, respectively, complies with this principle of good faith and fair dealing.

                        ARTICLE II.  SERVICE AGREEMENTS
                        -------------------------------

2.1 Service Agreements. As of the Effective Date, each GM User Organization and the corresponding EDS Service Organization have agreed upon and entered into or shall, as soon as practicable, agree upon and enter into one or more Service Agreements for the performance of MSA Services for that GM User Organization on mutually agreeable terms and conditions, subject to the limitations set forth in this MSA.

     (a)  If and to the extent applicable, each such Service Agreement shall:

          (1) Refer to this MSA, which reference shall be deemed to incorporate into the Service Agreement the applicable provisions of this MSA.

          (2) Designate the date as of which the provisions of the Service Agreement will be effective and the term or period of time during which EDS will perform MSA Services pursuant to the Service Agreement.

          (3) Describe the obligations of EDS related to the Service Agreement, including any hardware or software to be delivered in conformance with GM's IT architecture and any MSA Services to be performed by EDS pursuant to the Service Agreement, together with the general performance standards and related provisions agreed to by the parties.

          (4) Describe the obligations of GM related to the Service Agreement, including without limitation any space, facilities, equipment, or other support to be provided by GM.

          (5) Specify the mutually agreed upon pricing structure, method and amounts of payment to be made to EDS for the MSA Services performed pursuant to the Service Agreement and, with respect to the provision of any Software previously developed by EDS for GM, exclude therefrom any amounts for the development of such Software if and to the extent such amounts have previously been paid to EDS by GM.

          (6) Identify any hardware, software, system or EDS facility to be used by EDS which is designated, consistent with Section 3.2 hereof, as so critical to the business operations of the GM Contracting Party that the EDS Contracting Party may not modify, upgrade, enhance or move the same without notice to and the approval of the GM Contracting Party.

          (7) Specify the acceptance criteria, test period and procedures for any hardware or software to be provided to the GM Contracting Party, including appropriate restrictions on the use of any such hardware or software by the GM Contracting Party until it has accepted the same in writing.

          (8) Specify the appropriate mailing address for invoices and the name, address and telephone number of the applicable GM and EDS Unit Project Managers and Major Sector Contract Managers.

     (b) In addition to the provisions specified in sub-Section 2.1(a) above, EDS Parent and GM Parent will recommend to their respective Contracting Parties that the following provisions be reviewed and considered for possible inclusion in an applicable Service Agreement. If and to the extent mutually agreed to be desirable by the Contracting Parties thereto, each such Service Agreement may:

          (1) Identify (i) EDS expenses to be rebilled to GM without profit or mark-up, and (ii) amounts to be retained by GM until acceptance of deliverables provided by EDS.

          (2) Specify the method and amounts of performance incentive payments, such as portions of documented cost savings or profit improvements experienced by the GM Contracting Party as a result of the MSA Services performed by EDS, that are to be payable to EDS. GM Parent and EDS Parent shall each encourage their respective Contracting Parties to provide for such performance incentive payments where appropriate.

          (3) Establish specific measurable standards of performance applicable to EDS' performance under the Service Agreement, such as function point analysis for application software development and hardware and software availability standards, as well as related remedies and rewards available if the EDS Contracting Party's performance fails to meet or exceeds those performance standards. Any such remedies and rewards shall be designed to incent and reward good performance and not to distort the intended economic effects of the Service Agreement.

          (4) Allocate the respective obligations of EDS and GM in connection with the transportation, insurance, delivery, relocation and/or installation of any hardware being provided by EDS to GM and in connection with any site preparation therefor and any ongoing maintenance obligations applicable thereto.

          (5) Describe all support services to be provided by EDS to GM in connection with the delivery to GM of software provided by EDS, including without limitation the number of user manuals, level of consulting services, amount of training services, documentation, and ongoing support and maintenance services to be provided in connection therewith.

          (6) Delineate the manner in which secretarial, custodial, and/or other supporting services will be made available by GM to EDS.

          (7) Describe any reports, in addition to those required under Exhibit A hereto, and the frequency of submittal.

          (8) If and to the extent that the MSA Services provided by EDS pursuant to the Service Agreement relate to U.S. Government contracts or subcontracts held by the GM Contracting Party, (i) provide for an equitable distribution of the profits otherwise obtainable by EDS that are allocable to such contracts and subcontracts, and (ii) take into account any related costs incurred by EDS that are specified as unallowable in applicable federal regulations.

          (9) Identify any provisions of Exhibit A hereto that are expressly excluded from the Service Agreement and any provisions of the Service Agreement that shall supersede and prevail over any conflicting or inconsistent provisions of Exhibit A hereto, subject to the provisions of Section A1.2 of Exhibit A hereto.

          (10) Include any other provisions deemed necessary or desirable by the Contracting Parties to the Service Agreement, such as, but not limited to, provisions enabling the Service Agreement to conform to the requirements of any applicable government contracts, subject to the provisions of Section A1.2 of Exhibit A hereto.

     Notwithstanding anything to the contrary herein, any Service Agreement executed by the Major Sector Contract Manager or other authorized representative of each Contracting Party thereto shall conclusively be deemed to satisfy the provisions of this Section 2.1 and neither EDS nor GM may thereafter claim that the Service Agreement is invalid or defective as a result of any failure to comply with the provisions of this Section 2.1.

2.2 Service Agreement Objectives. Each applicable GM User Organization and EDS Service Organization will negotiate in good faith to agree upon and enter into fixed-price Service Agreements which meet the Competitiveness Standard established in Section 2.3 hereof.

2.3 Competitiveness. As provided in this Section 2.3, the MSA Services to be provided to GM by EDS under Service Agreements shall be competitive with respect to quality, service, price and technology giving due consideration to the GM requirements that GM expects EDS to meet and other relevant factors (the "Competitiveness Standard"), all subject to the following provisions:

     (a) As used in this Section 2.3, the term "Competitiveness Event" shall mean the negotiation or renegotiation by a GM User Organization and an EDS Service Organization of (i) a new or replacement Service Agreement, (ii) the terms and conditions applicable to a new or replacement MSA Service that is proposed to be provided under a then-current Service Agreement, or (iii) the pricing of any MSA Services when and to the extent that the negotiation or renegotiation of such pricing is contractually provided for in a then-current Service Agreement.

     (b)  The Competitiveness Standard and methodology set forth in this Section
          2.3 will apply to each Competitiveness Event and will govern the resolution of any disagreement or negotiation impasse that may arise between a GM User Organization and an EDS Service Organization in connection with that Competitiveness Event.

     (c) If a GM User Organization and an EDS Service Organization reach a mutually acceptable agreement with respect to a particular Competitiveness Event, that agreement will be deemed to satisfy the Competitiveness Standard and methodology set forth in this Section 2.3 with respect to that Competitiveness Event for the duration of the term of that agreement.

     (d) If a Service Agreement provides a specific competitiveness mechanism (such as a competitive assessment or benchmarking process) for use in determining the competitiveness of specific MSA Services, (i) the application of that specific competitiveness mechanism shall not in and of itself constitute a Competitiveness

          Event as contemplated in this Section 2.3, and (ii) the specific competitiveness mechanism shall be used to establish the competitiveness of such specific MSA Services in lieu of the Competitiveness Standard and methodology set forth in this Section
          2.3. The above provisions notwithstanding, under no circumstances shall such specific competitiveness mechanism preclude or otherwise inhibit the occurrence of a Competitiveness Event pursuant to sub-
          Section 2.3(a) hereof, or the utilization of the Competitiveness Standard and methodology set forth in this Section 2.3, with regard to MSA Services that the specific competitiveness mechanism was neither designed nor intended to cover.

     (e) If a GM User Organization and an EDS Service Organization are unable to reach a mutually acceptable agreement with respect to a particular Competitiveness Event, the methodology set forth in Exhibit D hereto will be used to resolve that disagreement or negotiation impasse.

2.4 Continued Services to Divested Business Units. In any situation where an existing Service Agreement does not accommodate the continued provision of MSA Services to a divested GM business unit, EDS will negotiate in good faith with the divested GM business unit to enter into an agreement pursuant to which EDS will continue providing services to the divested GM business unit on such terms and conditions as may be mutually agreed upon by EDS and the divested GM business units.

2.5 Extension of Service Agreements. Notwithstanding any provision to the contrary in any applicable existing Service Agreement, the terms of the Major Sector Service Agreements, including the scopes of work thereunder, in effect as of the Effective Date with respect to the following GM User Organizations will be extended through the expiration date specified below with respect to that GM User Organization:

          GM User Organization                   Expiration Date
          --------------------                   ---------------

          NAO (including Corporate Staffs)       December 31, 1999
          GMAC (U.S. and Canada)                 December 31, 1999
          MIC (U.S. and Canada)                  December 31, 1999
          Delphi (U.S.)                          December 31, 1998


     To the extent not completed prior to the Effective Date, GM Parent and EDS Parent shall each cause their respective applicable Contracting Parties to promptly amend each Service Agreement referred to above in order to extend the term thereof as specified above. Additionally, to the extent not completed prior to the Effective Date, GM Parent and EDS Parent shall ensure that Allison Transmission, GM of Canada (including Delphi operations in Canada), and GM de Mexico will promptly complete and execute Service Agreements, which have been substantially negotiated prior to the Effective Date, and which shall be coterminous with the NAO Service Agreement referred to above.

2.6 Payment Terms. Notwithstanding any provision to the contrary in any applicable Service Agreement, the time of payment for invoices submitted pursuant to each Service Agreement in effect as of the Effective Date, shall be modified as indicated below; provided, however, that under no circumstances shall there be an acceleration in the time of payment for a Contracting Party when compared to the mutually agreed corresponding payment terms applicable to that Contracting Party that are in effect just prior to the Effective Date.

     (a) Through December 31, 1996, each Contracting Party will pay the other Contracting Party's invoices for each month in 1996 in accordance with the payment terms of the applicable Service Agreement in effect just prior to the Effective Date.

     (b) As of January 1, 1997, each Service Agreement in effect as of the Effective Date that does not provide for longer payment terms will require each Contracting

          Party to pay the other Contracting Party's invoices for each month of 1997 by the thirtieth (30th) day of the month in which the invoiced MSA Services were provided.

     (c) As of January 1, 1998, each Service Agreement in effect as of the Effective Date with Delco, Delphi, Allison Transmission, and the GM Locomotive Group that does not provide for longer payment terms will require each Contracting Party to pay the other Contracting Party's invoices for each month in 1998 and thereafter by the twentieth (20th) day of the month following the month in which the invoiced MSA Services were provided.

     (d) As of January 1, 1999, each remaining Service Agreement in effect as of the Effective Date that does not provide for longer payment terms will require each Contracting Party to pay the other Contracting Party's invoices for each month in 1999 and thereafter by the twentieth (20th) day of the month following the month in which the invoiced MSA Services were provided.

     The Contracting Parties will submit invoices on or before the first (1st) day of the month in which the MSA Services are provided for each month through December of 1998. For January of 1999 and each subsequent month during the term of each Service Agreement referred to above, the Contracting Parties will submit invoices on or before the first (1st) day of the month following the month in which the MSA Services are provided, or such other day as may be mutually agreed upon by the Contracting Parties if the Contracting Parties are able to agree upon a day which will (i) allow the invoicing Contracting Party to invoice actual amounts payable for the month in which MSA Services were provided without having to invoice for estimated amounts payable for that month, and (ii) allow the paying Contracting Party to pay the invoice on the twentieth (20th) day of the month following the month in which the invoiced MSA Services were provided. To the extent not completed prior to the Effective Date, GM Parent and EDS Parent shall each cause their respective Contracting Parties to amend each applicable Service Agreement to reflect the foregoing payment terms.

2.7 Removal of PRR and Similar Provisions. To the extent not completed prior to the Effective Date, GM Parent and EDS Parent shall each cause their respective Contracting Parties to amend the NAO Service Agreement to remove the Performance Reduction Requirement provision and to amend other applicable Service Agreements in effect as of the Effective Date, with the exception of those relating to GM Overseas User Organizations, to remove provisions similar to the Performance Reduction Requirement provision in the NAO Service Agreement.

                      ARTICLE III.  OPERATIONAL PROVISIONS
                      ------------------------------------

3.1 GM/EDS Relationship. GM Parent and EDS Parent will establish a group, which will include the Corporate Contract Managers and other executives key to the GM/EDS relationship as may be designated by each party, to ensure that the parties are acting in a manner consistent with the principles of this MSA, and to address any issues that may arise in connection with this MSA.

3.2 IT Strategy and Architecture. The respective roles and responsibilities of GM and EDS in connection with the performance of the MSA Services pursuant to the Service Agreements will be governed by the following:

     (a) GM will be responsible for, and will decide and direct, its IT strategies and requirements, including GM's computing and communications architecture. This includes GM's right (i) to develop, maintain and publish technology standards that support the implementation of GM's architecture, and architecture and technology compliance processes, and (ii) to identify and select vendors of hardware and software used by EDS to provide MSA Services that are performed for GM on a dedicated basis. In this regard, EDS will cooperate, as reasonably requested by GM, in preparing and updating any such strategies and requirements. Upon receiving such a request for assistance from GM which is outside the scope of the MSA Services then being performed under any Service Agreement, EDS may submit a proposal to GM for additional compensation. If GM decides to use EDS' assistance after receiving the EDS proposal, then GM and EDS will negotiate an appropriate agreement to cover such services.

     (b) EDS will be responsible for, and will decide and direct, its performance of the MSA Services in furtherance of GM's IT strategies and requirements, and will retain specific responsibility for the computing and communications architecture and technology for EDS' Information Processing Centers (IPCs).

     (c) When establishing its strategies and requirements for the MSA Services, GM will consult with EDS and will avoid "micromanagement" by GM of EDS' performance of its responsibilities.

     (d) In managing its own functions and operations in performing the MSA Services, EDS will consult with GM and take into account GM's legitimate suggestions and concerns regarding the delivery of the MSA Services.

     (e) To the extent feasible, the roles and responsibilities that EDS and GM respectively will have initially with respect to GM's IT strategies and EDS' performance of the MSA Services will be described in the MSA Scope Documents in a manner consistent with the foregoing provisions of this Section 3.2.

3.3 Contract Administration. Applicable managers will be designated in accordance with the following:

     (a) GM Parent and EDS Parent shall each designate a Corporate Contract Manager who, in addition to the responsibilities and authorities specified in Section A2.1 of Exhibit A hereto, shall be responsible for, among other things:

          (1) The implementation, management and enforcement of this MSA on behalf of that Parent, including overall management of its performance under this MSA.

          (2) Supporting the implementation of the Service Agreements by the Major Sector Contract Managers or Unit Project Managers for the Contracting Parties thereto, including through the formulation of guidelines for use by the Major Sector Contract Managers or Unit Project Managers to implement the Service Agreements.

          (3) Exercising day-to-day responsibility for achieving resolution of corporate-wide issues relating to this MSA or the Service Agreements.

          (4) Working with the Major Sector Contract Managers or Unit Project Managers for the User Organizations or Service Organizations, as applicable, of that Parent to establish uniform policies applicable to the MSA Services provided to GM by EDS.

          (5) Interfacing with any committees or other bodies of that Parent with responsibility for reviewing or approving any matters relating to this MSA or the Service Agreements and otherwise satisfying any administrative requirements internally required by that Parent.

          (6) Monitoring the activities of the Major Sector Contract Managers or Unit Project Managers for the User Organizations or Service Organizations, as applicable, of that Parent.

     (b) Promptly after the Effective Date and as required thereafter to maintain the accuracy of such information, GM Parent will provide EDS Parent with written notice of the GM Major Sectors and the GM User Organizations within each GM Major Sector. To the extent not previously designated, each GM Major Sector will designate a Major Sector Contract Manager for that GM Major Sector, and each EDS Major Sector will designate a Major Sector Contract Manager for that EDS Major Sector. GM Parent and EDS Parent agree that the Major Sector Contract Manager for a particular GM Major Sector or EDS Major Sector, if not previously designated, shall be designated within a reasonable period of time after the applicable GM Major Sector or EDS Major Sector receives a written request for such designation.

     (c) To the extent not previously designated, each GM User Organization will designate a Unit Project Manager for that GM User Organization, and each EDS Service Organization will designate a Unit Project Manager for that EDS Service Organization. GM Parent and EDS Parent agree that the Unit Project Manager for a particular GM User Organization or EDS Service Organization, if not previously designated, shall be designated within a reasonable period of time after the applicable GM User Organization or EDS Service Organization receives a written request for such designation.

     (d) The GM and EDS Corporate Contract Managers shall mutually designate a reasonable number of key EDS management positions, which will include the EDS Corporate Contract Manager and the EDS Major Sector Contract Managers, that are critical to the GM/EDS relationship and the successful performance of the MSA Services.

          (1) Before an EDS employee is assigned to one of these key EDS management positions, EDS will notify the GM Corporate Contract

               Manager of the proposed assignment, will introduce the EDS employee to the appropriate GM representatives, and will provide GM with a resume and any other information about the EDS employee reasonably requested by the GM Corporate Contract Manager. If the GM Corporate Contract Manager reasonably and in good faith objects to the proposed assignment within five (5) working days following actual receipt of the aforementioned notification, then EDS will not assign that EDS employee to that position. However, EDS may appoint another EDS employee to serve in that position on an interim basis until an EDS employee who is reasonably acceptable to the GM Corporate Contract Manager can be assigned to that position.

          (2) No EDS employee assigned to one of these key EDS management positions will be reassigned for a period of one (1) year from the date of such assignment without the prior consent of the GM Corporate Contract Manager, which consent will not be unreasonably withheld, unless the employee voluntarily resigns from EDS' employment, is dismissed from EDS' employment for cause, fails to properly perform his or her duties in the reasonable judgment of EDS, or is unable to work as a result of death or disability.

          (3) If GM reasonably and in good faith decides that any employee assigned to one of these key EDS management positions should not continue in that position, then the GM Corporate Contract Manager may request the removal of that employee by providing written notice to the EDS Corporate Contract Manager specifying the reasons for such request. EDS shall promptly investigate the matters specified in the request and, if it determines that the concerns are reasonable and valid, shall promptly remove that employee from that position.

     Subject to the provisions of this Section 3.3, (i) GM Parent and EDS Parent may, at any time and from time to time, designate a new Corporate Contract Manager by notifying the other party's Corporate Contract Manager of the new designation, (ii) each GM Major Sector and each EDS Major Sector may, at any time and from time to time, designate a new Major Sector Contract Manager by notifying the other party's Corporate Contract Manager and Major Sector Contract Manager of the new designation, and (iii) each GM User Organization and each EDS Service Organization may, at any time and from time to time, designate a new Unit Project Manager by notifying the other party's Major Sector Contract Manager and Unit Project Manager of the new designation.

3.4 Attestation by Independent Public Accountants. Upon request by GM Parent, an annual special report shall be obtained by EDS Parent from its independent certified public accounting firm expressing an opinion as to whether the amounts billed to GM by EDS for the then preceding year for MSA Services provided by EDS pursuant to this MSA or pursuant to Service Agreements, are fairly presented in accordance with the provisions of the applicable Agreement(s). Unless waived by EDS Parent, GM Parent shall reimburse EDS Parent for the expenses incurred by EDS Parent in obtaining any such report.

3.5 Audit by GM Central Office. With respect to any MSA Services for which EDS is to be compensated in accordance with Section A7.3 of Exhibit A hereto, the GM Central Office may, at its expense, audit the books and records of EDS to the extent necessary to verify the applicability and accuracy of EDS' charges for such MSA Services. Any such audit may be conducted at any time during normal business hours, upon reasonable notice to EDS, with or without a dispute as to such charges.

3.6 Price Level Detail. Whenever additional MSA Services not being provided under a current Service Agreement are required by a GM User Organization (e.g., under a Request for Information Systems Services ("RISS"), System Development Agreement ("SDA"), or other method) and the GM User Organization so requests, the applicable EDS Service Organization will present to the GM User Organization a business proposal containing a breakdown of the proposed price in such detail as will provide sufficient information to enable the GM User Organization to reasonably understand and evaluate the proposed options and make an informed business decision. When reasonably requested by the GM User Organization, the EDS Service Organization will provide a reasonable number of alternative proposals that demonstrate the impact with respect to content, quality, service levels, price and technology of various alternatives in order to aid the GM User Organization in the evaluation of value and GM cost drivers and provide a platform for rational business decisions. The price detail presented by the EDS Service Organization will [Confidential information has been omitted.] In addition, the price detail will identify the price and source or nature of the pricing methodology (e.g., UPR catalog, fixed-price, cost-plus, pass-through, specific pricing agreement or other arrangement), will be sufficient to allow the GM User Organization to perform a reasonable business analysis of value and competitiveness, and will be consistent with the level of detail at which value judgments related to additions, deletions, and modifications can reasonably be made.

3.7 Co-Negotiation. Upon GM's request, in situations where GM is willing to make volume or other strategic commitments, EDS and GM will jointly negotiate the GM price and terms with suppliers for items EDS will be providing to GM under this MSA where the price and terms upon which EDS will provide those items to GM are the GM price and terms, together with any mark-up or additional fees which are mutually agreed upon, all in accordance with and subject to the following:

     (a) To the extent that the GM price and terms accepted by GM include GM volume or strategic commitments to a supplier, GM shall make such commitments to EDS.

     (b) Following any such joint negotiation with a supplier that results in price and terms that GM agrees to accept as the GM price and terms for the applicable items, [Confidential information has been omitted.]

Confidential treatment has been requested by EDS for the indicated portions of
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

          [Confidential information has been omitted.]

     (c) EDS may separately negotiate with suppliers for price and terms applicable with respect to EDS, taking into account both GM's volume and commitments, as well as EDS' additional volume and commitments, under the following circumstances:

          (1) EDS' total volume requirements (including volume requirements for GM) are sufficiently greater than the GM volume so that, after taking into account the particular supplier involved and the items being purchased, it is reasonably to be expected that such separate negotiations would result in an additional volume discount; or

          (2) After disclosing the potential terms to GM, EDS is willing to agree to terms to which GM is unwilling to agree; provided, however, that where there have previously been joint negotiations with a supplier based on GM volumes and commitments, there shall be no separate negotiations between EDS and the supplier based solely on GM's volumes and commitments without GM's consent, which will not be unreasonably withheld.

          Regardless of the price and terms EDS negotiates for itself under either of the above circumstances, EDS shall, unless GM otherwise consents, remain obligated to [Confidential information has been omitted.]

Confidential treatment has been requested by EDS for the indicated portions of
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

     (d) GM may initiate a joint renegotiation, with EDS and a supplier, of the GM price and terms based on changes in volume, seasonal discounts, market changes, price wars, or other similar opportunities presented by changing market and economic conditions, as long as the renegotiations are not materially detrimental to any prior volume or strategic commitments GM has made to EDS.

     (e) To the extent that the GM price and terms have been determined through good faith co-negotiation with a supplier, GM may not subsequently assert to EDS that such price and terms are non-competitive, but must pursue any issue of non-competitiveness through joint renegotiation with the supplier.

     As used in this Section 3.7, the term "GM price and terms" means the price and terms jointly negotiated and/or renegotiated by GM and EDS with a supplier and accepted by GM.

                    ARTICLE IV.  STRUCTURAL COST REDUCTIONS
                    ---------------------------------------

4.1 Delco Electronics Structural Cost Reductions. GM Parent and EDS Parent agree that, during 1996, EDS and Delco management shall work together to achieve structural cost reductions in the MSA Services being provided to Delco by EDS in the amount of $30 million. Such cost reductions shall be measured [Confidential information has been omitted.] Subject to the above restrictions, cost reductions related to changes in UPR Catalog rates and volume usage (excluding reductions resulting from normal variations in business usage) shall be included in determining the total structural cost reductions achieved pursuant to this Section 4.1.

     (a) The structural cost reduction target specified above represents firm good faith business commitments on the part of both Delco and EDS, but are not intended to be performance guarantees. In this regard, the parties mutually agree to utilize their reasonable best efforts to obtain such cost reductions, but recognize that

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

          there shall be no gain sharing or similar incentives for over achievement, nor penalties or other liabilities in the event the targeted reductions are not achieved.

     (b) EDS shall also support the efforts of Delco management to reduce the costs of "rebilled" commodities by a similar percentage during 1996 through changes in volume, selection of less expensive alternatives, co-negotiation with third party vendors to secure price or cost reductions, and similar actions.

     (c) Similarly, EDS and Delco management shall commit to utilize their good faith efforts to work together towards obtaining further structural cost reductions on MSA Services throughout the remaining current term of the Delco Electronics Service Agreement.

4.2 General IT Structural Cost Reductions. GM and EDS have established mutual annual targets for IT structural cost reductions in base level MSA Services provided to GM by EDS during calendar years 1996, 1997, 1998 and 1999 in accordance with the following schedule:

                 Calendar Year   Annual Target
                 -------------   -------------

                     1996         $100,000,000
                     1997         $100,000,000
                     1998         $100,000,000
                     1999         $ 50,000,000

     (a) The IT structural cost reduction targets specified above represent firm good faith business commitments on the part of both EDS and GM, but are not intended to be performance guarantees. In this regard, the parties mutually agree to utilize their reasonable best efforts to obtain such cost reductions, but recognize that there shall be no gain sharing or similar incentives for over achievement, nor penalties or other liabilities in the event the targeted reductions are not achieved.

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

     (b) With regard to the annual target for 1996, the parties recognize that achievement of the 1996 annual target will be more difficult in view of the fact that the term of this MSA will not include a significant portion of calendar year 1996. Nevertheless, EDS and GM agree to strive in good faith to achieve the 1996 annual target; provided, however, that any shortfall in achieving the 1996 annual target will be carried over and added to the 1997 annual target.

     (c) Cost reductions pursuant to this Section 4.2 will be calculated in accordance with Exhibit E to this MSA. In this regard, Exhibit E establishes the guidelines and methodology through which cost reductions attributable to initiatives funded by GM, in whole or in part, may be credited towards the achievement of annual targets. As also set forth in Exhibit E, the parties have agreed on the amount that will be credited towards the achievement of the 1996 annual target for carry over amounts of savings initially realized in 1996 from 1995 cost reduction efforts pursuant to the Performance Reduction Requirement provision of the NAO Service Agreement and similar provisions of other Service Agreements in effect as of the Effective Date.

     (d) Cost reductions will be credited toward achievement of the annual targets [Confidential information has been omitted.] in which the cost reductions are realized, [Confidential information has been omitted.]

     (e) The calculation of cost reductions to be credited toward achievement of the annual targets pursuant to this Section 4.2 shall specifically exclude (i) cost reductions achieved at GMIO or Delco, (ii) reductions in the UPR Catalog rates or usage due to normal variations in business usage, and (iii) reductions in GM's annual

Confidential treatment has been requested by EDS for the indicated portions of this page.

          expenditures on new initiatives and application development. The above provisions of this sub-Section notwithstanding, cost reductions resulting from decreased usage of UPR Catalog items attributable to process improvements or other efforts of EDS and cost reductions resulting from the implementation of new initiatives and application developments shall be credited towards the achievement of the annual targets pursuant to this Section 4.2; provided, however, that such inclusion is in accordance with the guidelines and methodology established in Exhibit E hereto.

     (f) GM will allocate the annual cost reduction target amounts among the GM Major Sectors in North America (excluding Delco) roughly in proportion to their relative charges for base level MSA Services and will reflect the impact of the allocated cost reductions in the calendar year commitments of those GM Major Sectors. GM will consult with EDS in making these allocations. GM and EDS will each exert its good faith efforts to achieve each GM Major Sector's allocated target, and, on that basis, the parties agree that measurement of whether the structural cost reductions have been achieved will be made on a GM corporate basis taking into account over achievement of any particular GM Major Sector's target, as well as any shortfall. With respect to calendar year 1999, however, unless otherwise mutually agreed, the entire annual cost reduction target amount shall be allocated to NAO, and the achievement of such annual target shall be measured primarily on the net IT structural costs reductions achieved within NAO.

                   ARTICLE V.   MARKET TESTING AND RESOURCING
                   ------------------------------------------

5.1 Initial Market Testing and Resourcing by GMIO. During each of 1996 and 1997, GMIO may expose to competitive bidding MSA Services so long as the aggregate Bid Revenue associated with such MSA Services in each such year does not exceed $30 million. Following such competitive bidding, GMIO, at its discretion, may then source such MSA Services directly to third parties or to EDS. In this regard, GMIO shall utilize its reasonable best efforts to complete such competitive bidding process during each applicable year, but shall be allowed to complete the sourcing of MSA Services associated with such bidding in the following year without regard to the limitations in Section 5.2 hereof. The competitive bidding and the sourcing of MSA Services to third parties described above, shall be subject to the limitations and requirements set forth in this Section 5.1 and in
     Section 5.3 hereof. With respect to any competitive bid that satisfies the limitations on competitive bidding set forth in this Section 5.1 and subject only to the aggregate limitations on resourcing set forth in sub-
     Section 5.3(e) hereof, GMIO may accept any bid submitted in response to that competitive bid regardless of whether or not the amount of the accepted bid is greater or less than the Bid Revenue applicable to that competitive bid.

     (a) Excluded Services. In no event may GMIO expose to competitive bidding, or resource, pursuant to this Section 5.1 the following MSA
          Services:

          (1) Any information processing resources listed on Attachment A, as the same may be modified from time to time, to the Agreement for Global Information Processing Resource Pricing, entered into as of _____________, between GM Parent and EDS Parent.

          (2) Any other MSA Services which are subject to a specific pricing agreement entered into after February 1, 1996, so long as the pricing term applicable to such MSA Services continues in force.

     (b)  No Further Limitation.   Nothing in this Section 5.1 shall be
          construed as a limitation or constraint on GMIO's ability to participate in "Later Market Testing and Resourcing by GM" as contemplated in Section 5.2.

5.2 Later Market Testing and Resourcing by GM. During the time periods specified below, GM may expose MSA Services to competitive bidding and, at its discretion, may then source such MSA Services directly to third parties or to EDS, subject to the limitations and requirements set forth in this Section 5.2 and in
     Section 5.3 hereof.

     (a) Annual Limitations. During calendar year 1998 and each subsequent calendar year during the term of this MSA, GM may expose to competitive bidding MSA Services so long as the aggregate Bid Revenue associated with such MSA Services does not exceed the applicable percentage set forth below of the aggregate annual revenue paid to EDS by GM for MSA Services performed pursuant to this MSA and Service Agreements hereunder during the prior calendar year:

                              Calendar Year   Percentage
                              -------------   ----------

                                  1998           5.75%
                                  1999           6.125%
                                  2000           6.375%
                                  2001           2.6%
                                  2002           2.5%
                                  2003           2.5%
                                  2004           2.4%
                                2005-06          2.2%

          With respect to any competitive bid that satisfies the limitations on competitive bidding set forth in this sub-Section 5.2(a) and subject only to the aggregate limitations on resourcing set forth in sub-
          Section 5.3(e) hereof, GM may accept any bid submitted in response to that competitive bid regardless of whether or not the amount of the accepted bid is greater or less than the Bid Revenue applicable to that competitive bid.

     (b) Commencement. The competitive bidding of MSA Services allowed during any calendar year pursuant to this Section 5.2 may commence ninety
          (90) days prior to
          the first of that year, but no resourcing to third parties which results from such competitive bidding may be effective until the first of that year.

     (c) Excluded Services. In no event may GM expose to competitive bidding, or resource, the following MSA Services:

          (1) Any UPR Catalog items which are subject to a specific long-term contract (such as (i) the information processing resources listed on Attachment A, as the same may be modified from time to time, to the Agreement for Global Information Processing Resource Pricing, entered into as of ___________, between GM Parent and EDS Parent, and (ii) the communications products and services listed on Attachment A, as the same may be modified from time to time, to the Agreement for U. S. Communications Product and Service Pricing, entered into as of _______________, between GM Parent and EDS Parent), for so long as such specific contract continues in force.

          (2) Any other MSA Services which are subject to a specific pricing agreement entered into after February 1, 1996, so long as the pricing term applicable to such MSA Services continues in force. However, the exclusion set forth in this sub-Section 5.2(c)(2) will not apply to the MSA Services being provided pursuant to (i) the Service Agreement signed on __________, 1996, between EDS and Allison Transmission, (ii) the Service Agreement signed on __________, 1996, between EDS and GM of Canada, and (iii) the Service Agreement signed on __________, 1996, between EDS and GM de Mexico.

          The above provisions notwithstanding, but subject to the other limitations set forth in this Article V, during the final ninety (90) days of any such contract or pricing agreement referred to in this sub-Section 5.2(c), GM may commence competitive bidding of the MSA Services which are subject to that contract or pricing agreement, but no resourcing to third parties which results from such competitive bidding may be effective until the expiration of that contract or pricing agreement.

5.3 General Limitations and Requirements. The competitive bidding, and resourcing to third parties, of MSA Services by GM pursuant to Sections 5.1 and 5.2 hereof shall be subject to the following limitations and requirements:

     (a) Consultation. Prior to the commencement of any competitive bidding pursuant to this Article V, GM shall consult with EDS regarding the appropriateness and potential consequences of exposing any particular MSA Services to competitive bidding and will give due regard to the impact that such competitive bidding and any resulting resourcing may have upon EDS. In this regard, EDS shall be obligated consistent with sub-Section 5.3(h) hereof to promptly inform GM of any potential impairment of EDS' ability to perform MSA Services as a result of such resourcing to the extent EDS is then aware or reasonably should be aware of such potential impairment. The final decision to proceed with such competitive bidding and any resulting resourcing, however, shall at all times be retained by GM.

     (b) Estimate of Bid Revenue. Prior to the commencement of any competitive bid that GM may conduct pursuant to this Article V, GM will develop a good faith, reasonable estimate of the Bid Revenue associated with the MSA Services that will be subject to that competitive bid, based upon the amounts previously paid to EDS for those or similar MSA Services provided under comparable circumstances, the EDS rates for applicable resources then in effect, and other similar criteria. If GM so requests, EDS will assist GM in developing the Bid Revenue estimate and, in any event, GM will inform EDS of GM's proposed estimate of the Bid Revenue prior to the commencement of the competitive bid.

          Promptly after being informed of the proposed estimate, EDS will inform GM as to whether or not EDS is in agreement with the proposed estimate and, if not, the basis for EDS' disagreement. If EDS is not in agreement with the proposed estimate and GM so requests, EDS and GM will work together in good faith to resolve the differences.

     (c) Commencement of Competitive Bid. Upon finalization of GM's good faith, reasonable estimate of the Bid Revenue associated with the MSA Services that GM proposes to subject to a competitive bid pursuant to this Article V and notwithstanding any disagreement by EDS with that estimate, GM may proceed with the competitive bid for such MSA Services if the amount of such GM final estimate of the Bid Revenue for those MSA Services, when aggregated with the amounts of Bid Revenue associated with all other competitive bids previously commenced by GM during the applicable period, is less than the applicable initial or annual bidding limitation set forth in Section
          5.1 or 5.2 hereof.

     (d) Right to Bid. No MSA Services shall be resourced to third parties without the prior competitive bidding of such services in accordance with this Article V. EDS shall have the right to bid on any MSA Services exposed to competitive bidding pursuant to this Article V, and its bid shall be fairly evaluated by GM along with all other bids submitted by any third parties. In this regard, however, the exclusive right to select the successful bidder shall at all times be retained by GM.

     (e) Aggregate Limitations. Following any competitive bidding of any MSA Services allowed by this Article V, GM may source such MSA Services to the successful bidder, whether EDS or a third party; provided, however, that the amount of MSA Services which may be resourced to third parties by GM shall be subject to the following aggregate limitations:

          (1) Through calendar year 2000, in no single calendar year shall the aggregate amount paid to third parties by GM for MSA Services performed during that calendar year exceed fifteen percent (15%) of the aggregate amount of revenue paid to EDS by GM for MSA Services performed during the prior calendar year.

          (2) After calendar year 2000, in no single calendar year shall the aggregate amount paid to third parties by GM for MSA Services performed during that calendar year exceed twenty-five percent (25%) of the aggregate amount of revenue paid to EDS by GM for MSA Services performed during the prior calendar year.

          Commencing if and when GM resources any MSA Service to a third party, GM shall provide to EDS, promptly after the end of each calendar year during the remaining term of this MSA, a report of the amounts paid by GM to third parties for MSA Services during that year. In addition, upon request by EDS Parent, an annual special report shall be obtained by GM Parent from its independent certified public accounting firm expressing an opinion as to whether GM, for the then preceding year, was in compliance with the provisions of this Article V. Unless waived by GM Parent, EDS Parent shall reimburse GM Parent for the expenses incurred by GM Parent in obtaining any such special report.

     (f) Compliance with Limitations. GM shall not conduct competitive bidding of any MSA Service, or source any MSA Service as a result of such competitive bidding, if, at the time such bidding or sourcing would otherwise occur, it is reasonably to be expected that the effect of such bidding or sourcing would result in GM's exceeding any annual or aggregate limitation provided in this Article V. Subject to the foregoing, GM will not be required to cancel, renegotiate, or otherwise nullify any contract for MSA Services previously entered into with a third party in the event that any such limitation is reached or exceeded during the terms of those contracts.

     (g) Order of Precedence. The limitations set forth in this Article V shall supersede any different or inconsistent rights which GM may have pursuant to any Service Agreement, whether in effect as of or entered into after the Effective Date, to conduct competitive bidding of, or resource, any MSA Services, and GM Parent agrees that neither it nor any of its Contracting Parties worldwide will enforce any provision of any Service Agreement in a manner that would result in GM being in violation of this Article V.

     (h) Performance Excused. If, as a result of GM's resourcing of any MSA Service, EDS is prevented or materially impaired from performing any other MSA Services as a direct result of the performance or non-performance of the third party providing the resourced MSA Service, EDS will not be liable or otherwise held responsible for any failure in the performance of those other MSA Services for so long as and to the extent that EDS' performance is thus prevented or materially impaired, provided that EDS gives GM prompt notice that such situation is likely to occur as soon as EDS becomes aware or reasonably should have become aware of that potential. In any such event, EDS shall, upon GM's request, utilize its reasonable best efforts, in cooperation with GM and the applicable third party, to develop and implement suitable work around plans and any other actions that may be necessary to eliminate the prevention or impairment of EDS' performance of the MSA Services as expeditiously as reasonably possible. GM shall pay EDS for additional work associated with EDS' implementation of any such work around or related actions in accordance with the cost-plus pricing methodology set forth in Section A7.3 of Exhibit A hereto or as may be otherwise mutually agreed. In all such cases, EDS shall be obligated to utilize its reasonable best efforts to perform the MSA Services for which it is retaining responsibility regardless of the performance or non-performance of the third party providing the resourced MSA Service. For purposes of this sub-Section 5.3(h), EDS will be deemed "materially impaired" from performing any MSA Services if EDS is not able to perform such MSA Services without expending significant additional effort or expense.

     (i) Plant Floor Exclusion. If GM terminates the Plant Floor Systems Services Agreement, entered into as of _____________, 1996, between GM and EDS on or before the end of the Probationary Period (as defined in that agreement) as a result of a Material Failure (as defined in that agreement) by EDS, then GM may competitively bid and resource any plant floor services provided thereunder, other than any such plant floor services that, prior to the Effective Date, were mutually agreed by the parties to be within the scope of services described in Section
          1.3 of the Master Agreement, and such competitive bidding and resourcing shall not count against either the annual or the aggregate limitations on competitive bidding and resourcing set forth elsewhere in this Article V.

     (j) Assistance and Cooperation. EDS will fully cooperate as necessary to facilitate GM's exercise of the market testing rights under this
          Article V, including, without limitation, by providing to GM and designated third party vendors relevant information regarding the MSA Services being exposed to market testing. The above provision notwithstanding, EDS shall not be required to (i) provide any information relating to EDS' costs, or (ii) disclose any other bona fide EDS proprietary or trade secret information unless such other proprietary or trade secret information is required to understand GM's requirements and specifications and the recipient of such information has provided EDS with a confidentiality agreement regarding such information that is mutually acceptable to EDS and GM.

     (k) Transition Services. In the event that GM awards or resources any MSA Services to a third party pursuant to this Article V, then EDS shall provide reasonable transition services to GM and such third party in accordance with the provisions of Section A9.5 of Exhibit A hereto.

     (l) Cancellation Charges. In the event that, pursuant to this Article V, GM awards or sources, either to EDS or to a third party, any MSA Services pursuant to a competitive bid that (i) results in the cancellation of any MSA Services then being provided by EDS pursuant to a Project Service Agreement (as defined below) executed on or before February 1, 1996, or (ii) requires the disposition of any capital asset or the cancellation of any long-term lease acquired or entered into prior to February 1, 1996, then, in each such case, GM will pay to EDS any wind-down expenses and cancellation charges, determined in accordance with Section A9.4 of Exhibit A hereto, incurred by EDS in connection with the sourcing of such MSA Services. Except as provided in this sub-Section 5.3(l), EDS will not be entitled to wind-down expenses or cancellation charges pursuant to such Section A9.4 with respect to the bidding or sourcing of MSA Services pursuant to this Article V. For purposes of this sub-Section 5.3(l), the term "Project Service Agreement" shall mean a RISS, SDA, scope of work, or other Service Agreement for a specified set of MSA Services, but specifically excluding any GM Major Sector or similar "umbrella" type Service Agreement except to the extent such Service Agreement is utilized to authorize performance of a specified MSA Service without the creation of another Service Agreement.

                        ARTICLE VI.  GENERAL PROVISIONS
                        -------------------------------

6.1  Termination of MSA.  This MSA may be terminated as follows:

     (a) In the event either EDS Parent or GM Parent defaults in the performance of any of its duties or obligations that are material in the context of the overall relationship between GM and EDS (except for a default in payments to EDS) and fails to cure such default within forty-five (45) days after being given written notice specifying the default, or, with respect to those defaults which cannot reasonably be cured within forty-five (45) days, if the defaulting party fails to provide, promptly after being given written notice specifying the default, a specific written action plan for curing the default as expeditiously as reasonably possible, including a specified schedule for the action plan and a mutually agreed upon end date by which the action plan is to be completed and the default cured, and to proceed utilizing its reasonable best efforts to cure the default in accordance with and on the schedule specified in the action plan, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this MSA as of a date specified in such notice of termination. Additionally, in the event that the defaulting party fails to cure the default by the mutually agreed upon end date as set forth in the action plan, the party not in default may, by giving written notice thereof to the defaulting party, immediately terminate this MSA.

     (b) In the event GM defaults in the payment when due of any amount due to EDS that is material in the context of the overall relationship between GM and EDS and fails to cure such default within ten (10) days after being given written notice specifying the default, then the EDS Corporate Contract Manager may, by giving written notice thereof to GM, terminate this MSA as of a date specified in such notice of termination. Notwithstanding the foregoing, the EDS Corporate Contract Manager shall not be entitled to terminate this MSA for failure to pay any amount that is reasonably and in good faith disputed by GM if, within the ten (10) day period specified above, GM pays such disputed amount into an escrow account established at a mutually selected financial institution for that purpose. Upon resolution of the dispute, any portion of the disputed amount that is determined to be payable to EDS, together with interest earned thereon, will be promptly paid to EDS from the escrow account and any remaining amount in the escrow account will be paid to GM.

     (c) In the event that either party is unable to pay its debts generally as they come due or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other party hereto may, by giving written notice thereof to such party, terminate this MSA as of a date specified in such notice of termination.

     (d) In the event that a Change of Control (as defined in Exhibit F hereto) occurs, then GM Parent may terminate this MSA or any applicable Service Agreement in accordance with and subject to the provisions of Exhibit F hereto.

6.2 Insurance. EDS shall maintain, during the term hereof, all insurance and/or bonds required by law or mutually agreed to be reasonably required to protect GM's interests, including but not limited to: (1) Workers Compensation insurance as prescribed by the law of the jurisdiction(s) in which the applicable MSA Services are to be performed; (2) Employer's and Occupational Disease Liability insurances with limits of at least Five Million Dollars ($5,000,000) per occurrence; and (3) Comprehensive General Liability insurance (including products liability, personal injury, property damage or loss, and broad form contractual liability insurance or its equivalent with limits of Twenty-Five Million Dollars ($25,000,000) and, if the use of automobiles is required, Comprehensive Automobile Liability insurance with combined single limits of at least Ten Million Dollars ($10,000,000) for bodily injury, including death, and for property damage. EDS insurance policies shall be issued by reputable insurance company(ies) authorized to do business where the applicable MSA Services are to be performed. The above policies shall be primary in coverage to any other insurance or self insurance arrangements which may be available to GM. EDS shall be prepared, prior to the start of the applicable MSA Services to furnish, if requested by GM, certificates or adequate proof of the foregoing insurance, which insurance shall name GM Parent as an additional insured. Certificates furnished by EDS shall contain a clause stating that GM is to be notified in writing at least thirty (30) days prior to termination of, or any material change in, the policy. The purchase of insurance coverage and furnishing of certificates pursuant to this Section
     6.2 shall neither modify nor be in satisfaction of EDS' liability under this MSA or any Service Agreement.

6.3 Foreign Subsidiaries. GM Parent and EDS Parent have recommended and shall continue to recommend to their respective foreign subsidiaries (including second and lower tier subsidiaries and foreign branches of U.S. subsidiaries, including second and lower tier subsidiaries) that they enter into locally appropriate agreements for the provision of MSA Services in accordance with the principles set forth in the provisions of this MSA. GM Parent and EDS Parent each acknowledge and understand that their respective foreign subsidiaries are not parties to this MSA and will not be legally bound by the provisions of this MSA unless and until they agree to be so bound. However, during any period and to the extent that a locally appropriate Service Agreement for any such MSA Services is not then currently in effect, GM Parent and EDS Parent shall each remain obligated to the other for the performance of the respective obligations of GM and EDS stated herein.

6.4 Compliance with Advance Agreement. EDS and GM will continue to adhere to the practices in effect as of the Effective Date that have been agreed upon and put in place to carry out the provisions of the Advance Agreement, concerning EDS profit and unallowable costs included in GM Central Office allocations to the U.S. Government, that has been negotiated and agreed upon by GM Parent, EDS Parent, and the United States Defense Department; provided, however, that the parties' obligation to adhere to these practices will continue only for so long as and to the extent that EDS' charges to the GM Central Office are not accepted by the Defense Department as market-based prices, fully allowable for U.S. Government contract financial accounting purposes. In addition, for so long as the parties continue to adhere to the Advance Agreement as provided in the preceding sentence, EDS shall give GM an annual credit against EDS' charges to the GM Central Office in the amount of $115,000 per year. GM Parent and EDS Parent each agree to use all reasonable efforts to cause the Defense Department to accept EDS' charges to the GM Central Office as market-based prices as soon as feasible after the Effective Date.

6.5 Amendment or Modification. This MSA may be amended or modified upon mutual agreement of GM Parent and EDS Parent; provided, however, such amendment or modification shall only be effective if made in writing by the Corporate Contract Managers or other authorized representatives of GM Parent and EDS Parent.

6.6 Incorporation of Exhibit A. The provisions of Exhibit A hereto, except for and expressly excluding Section A9.3 thereof, are hereby incorporated into and made a part of this MSA for all purposes. Notwithstanding anything to the contrary in Exhibit A hereto, for purposes of these provisions as incorporated into this MSA (i) the Effective Date shall mean the Effective Date of this MSA, (ii) the Contracting Parties shall mean GM Parent and EDS Parent, and (iii) the Major Sector Contract Managers and the Unit Project Managers of the Contracting Parties shall mean the GM and EDS Corporate Contract Managers.

6.7 Prior Master Agreement. This MSA amends, restates and supersedes in its entirety the Master Agreement by and between GM and EDS and, effective as of the Effective Date, the Master Agreement is hereby terminated and replaced in all respects. However, any Service Agreement in effect as of the Effective Date will survive execution of this MSA, but GM Parent and EDS Parent shall, subject to Section 1.5 hereof, cause their respective Contracting Parties thereto to incorporate into that Service Agreement the provisions of Exhibit A to this MSA in lieu of the corresponding provisions of Exhibit A to the Master Agreement (with appropriate adjustments or exclusions necessary to accommodate differences between this MSA and the Master Agreement, subject to the provisions of Section A1.2 of Exhibit A hereto) as promptly as reasonably practicable. Without limiting the generality of the foregoing, GM Parent and EDS Parent shall, subject to
     Section 1.5 hereof, cause their respective Contracting Parties, in connection with their incorporating into any such Service Agreement the provisions of Exhibit A to this MSA, to make the following adjustments and exclusions to those provisions as incorporated into the Service Agreement:

     (a) GM Space. If the Contracting Parties did not expressly exclude Section A3.2(b) of Exhibit A to the Master Agreement from the Service Agreement, then the Service Agreement shall be amended to include such Section A3.2(b) as it may have been modified in the Service Agreement.

     (b) Time of Payment. If the payment terms applicable to the Service Agreement have been modified, either pursuant to Section 2.6 hereof or otherwise, so that such provisions are different from the provisions of Section A8.2 of Exhibit A to the Master Agreement, then the Service Agreement shall retain such modified payment terms in lieu of the payment terms provided in Section A8.2 of Exhibit A to this MSA. In no event, however, shall the payment terms applicable to any Service Agreement be less favorable to the GM Contracting Party thereto than the applicable payment terms described in Section 2.6 hereof.

     GM Parent and EDS Parent each agree that, unless otherwise expressly agreed by the Contracting Parties thereto in accordance with the provisions of Section A1.2 of Exhibit A hereto, no Service Agreement in effect as of the Effective Date will be enforced in a manner that is inconsistent with the provisions of this Section 6.7.

6.8 Governing Law. This MSA shall be governed by the laws of the State of Michigan without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed this MSA effective as of the Effective Date first above written.


GENERAL MOTORS CORPORATION    ELECTRONIC DATA SYSTEMS CORPORATION


By:                           By:
   -----------------------       -----------------------
Date:                         Date:
     ---------------------         ---------------------

                                   EXHIBIT A


                         STANDARD TERMS AND CONDITIONS

             RECOMMENDED FOR INCORPORATION INTO SERVICE AGREEMENTS
             -----------------------------------------------------

                               TABLE OF CONTENTS


ARTICLE A-I.  DEFINITIONS AND INTERPRETATION

    Section A1.1   Definitions...........................................   A-1
    Section A1.2   Interpretation........................................   A-5

ARTICLE A-II.  CONTRACT ADMINISTRATION AND REVIEW

    Section A2.1   Management and Administration.........................   A-6
    Section A2.2   Performance Review....................................   A-7

ARTICLE A-III.  GM ASSETS AND SPACE

    Section A3.1   GM Assets.............................................   A-7
    Section A3.2   GM Space..............................................   A-8

ARTICLE A-IV.  SOFTWARE AND INTELLECTUAL PROPERTY

    Section A4.1   Ownership of Software.................................   A-8
    Section A4.2   Software Rights and Licenses..........................  A-10
    Section A4.3   Changes and Upgrades to Software......................  A-15
    Section A4.4   Third Party Software Developers.......................  A-16
    Section A4.5   Intellectual Property.................................  A-16

ARTICLE A-V.  DATA PROTECTION AND AUDIT RIGHTS

    Section A5.1   GM Data...............................................  A-17
    Section A5.2   Safeguarding of GM Data...............................  A-18
    Section A5.3   Nondisclosure.........................................  A-18
    Section A5.4   Data Center Security..................................  A-19
    Section A5.5   Audit Rights..........................................  A-19

ARTICLE A-VI.  EMPLOYEES

    Section A6.1   EDS' Employees........................................  A-20
    Section A6.2   Notice to EDS' Employees..............................  A-20
    Section A6.3   Premise and Work Rules................................  A-21
    Section A6.4   Right of Access.......................................  A-21
    Section A6.5   Key EDS Employees for Critical Projects...............  A-21

ARTICLE A-VII.  EDS COMPENSATION

    Section A7.1   Uniform Published Rates...............................  A-22
    Section A7.2   Fixed Price Methodology...............................  A-24
    Section A7.3   Cost-Plus Pricing.....................................  A-26
    Section A7.4   Pricing Detail........................................  A-30
    Section A7.5   Tax Matters...........................................  A-31

ARTICLE A-VIII.    BILLING AND PAYMENT PROCEDURES

    Section A8.1   Billing Procedures....................................  A-33
    Section A8.2   Time of Payment.......................................  A-34

ARTICLE A-IX.  DISPUTES AND TERMINATION

    Section A9.1   Negotiation of Disputes...............................  A-36
    Section A9.2   Resolution of Disputes................................  A-36
    Section A9.3   Termination...........................................  A-37
    Section A9.4   Cancellation of Services and Cancellation Charges.....  A-38
    Section A9.5   Termination Assistance and Transition.................  A-41

ARTICLE A-X.  WARRANTIES

    Section A10.1  Software Warranty.....................................  A-44
    Section A10.2  Hardware Warranty.....................................  A-44
    Section A10.3  Pass-Through Warranties...............................  A-44
    Section A10.4  Survival of Warranties................................  A-45
    Section A10.5  Disclaimer of Warranties..............................  A-45

ARTICLE A-XI.  INDEMNITIES AND LIABILITY

    Section A11.1  Cross Indemnity.......................................  A-45
    Section A11.2  Proprietary Rights Indemnity..........................  A-46
    Section A11.3  Hardware Damage Indemnity.............................  A-46
    Section A11.4  Software License Indemnity............................  A-47
    Section A11.5  Limitation of Liability...............................  A-47

ARTICLE A-XII.  SPECIAL PROVISIONS RELATING TO MSA SERVICES

    Section A12.1  GM's IT Strategy and Architecture.....................  A-48
    Section A12.2  Competitiveness.......................................  A-48
    Section A12.3  Market Testing and Resourcing.........................  A-49
    Section A12.4  Co-Negotiation........................................  A-49
    Section A12.5  Use of Independent Auditors...........................  A-49

ARTICLE A-XIII.  MISCELLANEOUS

    Section A13.1  Binding Nature and Assignment.........................  A-50
    Section A13.2  Notices...............................................  A-50
    Section A13.3  Counterparts..........................................  A-51
    Section A13.4  Headings..............................................  A-51
    Section A13.5  Approvals and Similar Actions.........................  A-51
    Section A13.6  Force Majeure.........................................  A-51
    Section A13.7  Severability..........................................  A-52
    Section A13.8  Waiver................................................  A-52
    Section A13.9  Relationship of Parties...............................  A-52
    Section A13.10 Services for Others...................................  A-53
    Section A13.11 Hiring of Employees...................................  A-53
    Section A13.12 Compliance With Laws..................................  A-53
    Section A13.13 Media Releases........................................  A-53
    Section A13.14 Survival..............................................  A-54
    Section A13.15 Entire Agreement......................................  A-54
    Section A13.16 Amendment or Modification.............................  A-54
    Section A13.17 Good Faith and Fair Dealing...........................  A-54

                                   EXHIBIT A

                         STANDARD TERMS AND CONDITIONS
             RECOMMENDED FOR INCORPORATION INTO SERVICE AGREEMENTS
             -----------------------------------------------------

                  ARTICLE A-I. DEFINITIONS AND INTERPRETATION
                  -------------------------------------------

A1.1 Definitions. The following terms shall have the meanings set forth below wherever they are used in the provisions of this Exhibit A:

     (a) The term "Agreement" shall mean the agreement into which the provisions of this Exhibit A are incorporated.

     (b) The term "Contracting Party" shall mean (i) with respect to the MSA, GM Parent or EDS Parent, and (ii) with respect to any Service Agreement, the GM User Organization receiving MSA Services pursuant to the Service Agreement or the EDS Service Organization providing such MSA Services.

     (c) The term "Corporate Contract Manager" shall mean the individual designated by GM Parent or EDS Parent, respectively, pursuant to sub-
          Section 3.3(a) of the MSA.

     (d) The term "EDS" shall mean, collectively, EDS Parent and the entities and subsidiaries owned by EDS Parent. For purposes of this definition, an entity or subsidiary will be deemed to be "owned by EDS Parent" if EDS Parent, either directly or indirectly, (i) is the beneficial owner of more than 50% of the equity of that entity or subsidiary, or (ii) is the beneficial owner of more than 35% of the equity of, and has management control of, that entity or subsidiary.

     (e) The term "EDS Cost" shall mean the costs of EDS, calculated pursuant to sub-Section A7.3(b) hereof, in providing to GM the applicable MSA Services.

     (f) The term "EDS Major Sector" shall mean an EDS Service Organization designated by EDS from time to time to coordinate the provision of MSA Services by EDS to the GM User Organizations within a GM Major Sector.

     (g) The term "EDS Parent" shall mean Electronic Data Systems Corporation, a Delaware corporation.

     (h) The term "EDS Service Organization" shall mean any functional entity, division, subsidiary, department or group within EDS, including an EDS Major Sector, which has been or shall be formed to provide MSA Services to GM User Organizations.

     (i) The term "Effective Date" shall mean the date as of which the term of the Agreement commences or the provisions of the Agreement otherwise become effective.

     (j) The term "GM" shall mean, collectively, GM Parent and the entities and subsidiaries owned by GM Parent. For purposes of this definition, an entity or subsidiary will be deemed to be "owned by GM Parent" if GM Parent, either directly or indirectly, is the beneficial owner of:

          (1) More than 65% of the equity of, and has management control of, that entity or subsidiary and, as of August 1, 1995, EDS was providing services under the Master Agreement pursuant to a Service Agreement in support of the business operations of that entity or subsidiary.

          (2) 80% or more of the equity of that entity or subsidiary if, as of August 1, 1995, EDS was not providing services under the Master Agreement pursuant to a Service Agreement in support of the business operations of that entity or subsidiary.

     (k) The term "GM Assets" shall mean all GM fixed and related assets, other than Software and facilities, used in the performance of the MSA Services and transferred to the management and control of EDS as of January 1, 1985 or, by mutual agreement, at anytime thereafter.

     (l) The term "GM Central Office" shall mean the corporate headquarters of GM Parent.

     (m) The term "GM Major Sector" shall mean a GM User Organization designated by GM from time to time to coordinate the receipt of MSA Services from EDS by numerous GM User Organizations. As of the Effective Date of the MSA, the GM Major Sectors are listed in Exhibit B to the MSA.

     (n) The term "GM Parent" shall mean General Motors Corporation, a Delaware corporation.

     (o) The term "GM User Organization" shall mean any functional entity, division, subsidiary, department or group within GM, including a GM Major Sector, which has or shall have requirements for MSA Services applicable to that functional entity, division, subsidiary, department or group that the MSA provides are to be obtained from EDS.

     (p) The term "Hardware" shall mean computers and related equipment, including, but not limited to, central processing units and other processors, controllers, modems, communications and telecommunications equipment (voice, data and video), cables, storage devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the processing, input, output, storage, manipulation, communication, transmission and retrieval of information and data.

     (q) The term "Invoice" shall mean an invoice prepared by EDS for GM pursuant to the terms of the Agreement.

     (r) The term "IT" shall mean information technology consisting of computer and information processing and communications.

     (s) The term "Major Sector Contract Manager" shall mean the person designated by either the GM Major Sector having responsibility for the GM Contracting Party or the EDS Major Sector having responsibility for the EDS Contracting Party, as applicable, pursuant to sub-Section 3.3(b) of the MSA.

     (t) The term "Master Agreement" shall mean the Master Agreement, effective as of September 1, 1985, made and entered into by and between GM Parent and EDS Parent, as amended by the Addendum thereto dated May 29, 1987.

     (u) The term "MSA" shall mean the Master Service Agreement, effective as of _____________, 1996, made and entered into by and between GM Parent and EDS Parent.

     (v) The term "MSA Services" shall mean those services described in Section I of Exhibit C to the MSA.

     (w) The term "Service Agreement" shall mean any agreement, as provided for in Section 2.1 of the MSA, that is entered into between a GM User Organization and an EDS Service Organization for the provision of MSA Services to that GM User Organization, whether entered into before or after the Effective Date of the MSA.

     (x) The term "Site" or "Sites" shall mean the space within GM facilities or entire GM facilities utilized in the performance of MSA Services.

     (y) The term "Software " shall mean the source code and object code versions of any applications programs, operating system software, computer software languages, utilities and other computer programs, and documentation and supporting materials relating thereto, in whatever form or media, including, but not limited to, the tangible media upon which such applications programs, operating system software, computer software languages, utilities and other computer programs, and documentation and supporting materials relating thereto are recorded or printed, together with all corrections, improvements, updates and releases thereof.

     (z) The term "Unit Project Manager" shall mean the person designated by either Contracting Party pursuant to sub-Section 3.3(c) of the MSA.

     Other terms used in this Exhibit A are defined in the context in which they are used and, unless otherwise specified herein, shall have the meanings there indicated wherever they are used in this Exhibit A.

A1.2 Interpretation.  Unless expressly modified or excluded therefrom, the provisions of this Exhibit A shall be deemed incorporated into the Agreement and shall supersede and prevail over any conflicting or inconsistent provisions of the Agreement, unless expressly provided otherwise under the Agreement by:

     (a) Mutual agreement of the Corporate Contract Managers with respect to the provisions of Sections A1.1, A1.2, and A8.2 and Articles A-IX and A-XII.

     (b) Mutual agreement of the Major Sector Contract Managers with respect to the provisions of Articles A-IV, A-V, A-X, A-XI, and A-XIII.

     (c) Mutual agreement of the Unit Project Managers with respect to the remaining provisions of this Exhibit A.

     The GM Contracting Party and the EDS Contracting Party with respect to the Agreement shall be responsible for the performance of the obligations of GM and EDS, respectively, under the Agreement.

               ARTICLE A-II. CONTRACT ADMINISTRATION AND REVIEW
               ------------------------------------------------

A2.1 Management and Administration.  The Unit Project Manager for each
     Contracting Party, as designated pursuant to sub-Section 3.3(c) of the MSA, under the supervision of the applicable Major Sector Contract Manager, shall:

     (a) Be responsible for the implementation, management and enforcement of the Agreement on behalf of the Contracting Party.

     (b) Supervise performance of that Contracting Party's obligations under the Agreement.

     (c) Have principal responsibility to resolve disputes between the GM and EDS Contracting Parties.

     (d) Ensure that the policies and procedures established with respect to the Agreement are consistent with the policies and procedures of general applicability established by the applicable Corporate Contract Manager or Major Sector Contract Manager.

     Each Major Sector Contract Manager or Unit Project Manager may delegate any of his or her authority to a designated representative by notifying the other Major Sector Contract Manager or Unit Project Manager of the designated representative to whom such authority is delegated and the extent of the authority delegated, which notice shall be confirmed in writing if requested by the other Major Sector Contract Manager or Unit Project Manager. Each Contracting Party shall be entitled to rely upon instructions received from the Major Sector Contract Manager or Unit Project Manager for the other Contracting Party with respect to all matters relating to the Agreement and upon instructions received from any designated representative of the Major Sector Contract Manager or Unit Project Manager for the other Contracting Party with respect to the MSA Services and areas for which such designated representative is responsible and each Major Sector Contract Manager or Unit Project Manager and designated representative thereof shall make himself or herself reasonably available for such purpose.

A2.2 Performance Review.  The GM and EDS Major Sector Contract Managers and Unit
     Project Managers for the Contracting Parties shall meet as often as shall reasonably be requested by either Contracting Party to review the performance of the EDS and GM Contracting Parties under the Agreement. Written minutes of such meetings may be kept.

                      ARTICLE A-III. GM ASSETS AND SPACE
                      ----------------------------------

A3.1 GM Assets. Commencing on the Effective Date, during the term of the Agreement, GM shall provide the GM Assets used in the performance of the MSA Services to EDS for EDS' use as provided herein.

     (a) All GM Assets owned, leased or otherwise held by GM during the term of this Agreement shall at all times remain the property of GM.

     (b) EDS will have access to and use of the GM Assets and such ability to manage the GM Assets as may be necessary or appropriate to enable EDS to properly perform its obligations pursuant to the Agreement. Unless otherwise mutually agreed, on a monthly basis, EDS will (i) pay on behalf of GM to any third party, pursuant to the terms of any agreements therefor, or (ii) reimburse GM for, the actual costs, including depreciation, incurred by GM in connection with such GM Assets.

     (c) As and when such GM Assets are no longer required for the MSA Services, EDS will arrange for the sale or disposal of such GM Assets on such terms as EDS determines to be advantageous using the same efforts as EDS uses with respect to its own similar assets and will advise GM of those terms. Upon GM's approval, EDS will sell or dispose of such GM Assets on the terms approved by GM and will forward to GM all proceeds of such sale or disposal. In the event GM does not approve of the proposed terms of sale, EDS shall return such GM Assets to GM.

A3.2 GM Space.  Commencing on the Effective Date:

     (a) EDS will have access to and use of the space at all Sites utilized in the performance of MSA Services; and EDS shall have such right of access to the GM facilities in which such Sites are located as is appropriate to its responsibilities hereunder upon compliance with all GM security and safety policies of general applicability in effect at such facilities.

     (b) Unless otherwise mutually agreed, such space and related facilities, utilities and services will be provided by GM at no cost to EDS and will be consistent with that provided at the Sites for employees of EDS performing MSA Services as of the Effective Date or as otherwise reasonably required by EDS. EDS shall comply with the terms of GM's lease for such space to the extent that such terms are made known to the EDS Contracting Party and are applicable to the EDS Contracting Party's use of such space and shall indemnify GM from and against all claims, losses or damages arising out of EDS noncompliance with such terms.

                ARTICLE A-IV. SOFTWARE AND INTELLECTUAL PROPERTY
                ------------------------------------------------

A4.1 Ownership of Software. GM and EDS agree that ownership of Software shall be as follows:

     (a) "GM Software" shall mean all Software owned, developed, leased, licensed, or acquired by GM and used by EDS in providing MSA Services to GM under the Agreement, but not including any Developed Software, EDS Restricted Software,

          Software Development Tools, or Third Party Software. As between GM and EDS, the GM Software shall be owned by and be the property of GM.

     (b) "Developed Software" shall mean all Software developed by EDS, and EDS agents or subcontractors, pursuant to the Agreement, including all Software modifications and Software derivatives thereto, but not including any Software that the parties have agreed or may agree will be used to service other EDS customers in a service bureau environment or on a multiple customer product or platform basis. The Developed Software shall be owned by and be the property of GM. EDS hereby assigns to GM the copyright in the Developed Software and agrees to execute such documents as may be reasonably necessary to effect this assignment.

     (c) "EDS Restricted Software" shall mean all Software transferred to EDS by GM pursuant to the Master Agreement and all Software developed or acquired by EDS for GM under the Master Agreement. As between GM and EDS, the EDS Restricted Software shall be owned by and be the property of EDS.

     (d) "Software Development Tools" shall mean all software development tools utilized by EDS in creating Developed Software and not otherwise embodied in such Developed Software. As between GM and EDS, the Software Development Tools shall be owned by and be the property of EDS.

     (e) "EDS Software" shall mean all Software (i) owned by EDS as of the effective date of the MSA or which EDS acquires ownership of after the effective date of the MSA and which is used in connection with the MSA Services performed under the Agreement, and/or (ii) developed by or on behalf of EDS after the effective date of the MSA for use in connection with the MSA Services performed under the Agreement, but not including, in either case, any Developed Software,

          EDS Restricted Software, Software Development Tools, or Third Party Software. The EDS Software shall be owned by and be the property of EDS.

     (f) "Third Party Software" shall mean all Software owned by a third party that is licensed or leased from the third party by EDS, either in its own name or in the name of GM, which is or will be used in the performance of or in connection with the MSA Services performed under the Agreement. All Third Party Software acquired primarily for use by EDS in providing MSA Services to GM under the Agreement shall be acquired in the name of GM, with EDS having access to and the right to use such Software to the extent necessary to perform the MSA Services pursuant to the Agreement.

A4.2 Software Rights and Licenses. GM and EDS agree to license Software as follows:

     (a)  GM Software.

          (1) GM grants to EDS a world-wide, non-exclusive, non-transferable, fully paid, royalty-free license, with right to sublicense to the extent permitted under third party license agreements, to use GM Software for the limited purpose of providing MSA Services pursuant to the Agreement. The license granted to EDS herein includes the right to modify the licensed GM Software and to develop software derivatives of or interfacing with the licensed GM Software for the limited purpose as set forth herein.

          (2) In the event GM ceases to obtain all or a portion of the MSA Services from EDS including upon the expiration or termination of the Agreement, for any reason, the related license to the GM Software granted under sub-Section A4.2(a)(1) hereof to EDS, and any sublicense to such GM Software granted by EDS to any third party, shall terminate to the extent such GM Software is used for such ceased MSA Services, and EDS shall

               (i) deliver cost-free to GM a current copy of such GM Software in the form in use as of the cessation of such MSA Services, and
               (ii) unless such GM Software is the subject of a further license granted under sub-Section A4.2(a)(1) hereof, promptly destroy or erase all other copies of such GM Software in its possession, except for copies retained by EDS for archival purposes only.

     (b)  Developed Software.

          (1) GM grants to EDS a world-wide, non-exclusive, non-transferable, fully paid, royalty-free license, with right to sublicense, to use Developed Software for the limited purpose of providing MSA Services pursuant to the Agreement. The license granted to EDS herein includes the right to modify the licensed Developed Software and to develop software derivatives of or interfacing with the licensed Developed Software for the limited purpose as set forth herein.

          (2) In the event GM ceases to obtain all or a portion of the MSA Services from EDS, including upon the expiration or termination of the Agreement, for any reason, the related license to any Developed Software granted under sub-Section A4.2(b)(1) hereof to EDS, and any sublicense to such Developed Software granted by EDS to any third party, shall terminate to the extent such Developed Software is used for such ceased MSA Services, and EDS shall (i) deliver cost-free to GM a current copy of such Developed Software in the form in use as of the cessation of MSA Services, and (ii) unless such Developed Software is the subject of a further license granted under sub-Section A4.2(b)(1) or A4.2(b)(3) hereof, promptly destroy or erase all other copies of such Developed Software in its possession, except for copies retained by EDS for archival purposes only.

          (3) In response to a request from EDS to license specified Developed Software to use such Developed Software for the benefit of a third party or to otherwise commercially exploit such Developed Software, the parties shall in good faith determine restrictions, if any, required to maintain the confidentiality of GM's proprietary information [Confidential information has been omitted.] including restrictions on delay of distribution of the specified Developed Software [Confidential information has been omitted.] GM shall license the specified Developed Software subject to the determined restrictions [Confidential information has been omitted.]

     (c)  EDS Restricted Software.

          (1) EDS grants to GM a world-wide, non-exclusive, non-transferable, fully paid, royalty-free, perpetual license, with right to sublicense, solely for GM business activities, to use, modify, enhance, develop software derivatives and interfaces, reproduce, and distribute all EDS Restricted Software used in connection with the MSA Services performed under the Agreement.

          (2) EDS shall not use EDS Restricted Software for the benefit of a third party, or sell or sublicense such Software to a third party (other than to provide MSA Services to GM), without (i) the parties first agreeing to restrictions, if any, required to maintain the confidentiality of GM's proprietary information [Confidential information has been omitted.] and (ii) [Confidential information has been omitted.]

Confidential treatment has been requested by EDS for the indicated portions of this page.

               [Confidential information has been omitted.] Notwithstanding the foregoing, EDS may continue to exercise such rights in the EDS Restricted Software following the effective date of the MSA to the extent previously agreed to between GM and EDS.

     (d) EDS Software. In the event GM shall at any time be properly entitled, in accordance with the provisions of the MSA, to cease obtaining any MSA Services from EDS and to commence performing such MSA Services for itself or to obtain such MSA Services from a third party service provider and shall elect to do so, then, if GM so requests in writing, GM shall have, effective as of that time, a perpetual, irrevocable (except in the event of a breach of the license herein), world-wide, non-transferable, non-exclusive, fully paid, royalty-free license to use, operate, maintain, copy, modify, create derivative works for use of GM, and sublicense (as expressly provided in sub-Section A4.2(d)(4) hereof) the application programs, documentation, and any other materials that the Contracting Parties determine is necessary, of any EDS Software then being used by EDS in providing the MSA Services to GM and as to which EDS is entitled to grant such a license (such application programs, documentation, and other materials being hereinafter referred to as the "Licensed Software"), subject to the following terms and conditions:

          (1) Except with the prior written consent of EDS or to the extent required by natural disaster or similar emergency, the Licensed Software shall not be operated, directly or indirectly (i) by persons other than bona fide employees of GM or an authorized third party, or (ii) on equipment that is not under the control of GM or an authorized third party. For purposes of this sub-Section A4.2(d)(1), an "authorized third party" shall mean (x) a third party provider of data processing services or other supplier of services to GM to the extent such supplier requires access to the Licensed Software in connection with the services being provided to GM, or (y) any

Confidential treatment has been requested by EDS for the indicated portions of this page.

               other third party (including dealers authorized to sell and service GM vehicles) to the extent such third party requires access to the Licensed Software in connection with the internal business purposes of GM; provided, however, that any such authorized third party shall have entered into an agreement with EDS to comply with the provisions of this sub-Section A4.2(d) and to not use the Licensed Software to compete in any manner, direct or indirect, with EDS.

          (2) Except with the prior written consent of EDS, the Licensed Software shall be utilized only to support GM's business activities.

          (3) GM shall keep the Licensed Software confidential, shall not at any time allow the Licensed Software, or any of the various components thereof or any modifications thereto, to be disclosed to third parties, sold, assigned, leased or commercially exploited or marketed in any way, with or without charge, by GM or its employees or agents and, except to the extent required for normal operation of the Licensed Software as permitted herein, shall not permit the Licensed Software to be copied or reproduced, in whole or in part, by any person, firm or corporation, at any time.

          (4) GM may sublicense Licensed Software only to entities acquiring all or any part of the business of GM. In the event such a sublicense is granted, GM shall notify EDS and provide EDS with a copy of any such sublicense. The sublicense shall limit use of the Licensed Software to use in the business acquired, shall be under terms no less restrictive than those set forth in this sub-Section A4.2(d) and shall provide that EDS is an intended third party beneficiary thereof.

          With the granting of the license to GM hereunder, EDS shall promptly provide GM with a copy of the Licensed Software in the form being used to provide MSA Services at the time such license becomes effective.

     (e) Third Party Software. In the event GM ceases to obtain all or a portion of the MSA Services from EDS in any situation where GM is entitled to commence performing such MSA Services for itself or to obtain such MSA Services from a third party service provider, then, with respect to any Third Party Software then being used by EDS in providing such MSA Services to GM, other than any such Third Party Software acquired in GM's name, EDS shall either (i) grant GM a non-exclusive, non-transferable, sublicense with right to sublicense for GM business activities to use, modify, and enhance such Third Party Software to the extent permitted by any applicable third party agreements and subject to the provisions of sub-Section A9.5(e) of this Exhibit A, or (ii) assist GM in obtaining from the applicable third party a non-exclusive, non-transferable license with right to sublicense for GM business activities to use, modify, and enhance such Third Party Software. Notwithstanding the foregoing, in a situation where GM is ceasing to obtain all or a portion of the MSA Services from EDS as a result of resourcing such MSA Services to a third party pursuant to Article V of the MSA, EDS shall not be required to grant GM a sublicense to any Third Party Software then being used by EDS in providing such MSA Services if and to the extent that such Third Party Software is commercially available to such third party. With the granting by EDS of a sublicense to GM hereunder, EDS shall promptly provide GM with a copy of such Third Party Software in the form being used to provide MSA Services at the time such sublicense becomes effective.

A4.3 Changes and Upgrades to Software. Except as may be approved by GM, EDS shall not make any changes or modifications to any Software then being used by EDS in providing MSA Services to GM that would adversely materially alter the functionality of the Software or any associated Hardware or materially degrade the performance of the

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

     Software or any associated Hardware, except as may be necessary on a temporary basis to maintain the continuity of the MSA Services being provided under the Agreements.

A4.4 Third Party Software Developers. EDS shall fully cooperate with GM's third party Software developers and upon GM's request, provide such third party Software developers with all pertinent interface requirements for applicable EDS Software, [Confidential information has been omitted.] and, to the extent permitted by the applicable license agreements, Third Party Software. EDS shall not be required to provide such interface requirements [Confidential information has been omitted.] to a third party Software developer unless EDS and the third party Software developer first enter into a confidentiality agreement with respect to such interface requirements. GM shall not request disclosure of such interface requirements [Confidential information has been omitted.] to any third party, except as required for normal operation of any licensed EDS Software for GM business activities.

A4.5 Intellectual Property. GM and EDS agree that intellectual property shall be treated as follows:

     (a) "Intellectual Property" or "IP" shall mean inventions, designs, mask works, and works of authorship, as those terms are understood under United States law, conceived or fixed in tangible form by EDS pursuant to work done under the Agreement. IP shall not include general skill and knowledge of an EDS employee resulting from that employee's work under the Agreement.

     (b) EDS shall own all IP that relates to computer system implementation, data processing and data communications ("EDS IP"). All other IP not comprising EDS IP, including all IP that relates to core business operations of GM and the GM Major Sectors (collectively, "GM IP"), shall be owned by GM. EDS IP shall not include copyright in any Developed Software.

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     (c)  GM and EDS shall each disclose promptly to the other sufficient information to enable the other, at its cost, to protect its IP and, in connection therewith, shall execute such documents or take such other actions as may be reasonably required to enable the other to file applications, to obtain patents and to otherwise perfect its IP rights granted hereunder.

     (d) GM and EDS shall each grant to the other a license, with no right to sublicense, to make, have made, use, have used, sell and have sold under the granting party's IP for the other's internal business activities. To the extent EDS desires to use this license for the benefit of a third party or to otherwise commercially exploit the rights granted, [Confidential information has been omitted.]

                 ARTICLE A-V. DATA PROTECTION AND AUDIT RIGHTS
                 ---------------------------------------------

A5.1 GM Data. GM Contracting Party data shall be and remain GM's property and, upon the expiration or termination of the Agreement for any reason or, with respect to any particular data, on such earlier date that the same shall be no longer required by the EDS Contracting Party in order to render MSA Services under the Agreement, all copies of such data shall, upon prior notice to the GM Contracting Party, be either, at the election of the GM Contracting Party, (i) deleted from the data files maintained by the EDS Contracting Party or (ii) returned to the GM Contracting Party by the EDS Contracting Party. GM Contracting Party data shall not be utilized by the EDS Contracting Party for any purpose other than that of rendering services to the GM Contracting Party nor shall GM Contracting Party data or any part thereof be disclosed, sold, assigned, leased or otherwise disposed of to third parties by the EDS Contracting Party or commercially exploited by or on behalf of the EDS Contracting Party, its employees or agents. The EDS Contracting Party agrees that GM Contracting Party data is the valuable property of GM and that violation in any

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     material respect of any provision of this Section A5.1 could cause GM irreparable injury for which it would not have an adequate remedy at law.

A5.2 Safeguarding of GM Data. The EDS Contracting Party will establish and maintain safeguards against the destruction, loss or alteration of GM Contracting Party data in the possession of the EDS Contracting Party, which safeguards shall be, unless otherwise mutually agreed upon between the Contracting Parties, no less rigorous than those which were in effect, or which EDS was contractually obligated to have in effect, as of the Effective Date. In the event that additional safeguards for GM Contracting Party data are reasonably requested by the GM Contracting Party (e.g., in the event GM sells or otherwise divests a part of the business of the GM Contracting Party) and upon mutual agreement as to reasonable charges therefor, the EDS Contracting Party shall provide such additional safeguards and the GM Contracting Party shall pay the EDS Contracting Party such reasonable charges therefor as are mutually agreed to. The EDS Contracting Party shall promptly notify the GM Contracting Party of any information the EDS Contracting Party obtains as to any unauthorized possession, use or disclosure of any GM Contracting Party data in the possession of the EDS Contracting Party and will cooperate with the GM Contracting Party in preventing any further unauthorized possession, use or disclosure of such GM Contracting Party data and in instituting appropriate legal proceedings relating to such unauthorized possession, use or disclosure of GM Contracting Party data. The GM Contracting Party shall have the right to establish backup security for data and to keep backup data and data files in its possession if it so chooses; provided, however, that the EDS Contracting Party will have the access to such backup data and data files as is reasonably required by the EDS Contracting Party, subject to the GM Contracting Party security restrictions, if any.

A5.3 Nondisclosure. The EDS Contracting Party and the GM Contracting Party each acknowledge that it shall have access to information, technology, know how, procedures, processes or other information ("Information") which the other deems confidential, the disclosure of which could result in irreparable harm to the other. The EDS Contracting

     Party and the GM Contracting Party each hereby agrees that all Information communicated to it, whether before or after the Effective Date, shall be and was received in strict confidence, shall be used only in connection with the performance of the MSA Services requested hereunder by the GM Contracting Party, and that no such Information shall be disclosed by it except with the express written consent of the Major Sector Contract Manager of the other. In addition, the EDS Contracting Party and the GM Contracting Party shall each comply with all applicable data protection and similar laws and regulations. This provision shall survive termination of the Agreement for any reason.

A5.4 Data Center Security. The EDS Contracting Party will perform security procedures at any data center or information processing center where MSA Services are performed by the EDS Contracting Party for the GM Contracting Party, which security procedures shall be, unless otherwise mutually agreed upon between the Contracting Parties, no less rigorous than those which were in effect, or which EDS was contractually obligated to have in effect, as of the Effective Date. In the event that additional security procedures are reasonably requested by the GM Contracting Party (e.g., in the event GM sells or otherwise divests of a part of the business of the GM Contracting Party) and upon mutual agreement as to reasonable charges therefor, the EDS Contracting Party shall perform such additional security procedures and the GM Contracting Party shall pay the EDS Contracting Party such reasonable charges therefor as are mutually agreed to. Except as otherwise provided in the Agreement, the GM Contracting Party personnel shall not operate the equipment and systems to be utilized by the EDS Contracting Party under the Agreement and shall not enter any room where any such equipment and systems may be located or assist the EDS Contracting Party in any manner therein without the prior consent of the EDS Contracting Party, which will not be unreasonably withheld.

A5.5 Audit Rights. The EDS Contracting Party will provide such auditors or inspectors as the GM Contracting Party may from time to time designate in writing with reasonable access to any data center or information processing center from which the EDS Contracting Party is performing MSA Services under the Agreement for the limited purpose of performing

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

     audits or inspections of the GM Contracting Party and will provide to such auditors or inspectors any assistance that they may reasonably require. The GM Contracting Party shall also have the right to audit the documentation, security and integrity of GM Contracting Party data being maintained by the EDS Contracting Party hereunder at such times as will not unreasonably interfere with the EDS Contracting Party's ability to perform its obligations hereunder. In addition, whenever a government audit of any GM User Organization is required, EDS will allow the government to audit EDS' books and records as required to verify EDS charges to that GM User Organization and shall cooperate to the extent necessary to support the government's audit. If EDS is required to provide any services, other than of a routine nature, in connection with any such audit or inspection, then GM shall pay EDS for the resources utilized in providing such services at the standard EDS rates generally applicable to GM or at such other rates as the parties may negotiate and agree upon at that time.

                            ARTICLE A-VI. EMPLOYEES
                            -----------------------

A6.1 EDS' Employees. The staff provided by EDS to perform the MSA Services shall be suitably trained and have the skill sets necessary to perform the MSA Services. All persons utilized by EDS in performing the MSA Services shall be considered solely EDS' employees or agents and EDS shall be responsible for compliance with all laws, rules, and regulations involving, but not limited to, employment of labor, hours of labor, working conditions, payment of wages, and payment of taxes, such as unemployment, social security and other payroll taxes, including applicable contributions from such persons when required by law and GM shall have no responsibility in relation thereto. With respect to such personnel, EDS shall have sole responsibility for supervision, daily direction and control of the work by its employees.

A6.2 Notice to EDS' Employees. To the extent applicable to the performance of their duties, the EDS Contracting Party shall notify its employees of, and require its employees to comply

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

     with, the nondisclosure, marketing restrictions, security obligations and other similar requirements of EDS set forth in the Agreement.

A6.3 Premise and Work Rules.  Both EDS Contracting Party and GM Contracting
     Party employees, subcontractors and agents while on the premises of the other, shall comply with all rules, regulations, and labor agreements regarding personnel and professional conduct that are generally applicable to personnel at that location, including, where required by U.S. Government regulations, submission of satisfactory clearance from the U.S. Department of Defense and other federal authorities concerned.

A6.4 Right of Access.  Both the EDS Contracting Party and the GM Contracting
     Party shall permit reasonable access, upon prior notice, to the other's facilities in connection with MSA Services performed hereunder. No charge shall be made for such access.

A6.5 Key EDS Employees for Critical Projects. With respect to each project being supported by the EDS Contracting Party pursuant to the Agreement that the GM and EDS Major Sector Contract Managers jointly identify as a critical project with respect to which the continuity of key personnel is especially important for the success of the project (a "Critical Project"), the Contracting Parties agree as follows:

     (a) The Unit Project Managers may jointly identify those EDS employees (the "Key Employees") providing dedicated support for that Critical Project that are key to the completion of that Critical Project. No more than 10% of the total number of EDS employees providing dedicated support for that Critical Project may be designated as Key Employees except by mutual agreement of the Contracting Parties. The above provision notwithstanding, the number of Key Employees on any Critical Project shall not be less than one (1).

     (b) For a period of [Confidential information has been omitted.] or the duration of the applicable Critical Project, whichever is shorter, EDS will not reassign any Key Employee for that Critical

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          Project except with the GM Contracting Party's consent, which will not be unreasonably withheld, unless the employee voluntarily resigns from EDS' employment, is dismissed from EDS' employment for cause, fails to properly perform his or her duties in the reasonable judgment of EDS, or is unable to work as a result of death or disability.

     (c) In the event any Key Employee is reassigned or otherwise removed from a Critical Project before his or her service for that Critical Project is completed, EDS shall promptly assign an appropriate replacement who shall thereafter be designated as a Key Employee. Additionally, upon mutual agreement of the Unit Project Managers, in appropriate situations, in order to ensure a smooth transition between such Key Employees, the parties shall jointly agree upon an appropriate overlap period where both the Key Employee being reassigned or removed and the replacement Key Employee are assigned to the Critical Project. In this regard, the Unit Project Managers shall mutually agree upon the financial considerations, if any, associated with the aforementioned overlap period in a manner consistent with the underlying agreement for the Critical Project.

     (d) For a period of [Confidential information has been omitted.] following completion of a Key Employee's participation in a Critical Project, EDS will [Confidential information has been omitted.]

                        ARTICLE A-VII. EDS COMPENSATION
                        -------------------------------

A7.1 Uniform Published Rates. With respect to any MSA Services for which EDS is to be compensated on the basis of Uniform Published Rates (as defined below), including UPR Items (as defined below) for which the Agreement does not specify an alternative method of compensation (except with respect to personnel UPR Items as provided in sub-Section

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     A7.1(b)(2) hereof), GM will compensate EDS for the resources utilized or managed by EDS in the performance of those MSA Services as set forth below.

     (a) The provisions of this Section A7.1 are applicable to "off-the-shelf" commercially available items to be acquired in significant quantities ("UPR Items"), such as [Confidential information has been omitted.] and other similar goods and services, (i) for which then-current prices and rates, including lease rates for use where appropriate, (the "Uniform Published Rates") have been proposed by EDS and approved by GM Parent, and (ii) which the parties mutually agree to list, together with the applicable Uniform Published Rates, in a catalog (the "UPR Catalog") published by GM Parent. GM Parent and EDS Parent will mutually agree upon a competitive assessment process which will assist GM Parent and EDS Parent in mutually agreeing upon the Uniform Published Rates. Except to the extent otherwise mutually agreed by GM Parent and EDS Parent, the Uniform Published Rates shall be established for and remain in effect during each calendar year, subject to market condition changes which render such rates non-competitive. Except to the extent otherwise mutually agreed by GM Parent and EDS Parent, a Catalog of Uniform Published Rates may be established in each country outside the United States by mutual agreement of the local Contracting Parties.

     (b) The Uniform Published Rates will be utilized according to the following provisions:

          (1) Except to the extent that the Contracting Parties may otherwise mutually agree, the GM Contracting Party will compensate EDS for all non-

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               personnel UPR Items at the then-current Uniform Published Rates for such UPR Items.

          (2) To the extent that the Contracting Parties mutually agree, for projects which are of a short-term, limited scope nature (e.g., studies or project start-up MSA Services where the scope of services to be performed is unknown or difficult to specify) and when personnel resources in connection with such projects are to be provided on a time and materials basis, the GM Contracting Party will compensate the EDS Contracting Party for such personnel resources as UPR Items at the then-current Uniform Published Rates for such UPR Items.

          In addition to the foregoing, (i) the GM Contracting Party will reimburse EDS for the actual cost of sales, use and similar taxes, any specific travel, freight to the GM destination, and similar out-of-pocket expenses incurred by EDS as a direct result of providing the UPR Items to the GM Contracting Party (at the express request or with the prior approval of the GM Contracting Party) in connection with the UPR Items for which EDS is compensated pursuant to this Section A7.1, and (ii) the GM Contracting Party will pay EDS for any installation, maintenance, or training services required by the GM Contracting Party and related to such UPR Items at the rates therefor set forth in the UPR Catalog or, to the extent that such rates are not set forth in the UPR Catalog, at rates to be negotiated and agreed upon by the Contracting Parties.

A7.2 Fixed Price Methodology. The fixed price methodology may be used in instances where the scope of work and deliverables can be well-defined and the pricing and terms are mutually agreed by the Contracting Parties. Included in the definition of fixed price methodology are fixed unit or transaction-based pricing. Examples of instances in which the fixed price methodology may be used include systems maintenance and operations, systems integration projects performed on a turnkey basis, unit prices for GMAC loan

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     applications, transaction pricing for transactions processed against employee benefit eligibility files, and fixed pricing for new systems development based on a defined scope of work. With respect to any MSA Services for which EDS is to be compensated pursuant to a fixed price methodology, the following provisions shall be applicable:

     (a) GM shall pay, or reimburse EDS for, the reasonable out-of-pocket expenses, including, but not limited to, travel and travel-related expenses, incurred by EDS in connection with the performance of the Agreement at the express request or with the prior approval of the GM Contracting Party.

     (b) In the event that the GM Contracting Party relocates any of its business premises being provided MSA Services by EDS under the Agreement or establishes any additional business premises which shall require MSA Services, GM shall reimburse EDS for any expenses reasonably incurred by EDS as a result thereof.

     (c) GM shall pay the reasonable charges of EDS for any reruns in excess of the level reasonably expected that are necessitated by incorrect or incomplete data or erroneous instructions supplied to EDS by the GM Contracting Party and for correction of programming, operator and other processing errors caused by the GM Contracting Party, its employees or agents. EDS shall perform, at no cost to GM, any reruns resulting from the acts or omissions of EDS, its employees or agents.

     (d) If, during the term of the Agreement, the Index (as defined below) at any anniversary of the Effective Date (the "Current Index") is higher than the Index one year prior thereto (the "Base Index"), then, effective as of such anniversary, all monetary amounts then payable to EDS pursuant to the Agreement, as previously adjusted pursuant to this sub-Section A7.2(d), shall be increased thereafter by [Confidential information has been omitted.] Current Index [Confidential information has been omitted.] Base Index. For purposes of this sub-Section A7.2(d), (i) with respect to amounts payable to EDS in the United States, the term "Index" shall mean the

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          Consumer Price Index for All Urban Consumers, U.S. City Average, for
          All Items (1982-84=100), as published by the Bureau of Labor Statistics of the Department of Labor, and (ii) with respect to amounts payable to EDS in any other country, the term "Index" shall mean a comparable index reflecting changes in the cost of living in that country published by a mutually agreeable source and the adjustments contemplated by this sub-Section A7.2(d) shall be made on such more frequent basis as may be appropriate for that country. In the event that the publisher of the Index stops publishing the Index or substantially changes the content or format thereof, the Contracting Parties shall substitute therefor another comparable measure published by a mutually agreeable source; provided, however, that if such change is merely to redefine the base year for the Index, the parties shall continue to use the Index but shall, if necessary, convert either the Base Index or the Current Index to the same basis as the other by multiplying such Index by the appropriate conversion factor.

     (e) There shall be added to any charges under the Agreement, or separately billed to GM, and GM shall pay to EDS, amounts equal to any taxes, however designated or levied, based upon such charges, or upon the Agreement or the MSA Services, Software or other materials provided under the Agreement, or their use, including state and local sales, use, privilege, value added, telecommunications or excise taxes, and any taxes or amounts in lieu thereof paid or payable by EDS in respect of the foregoing, exclusive, however, of franchise taxes and taxes based on income of EDS and any fines, interest or penalties due as a result of EDS' failure to pay any such taxes in a timely manner.

A7.3 Cost-Plus Pricing. Except as otherwise provided in Exhibit D to the MSA regarding Competitiveness Events (as defined in Section 2.3 of the MSA), in the event that the Contracting Parties are unable to reach mutual agreement on the price or other terms of any fixed price negotiation and the Contracting Parties mutually agree or in other circumstances where the Contracting Parties mutually agree to utilize such cost-plus

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     pricing, EDS will be compensated on the basis of the cost-plus pricing methodology as provided in this Section A7.3. In accordance with sub-
     Section 2.1(a)(3) of the MSA, although there may be some uncertainty in the extent of the MSA Services to be provided on a cost-plus basis under the Agreement, the Contracting Parties will use all reasonable efforts to develop a description of the MSA Services to be provided on a cost-plus basis under the Agreement and the schedule for completion of those MSA Services. With respect to any MSA Services for which EDS is to be compensated on the basis of the cost-plus pricing methodology specified in this Section A7.3 (excluding UPR Items for which EDS is to be compensated at the Uniform Published Rates pursuant to Section A7.1 hereof and MSA Services for which EDS is to be compensated on the basis of a fixed price methodology pursuant to Section A7.2 hereof), the following provisions will be applicable:

     (a) The GM Contracting Party shall pay EDS monthly according to the terms of the Agreement for the EDS Cost of such MSA Services and resources provided by EDS, plus a markup on the EDS Cost of [Confidential information has been omitted.] thereof.

     (b) The EDS Cost for any MSA Services provided to the GM Contracting Party will include all verifiable costs that are directly related to the MSA Services or that are portions of EDS overhead expenses which are properly allocable to the MSA Services, as specified in sub-Section A7.3(b)(11) hereof. EDS Cost will not include markups for profit by any EDS internal business or support unit. With respect to the items listed below, EDS Cost will be determined as follows:

          (1) With respect to EDS personnel, EDS Cost shall mean all reasonable, direct salary, wages or other compensation payable and all costs of fringe benefits directly attributable to such EDS personnel. With respect to any such EDS personnel who spend less than substantially all of their time on GM Contracting Party matters, such amounts payable shall be determined

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               on a prorata basis for the amount of time spent directly on GM
               Contracting Party matters.

          (2) With respect to GM Assets, EDS Cost shall mean all reasonable, direct expenses incurred by EDS with respect to GM Assets, whether paid to GM or any third party.

          (3) With respect to all other fixed and related assets (except as described in sub-Section A7.3(b)(8) hereof), EDS Cost shall mean all reasonable amounts payable and expenses incurred by EDS with respect to such assets, including depreciation computed on the straight-line basis used by EDS for its accrual basis books and interest expenses for debt relating to capital expenditures for such assets.

          (4) With respect to the Sites, EDS Cost shall mean all amounts payable by EDS with respect to EDS' use of such space, whether paid to GM or any third party.

          (5) With respect to all other space (except as described in sub-Section A7.3(b)(8) hereof), EDS Cost shall mean all reasonable amounts payable and expenses incurred by EDS in connection with such space, including depreciation computed on the straight-line basis used by EDS for its accrual basis books and interest expenses for debt relating to capital expenditures for such space.

          (6) With respect to all telecommunication (including voice, data and video) capabilities (except as described in sub-Section A7.3(b)(8) hereof), EDS Cost shall mean all reasonable, direct costs and expenses incurred by EDS in connection with such capabilities.

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          (7)  With respect to all subcontracted services directly attributable to the GM Contracting Party, EDS Cost shall mean all reasonable amounts payable and expenses incurred by EDS in connection with such subcontracted services.

          (8) With respect to resources utilized by EDS to provide services to the GM Contracting Party and other EDS customers on a shared basis (including without limitation such of those resources as may be utilized at an EDS Information Processing Center), EDS Cost shall mean all reasonable amounts determined in accordance with EDS' then-current cost allocation methodology, utilizing the resource management system or systems then utilized by EDS. Upon reasonable request by the GM Corporate Contract Manager, EDS will review the then-current cost allocation methodology with the GM Corporate Contract Manager.

          (9) With respect to all other expenses incurred by EDS allocable to the GM Contracting Party, including all EDS-supplied expendables, all start-up expenses such as staffing and corporate developmental standardization, all foreign service related expenses such as foreign service premiums and expatriate bonuses and allowances, and all travel, travel-related and relocation expenses, EDS Cost shall mean all reasonable amounts payable and expenses incurred by EDS in connection with such other expenses.

          (10) With respect to taxes, EDS Cost will include all applicable taxes attributable to the MSA Services and/or associated property provided by EDS to the GM Contracting Party or the resources utilized therefor, including property, sales, use, privilege, excise, value added, franchise, gross receipts and similar taxes; but excluding any income or profits taxes imposed upon EDS by any taxing authority; provided, however, that there will be no markup with respect to any sales or use tax collected by EDS on

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               behalf of a state or local taxing authority. Sales, use, excise and similar taxes collected by EDS with respect to MSA Services and/or associated property provided by EDS to GM will be separately displayed in accordance with, and in the aggregate categories described in, sub-Section A8.1(d) hereof.

          (11) With respect to overhead expenses, EDS Cost will include that portion of EDS overhead expenses as is properly allocable to the GM Contracting Party pursuant to the methodology used consistently throughout EDS, i.e., all expenses that cannot be reasonably charged to specific profit centers are allocated to all EDS profit centers on the basis of the ratio of the direct expenses charged to a particular profit center to the total direct expenses charged to all EDS profit centers; [Confidential information has been omitted.] Upon reasonable request by the GM Corporate Contract Manager, EDS will review the then-current overhead expense allocation methodology with the GM Corporate Contract Manager.

     (c) In order to provide verification of amounts charged to GM by EDS under this Section A7.3, (i) for MSA Services for which EDS is to be compensated pursuant to this Section A7.3, in support of each Invoice therefor, the EDS Contracting Party will provide to the GM Contracting Party a reasonable breakdown of EDS Cost on an ongoing basis in accordance with the standard formats and procedures agreed upon between the GM Central Office (or the applicable GM Major Sector) and EDS, and (ii) the charges will be subject to audit according to
          Section 3.5 of the MSA.

A7.4 Pricing Detail. In connection with any MSA Services to be performed by the EDS Contracting Party pursuant to the Agreement, the EDS Contracting Party will provide to

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     the GM Contracting Party a reasonable level of pricing detail and input to the price structure preferred, technology content detail, and support services detail, in each case as outlined in Section 3.6 of the MSA, in order to assist the GM Contracting Party in making informed purchase decisions. EDS will not be required to disclose its costs of doing business to the GM Contracting Party, except as otherwise expressly provided in the Agreement. The GM Contracting Party shall keep confidential the prices it is charged by EDS, as well as any EDS cost information supplied on a confidential basis to the GM Contracting Party by EDS.

A7.5 Tax Matters. With respect to the Contracting Parties' respective obligations relating to the collection and payment of sales, use, value added and similar taxes imposed by applicable taxing authorities, as well as other taxes payable by the GM Contracting Party pursuant to the Agreement, the Contracting Parties agree as follows:

     (a) Each Contracting Party shall provide and make available to the other any applicable resale certificates, information regarding out-of-state sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by the other Contracting Party.

     (b) The Contracting Parties agree to utilize reasonable efforts to structure the provision and receipt of MSA Services, as the case may be, in such a fashion as to minimize, to the extent legally permissible, any sales, use, value added, withholding, and similar taxes payable by the GM Contracting Party.

     (c) In the event that the EDS Contracting Party is entitled to claim a foreign tax credit benefit with regard to withholding taxes associated with cross border payments under this Agreement, the Contracting Parties agree that the GM Contracting Party shall not be charged or otherwise billed for such taxes.

     (d) The Contracting Parties shall reasonably cooperate with each other in connection with the other Contracting Party's efforts to minimize its liability for sales, use, value added and similar taxes, to the extent legally permissible, and to support the other Contracting Party upon audit by applicable taxing authorities in the following manner:

          (1) The EDS Tax Department will, at least annually, and more frequently if reasonably requested by GM, provide the GM Tax Staff with a taxability matrix which depicts the taxability positions taken with respect to the collection of Taxes (as defined in sub-Section A8.1(d) of this Exhibit A). The parties will work together to ensure that the taxability positions are jointly discussed. Further, EDS agrees to allow the GM Tax Staff, [Confidential information has been omitted.] if reasonably requested by GM, and at GM's expense, to [Confidential information has been omitted.] relating to Taxes collected by EDS from GM under the Agreement.

          (2) In the event EDS has previously collected Taxes from GM and remitted such Taxes to the applicable taxing authority, and such Taxes pertain to the items described in sub-Section [Confidential information has been omitted.] of this Exhibit A, EDS shall disclose to GM, if reasonably requested by GM, the type of Taxes, the applicable taxing authority, and the amount of such Taxes.

          (3) In the event that a taxing authority within the United States does not agree to audit the charges payable in connection with the Agreement for sales and use tax purposes as part of EDS' sales and use tax audits and proposes to assess sales and use taxes directly against GM on the aggregate charges described in sub-Section [Confidential information has been omitted.] of this Exhibit A, EDS shall work directly with the taxing authority to address audit concerns as they pertain to the charges or sales and use taxes payable in connection with the Agreement. In the event that the taxing authority requires any

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               documentation to be submitted directly by GM, EDS agrees to cooperate with GM in providing the necessary documentation.

                ARTICLE A-VIII. BILLING AND PAYMENT PROCEDURES
                ----------------------------------------------

A8.1 Billing Procedures. EDS will submit Invoices to GM for the amounts payable to EDS pursuant to the Agreement in accordance with the following provisions:

     (a) On a monthly basis, EDS will submit to the GM Contracting Party an Invoice or Invoices, in accordance with mutually agreeable procedures, for the amounts payable to EDS pursuant to the Agreement for such month. Each Invoice shall be based upon a standard format and procedure to be developed and agreed upon by the GM Central Office (or the applicable GM User Organization or GM Major Sector) and EDS.

     (b) EDS shall provide with each Invoice such documentation and verifying materials in such detail as required by procedures agreed upon by the GM Contracting Party and EDS to allow the GM Contracting Party to verify the amounts reflected on each such Invoice.

     (c) In the event all or any portion of an Invoice is disputed by the GM Contracting Party, GM shall promptly notify EDS within ten (10) GM business days after receipt of the Invoice; provided, however, that the undisputed portion of any such Invoice shall remain due and payable in accordance with the provisions of Section A8.2 hereof.

     (d) With respect to any sales, use or similar taxes imposed by and collected on behalf of any state or local taxing authorities within the United States or any United States Federal telecommunications excise taxes (collectively, "Taxes"), EDS shall segregate the charges on each Invoice into aggregate charges for each of the following categories: (i) services provided to the GM Contracting Party for which Taxes are collected; (ii) services provided to the GM Contracting Party for which Taxes are not collected; [Confidential information has been omitted.]


     (e) If the applicable GM Contracting Party and EDS Contracting Party are unable to resolve a dispute arising in connection with any Invoice within a reasonable period of time, then upon the written request of the applicable GM Unit Project Manager, the GM Central Office may, at its expense, audit the books and records of EDS to the extent necessary to verify the applicability and accuracy of EDS' charges to the GM Contracting Party pursuant to the Agreement. The GM Central Office shall report to the GM and EDS Contracting Parties any variance from the amounts reflected on the disputed Invoice that is discovered by the GM Central Office audit. If EDS disputes the existence or scope of any such variance, then EDS may, at its expense, engage an independent public accounting firm reasonably acceptable to GM to audit the applicable EDS books and records and either verify the accuracy and validity of the disputed EDS charges or confirm the existence and scope of any variance. Unless the parties otherwise agree to the resolution of the dispute, the findings of such accounting firm shall be binding upon the parties. If a variance from what has been invoiced to the GM Contracting Party shall be discovered, then the GM Contracting Party shall be entitled to a credit, or shall pay to EDS, as appropriate, the amount of such variance.

A8.2 Time of Payment.  Except as otherwise mutually agreed by the Corporate
     Contract Managers, amounts payable under the Agreement shall be due and payable as follows:

     (a) On or before the first (1st) day of each month or such other day as may be mutually agreed by the Contracting Parties, the EDS Contracting Party will submit to the GM Contracting Party an Invoice for the amounts reasonably

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          estimated by the EDS Contracting Party to be payable to the EDS
          Contracting Party pursuant to the Agreement for MSA Services received from the EDS Contracting Party in the immediately preceding month, together with any credits or additional amounts necessary to reconcile the estimated amounts invoiced for previous months with the actual amounts payable for such previous months. Each such Invoice will be due and payable by the twentieth (20th) day of the month following the month in which the MSA Services were provided.

     (b) On or before the first (1st) day of each month or such other day as may be mutually agreed by the Contracting Parties, the GM Contracting Party will submit to the EDS Contracting Party an invoice for the amounts reasonably estimated by the GM Contracting Party to be payable to the GM Contracting Party pursuant to the Agreement for services received from the GM Contracting Party under the Agreement in the immediately preceding month, together with any credits or additional amounts necessary to reconcile the estimated amounts invoiced for previous months with the actual amounts payable for such previous months. Each such invoice will be due and payable by the twentieth
          (20th) day of the month following the month in which such services were provided.

     (c) Any payments due to either Contracting Party from the other Contracting Party for which the amount cannot be reasonably estimated or for which a time of payment has not otherwise been specified will be invoiced in arrears and will be due and payable on the twentieth
          (20th) day of the month if received by the fifteenth (15th) day of the preceding month.

     (d) Any amount payable under the Agreement that is not paid when due shall bear interest thereafter until paid at a rate per annum equal to the base rate established from time to time by Citibank, N.A., or a comparable financial institution mutually selected by GM and EDS, but in no event to exceed the maximum rate of interest allowed by applicable law.

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

                    ARTICLE A-IX. DISPUTES AND TERMINATION
                    --------------------------------------

A9.1 Negotiation of Disputes. In the event of any dispute or disagreement between the Contracting Parties to the Agreement with respect to the interpretation of any provision of the Agreement or the performance of the EDS Contracting Party or the GM Contracting Party under the Agreement, upon the written request of either Contracting Party, the applicable GM and EDS Unit Project Managers, or a designated representative of either of them, will meet for the purpose of resolving such dispute or negotiating an adjustment or modification to such provision of the Agreement. The GM and EDS Unit Project Managers or designated representatives shall meet as often as the Contracting Parties reasonably deem necessary in order to furnish to the other all information with respect to the matter in issue which the Contracting Parties believe to be appropriate and germane in connection with its resolution. The GM and EDS Unit Project Managers or designated representatives will discuss the problem and negotiate in good faith without the necessity of any formal proceeding relating thereto. During the course of such negotiation, all reasonable requests made by one Contracting Party to the other for information will be honored in order that each of the Contracting Parties may be fully advised in the premises. The specific format for such discussion will be left to the discretion of the GM and EDS Unit Project Managers or designated representatives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other Contracting Party. In the event the Unit Project Managers or their designated representatives are unable to amicably resolve the dispute within ten (10) days, the formal proceedings for the resolution of such dispute in accordance with Section A9.2 hereof shall be commenced.

A9.2 Resolution of Disputes. Any dispute relating to the Agreement which cannot be resolved by the respective GM and EDS Unit Project Managers or their designated representatives pursuant to Section A9.1 hereof shall be referred to the GM and EDS Major Sector Contract Managers or their designated representatives for resolution. Any such dispute which cannot be resolved by the respective GM and EDS Major Sector Contract Managers or their designated representatives within twenty (20) days shall be referred to the GM and EDS Corporate Contract Managers for resolution. Without prejudice to the Contracting Parties' ability to mutually agree upon mediation, arbitration, or any other alternative dispute resolution process with respect to the dispute, no litigation or other formal proceeding for the resolution of such dispute may be commenced until either Corporate Contract Manager concludes in good faith that amicable resolution of the dispute through continued negotiation does not appear likely.

A9.3 Termination.  The Agreement may be terminated as follows:

     (a) In the event either Contracting Party to the Agreement defaults in the performance of any of its material duties or obligations (except for a default in payments to EDS) and fails to cure such default within forty-five (45) days after being given written notice specifying the default, or, with respect to those defaults which cannot reasonably be cured within forty-five (45) days, if the defaulting party fails to provide, promptly after being given written notice specifying the default, a specific written action plan for curing the default as expeditiously as reasonably possible, including a specified schedule for the action plan and a mutually agreed upon end date by which the action plan is to be completed and the default cured, and to proceed utilizing its reasonable best efforts to cure the default in accordance with and on the schedule specified in the action plan, then the party not in default may, by giving written notice thereof to the defaulting Contracting Party, terminate the Agreement as of a date specified in such notice of termination. Additionally, in the event that the defaulting party fails to cure the default by the mutually agreed upon end date as set forth in the action plan, the party not in default may, by giving written notice thereof to the defaulting party, immediately terminate the Agreement.

     (b) In the event the GM Contracting Party defaults in the payment when due of any amount due to the EDS Contracting Party under the Agreement and fails to cure such default within ten (10) days after being given written notice specifying the default, then the EDS Major Sector Contract Manager may, by giving written notice thereof to the GM Contracting Party, terminate the Agreement as of a date specified in such notice of termination. Notwithstanding the foregoing, the EDS Major Sector Contract Manager shall not be entitled to terminate the Agreement for failure to pay any amount that is reasonably and in good faith disputed by the GM Contracting Party if, within the ten (10) day period specified above, the GM Contracting Party pays such disputed amount into an escrow account established at a mutually selected financial institution for that purpose. Upon resolution of the dispute, any portion of the disputed amount that is determined to be payable to EDS, together with interest earned thereon, will be promptly paid to EDS from the escrow account and any remaining amount in the escrow account will be paid to GM.

     (c) Unless the Corporate Contract Managers otherwise agree in writing, if the MSA expires or is terminated for any reason, then the Agreement shall, without the necessity of any separate notice, terminate as of the same date upon which the MSA expires or is terminated.

A9.4 Cancellation of Services and Cancellation Charges.

     (a) Cancellation. In addition to any other rights to terminate or reduce MSA Services that it may have pursuant to the Agreement, the GM Contracting Party may at its option cancel any MSA Services no longer required by the GM Contracting Party, in whole or in part, at any time and for any reason, upon at least thirty (30) days prior written notice to EDS.

     (b) Entitlement to Cancellation Charges. EDS shall be entitled to cancellation charges only in the following circumstances:

          (1)  Cancellation pursuant to sub-Section A9.4(a) hereof.

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          (2)  GM's termination of the MSA or the Agreement pursuant to the provisions of sub-Section 6.1(d) of the MSA subject to the provisions of Exhibit F to the MSA.

          (3) GM's exercise of its market testing rights pursuant to Article V of the MSA subject to the provisions of sub-Section 5.3(1) of the MSA.

     (c) Computation of Cancellation Charges. The GM Contracting Party and EDS will mutually agree on a wind-down period which will in all cases be of sufficient duration to reasonably effect an orderly wind-down of the MSA Services. During the wind-down period, the GM Contracting Party and EDS shall cooperate with and assist each other in effectuating an orderly wind-down of work affected by the cancellation or termination, and the GM Contracting Party shall compensate EDS, in accordance with Section A7.3 hereof or as otherwise mutually agreed, for all services provided during such wind-down period that are not otherwise covered by the Agreement. After the wind-down period, the GM Contracting Party shall pay to EDS the following amounts, without duplication:

          (1) The agreed price for all MSA Services which have been completed in accordance with the Agreement and have not previously been paid for.

          (2) [Confidential information has been omitted.] (i) are reasonable in amount and are properly allocable or apportionable under generally accepted accounting principles to the cancelled MSA Services, (ii) have not already been directly paid for by GM, and
               (iii) cannot be reduced by (x) transferring such work or materials to GM or GM's designee upon GM's request, or (y) if GM does not so request, use of such work or materials elsewhere within EDS.

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          (3)  [Confidential information has been omitted.] associated with the wind-down of MSA Services, including but not limited to systems development expenses and personnel expenses. Personnel expenses shall be limited to relocation expenses (actually incurred), and severance pay [Confidential information has been omitted.] EDS will act in good faith using all reasonable efforts to mitigate such relocation expenses and severance pay. Further, such expenses may only be paid for personnel who (i) are directly affected by the cancellation, and (ii) with respect to a cancellation resulting from a termination of the Agreement or from a transfer of MSA Services to a third party as a result of a resourcing pursuant to Article V of the MSA, [Confidential information has been omitted.]

          (4) EDS' losses on the disposition of capital assets or cancellation of long-term lease commitments and the like, which are not otherwise transferred to GM pursuant to Section A9.5 hereof, will be handled in accordance with the principles set forth in Exhibit G to the MSA.

          At the request of the GM Contracting Party and upon receipt of necessary information from the GM Contracting Party, EDS will provide a good faith estimate of EDS' expenses as described above as promptly as practically possible. EDS will act reasonably and in good faith in attempting to avoid or minimize any such cancellation charges, including by, upon GM's request, transferring assets to, [Confidential information has been omitted.] GM or its designee or, if GM does not so request, redeploying such assets [Confidential information has been omitted.] within EDS. EDS shall credit to the GM Contracting Party the reasonable value or cost (whichever is higher) of goods or materials used or sold by EDS with the GM Contracting Party's written consent and the cost of any damaged or destroyed goods or materials. Additionally, in order to facilitate a full and complete business case review by GM of situations involving the replacement of assets, including, but not limited to, equipment and technology

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          upgrades, EDS shall utilize its reasonable best efforts to promptly bring to the attention of the GM Contracting Party a good faith estimate of any and all cancellation charges which might be incurred with regard to the disposition of existing capital assets and/or the cancellation of long-term leases as a result of such replacement of assets.

          No later than the date therefor mutually agreed upon by the applicable Contracting Parties in connection with each such cancellation of MSA Services, EDS shall submit a comprehensive cancellation claim to GM, with sufficient supporting data to permit GM to verify the same, and shall thereafter promptly furnish such supplemental and supporting information as GM shall request. GM or its agents shall have the right to audit and examine such books, records, facilities, work, material, inventories, and other items relating to any cancellation claim of EDS to the extent necessary to verify the cancellation claim.

A9.5 Termination Assistance and Transition. In the event the GM Contracting
     Party ceases to obtain all or a portion of the MSA Services from EDS in a situation in which the GM Contracting Party is entitled to provide the MSA Services itself, such as upon the expiration or termination of the Agreement, or in which the GM Contracting Party is entitled to obtain the MSA Services from a third party, including upon the expiration or termination of the Agreement or in accordance with Article V of the MSA, then EDS will, upon the GM Contracting Party's request, continue to provide the MSA Services which were provided by EDS prior thereto and any new services requested by the GM Contracting Party that may be required to facilitate the transfer of the affected MSA Services to the GM Contracting Party or a third party service provider, as applicable, including providing to GM or third party personnel training in the performance of the affected MSA Services (collectively, the "Transition Services") in accordance with the following:

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

     (a) At no additional cost, EDS shall provide to GM and any designated third party service provider (i) in writing, to the extent available, applicable requirements, standards and policies relating to the affected MSA Services, and (ii) necessary access to the systems and sites from which the affected MSA Services were provided.

     (b) If requested by the GM Contracting Party, EDS will assist the GM Contracting Party in developing a plan which shall specify the tasks to be performed by the parties in connection with the Transition Services and the schedule for the performance of such tasks.

     (c) EDS will provide the Transition Services for a period of up to [Confidential information has been omitted.] as may be reasonably required by the GM Contracting Party for the orderly transition of the affected MSA Services (the "Transition Period"), at the rates [Confidential information has been omitted.] or otherwise agreed upon by the Contracting Parties, except to the extent that resources included in the fees otherwise being paid by the GM Contracting Party to EDS can be used to provide the Transition Services. If the MSA Services are being terminated as a result of the GM Contracting Party's default, non-payment, or insolvency, EDS will be entitled to reasonable assurances that GM will pay all amounts due and payable to EDS, including payments for Transition Services.

     (d) Following the Transition Period, EDS shall (i) answer questions from the GM Contracting Party regarding the MSA Services on an "as needed" basis at EDS' then standard commercial billing rates, and (ii) deliver to the GM Contracting Party any remaining GM-owned reports and documentation still in the EDS Contracting Party's possession.

     (e) Upon request from the GM Contracting Party, EDS will, to the extent permitted by third party contracts:

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          (1)  Make available any Hardware owned or leased by EDS and dedicated to the performance of the affected MSA Services by allowing the GM Contracting Party or its designee to (i) purchase [Confidential information has been omitted.] any such Hardware owned by EDS, and (ii) assume the lease of any such Hardware leased by EDS.

          (2) Transfer or assign, upon the GM Contracting Party's request, any third party contracts applicable to the affected MSA Services for maintenance, disaster recovery services or other necessary third party services being used by EDS and dedicated to the performance of the affected MSA Services, to the GM Contracting Party or its designee, on terms and conditions acceptable to all applicable parties.

          (3) License to the GM Contracting Party, or assist the GM Contracting Party in obtaining a license to, Software then being used by EDS in providing the EDS services in accordance with the provisions of sub-Sections A4.2(d) and A4.2(e) hereof.

          GM shall be responsible for the payment of any transfer fee or non-recurring charge imposed by the applicable third parties, but EDS shall use its reasonable best efforts (without being required to incur any additional expenses) to eliminate or minimize the amount of any such fee or charge, both at the time that it enters into any such lease, license or third party contract and at the time of the transfer to the GM Contracting Party or its designee.

     (f) Notwithstanding the provisions of Section [Confidential information has been omitted.] hereof, upon request from the GM Contracting Party, EDS will allow the GM Contracting Party or its designee [Confidential information has been omitted.]

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                            ARTICLE A-X. WARRANTIES
                            -----------------------

A10.1 Software Warranty. EDS warrants that it has the right to grant to the GM Contracting Party any license to use the EDS Software provided hereunder. EDS further warrants that the EDS Software, EDS Restricted Software, and Software Development Tools utilized in the provision of the MSA Services, including any modifications to the Software by EDS or any third party on behalf of EDS, will not infringe the copyright or patent or misappropriate the trade secrets or other proprietary rights of a third party and that when installed the Software will conform with all applicable written specifications therefor mutually agreed upon by the EDS and GM Contracting Parties and set forth in or incorporated by reference into the Agreement.

A10.2 Hardware Warranty. With respect to all Hardware sold to the GM Contracting Party pursuant to the Agreement, EDS warrants that it can and shall deliver good and marketable title, free from any claim or encumbrance except as otherwise mutually agreed. With respect to all Hardware leased to the GM Contracting Party pursuant to the Agreement, EDS warrants that it has the authority to enter into a lease of the Hardware. With respect to all such Hardware sold or leased to the GM Contracting Party pursuant to the Agreement, EDS warrants that upon delivery, all such Hardware will conform with the written specifications mutually agreed upon by the EDS and GM Contracting Parties and set forth in or incorporated by reference into the Agreement.

A10.3 Pass-Through Warranties. With respect to all Hardware and Software sold, leased or licensed, as applicable, to the GM Contracting Party pursuant to the Agreement, EDS shall assign to the GM Contracting Party joint rights, including rights to recoveries, it obtains under warranties or indemnifications given by its subcontractors, vendors, suppliers or agents in connection with the Hardware and Software provided under the Agreement to the extent such rights are assignable. EDS shall, at the GM Contracting Party's request and expense, enforce any such warranties that are not assignable. EDS shall notify the GM

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       Contracting Party of each warranty given by its subcontractors, vendors, suppliers or agents applicable to such Hardware and Software and shall deliver to the GM Contracting Party any documents issued by the warrantor evidencing such warranty.

A10.4 Survival of Warranties. The warranties set forth in this Article A-X shall survive acceptance of and payment for the applicable MSA Services, Software, or Hardware.

A10.5 Disclaimer of Warranties. WITHOUT IN ANY WAY DEROGATING ANY OF THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE A-X, EDS MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                    ARTICLE A-XI. INDEMNITIES AND LIABILITY
                    ---------------------------------------

A11.1 Cross Indemnity. The EDS and GM Contracting Parties each shall indemnify, defend and hold harmless the other, its directors, officers and employees, from any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, for:

       (a) The death or personal injury of third parties, including but not limited to invitees or employees of the indemnitor, arising out of, or in any way resulting from, the negligent or willful acts or omissions of the indemnitor or any of its agents, employees or representatives.

       (b) The damage, loss or destruction of real or tangible personal property of the other party or third parties, including but not limited to invitees or employees of the indemnitor, arising out of, or in any way resulting from, the negligent or willful acts or omissions of the indemnitor or its agents, employees or representatives.

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A11.2  Proprietary Rights Indemnity.  The EDS and GM Contracting Parties each shall indemnify the other against any claim that any MSA Services, Hardware, Software, or information provided by the indemnitor or its agents and utilized in the provision of MSA Services constitutes an infringement of a third party's patent, copyright, or trademark, or constitutes an unlawful disclosure, use, or misappropriation of a third party's confidential information, all in accordance with and subject to the following:

       (a) The indemnitor will bear the expense of defending such claim and pay any damages and attorney's fees finally awarded by a court of competent jurisdiction, provided that the indemnitee gives the indemnitor prompt notice of the existence of the claim, reasonable assistance in defending such claim, and full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof. The indemnitor shall not be responsible for any settlement or compromise of a claim made without its consent.

       (b) The indemnitor shall have no responsibility under this Section A11.2 for (i) any claims of infringement [Confidential information has been omitted.] or (ii) any infringement [Confidential information has been omitted.]

       (c) If any Software provided by the indemnitor becomes or in the indemnitor's opinion is likely to become, the subject of a claim of infringement, the indemnitor will, at its option, either (i) attempt to procure for the indemnitee the right to continue using the Software, or (ii) replace or modify the Software to make its use hereunder non-infringing.

A11.3 Hardware Damage Indemnity. The GM Contracting Party shall indemnify and reimburse EDS for any damages, liabilities, costs and expenses incurred by EDS as a result of the

Confidential treatment has been requested by EDS for the indicated portions of this page.

       damage, destruction or loss of any EDS Hardware which, in accordance with the provisions of the Agreement, is in the care or custody of, or is located in premises controlled by, the GM Contracting Party; provided, however, that the foregoing provisions of this Section A11.3 shall not apply to normal wear and tear or to damage caused by EDS or its employees, agents, or representatives.

A11.4 Software License Indemnity. With respect to any Software licensed or otherwise obtained from a third party by EDS to be used by or for the GM Contracting Party, GM shall comply with the terms of EDS' agreement with the third party for such Software to the extent that such terms are made known to the GM Contracting Party and are applicable to the use of such Software by or for the GM Contracting Party and shall indemnify EDS from and against all claims, losses or damages arising out of GM noncompliance with such terms.

A11.5 Limitation of Liability. The parties' liability under the Agreement shall be subject to the following:

       (a) In addition to the limitation under sub-Section A11.5(b), any liabilities of [Confidential information has been omitted.] EDS arising out of or relating to its performance under the Agreement, whether based on an action or claim in contract, equity, negligence, tort or otherwise, for all events, acts or omissions shall not exceed in the aggregate an amount equal to two times the average of the monthly fees paid by the GM Contracting Party to EDS under the Agreement during the six (6) months immediately preceding the latest such event, act or omission. Additionally, the measure of damages for any such liability of EDS shall not include any amounts for damages which could have been avoided had GM complied with whatever procedures are reasonable under the circumstances to verify the data furnished by EDS before utilization thereof.

Confidential treatment has been requested by EDS for the indicated portions of this page.

       (b) Neither GM nor EDS shall be liable for, nor will the measure of damages include, any indirect, incidental, special, consequential or punitive damages arising out of or relating to its performance under the Agreement.

       (c)  [Confidential information has been omitted.]

       In connection with the conduct of any litigation with third parties relating to any liability of one Contracting Party to the other or to such third parties, each Contracting Party shall have all rights (including the right to accept or reject settlement offers and to participate in such litigation) which are appropriate to its potential responsibilities or liabilities.

          ARTICLE A-XII. SPECIAL PROVISIONS RELATING TO MSA SERVICES
          ----------------------------------------------------------

A12.1 GM's IT Strategy and Architecture. Unless otherwise mutually agreed by the Corporate Contract Managers, the Agreement shall be subject to, and the EDS Contracting Party will comply with, GM's IT strategy and architecture requirements published in accordance with the provisions of
       Section 3.2 of the MSA.

A12.2 Competitiveness. Unless otherwise mutually agreed by the Corporate Contract Managers, the Agreement shall be subject to the provisions of
       Section 2.3 of the MSA regarding Competitiveness.

Confidential treatment has been requested by EDS for the indicated portions of this page.

A12.3 Market Testing and Resourcing. Unless otherwise mutually agreed by the Corporate Contract Managers, the Agreement shall be subject to the provisions of Article V of the MSA regarding Market Testing and Resourcing. All such market testing and resourcing activities pursuant to
       Article V of the MSA shall be coordinated through the GM Corporate Contract Manager.

A12.4 Co-Negotiation. Unless otherwise mutually agreed by the Corporate Contract Managers, the Agreement shall be subject to the provisions of
       Section 3.7 of the MSA regarding Co-negotiation. All such co-negotiation activities pursuant to Section 3.7 of the MSA shall be coordinated through the GM Corporate Contract Manager.

A12.5 Use of Independent Auditors. Unless otherwise mutually agreed by the Corporate Contract Managers, in any situation in which the GM Contracting Party has the right to review, inspect or audit the books, records or other information or materials of the EDS Contracting Party pursuant to
       Section 3.5 of the MSA, Section A7.3, A8.1, or A9.4 of this Exhibit A, Exhibit D to the MSA, Exhibit G to the MSA, or, unless otherwise mutually agreed by the Contracting Parties, any similar provision of the Agreement not set forth in the MSA or the Exhibits to the MSA, such audits will be performed by the GM Audit Staff or GM's public accounting firm unless the EDS Corporate Contract Manager reasonably and in good faith believes that disclosure of any information requested by GM or by its public accounting firm will result in the disclosure of confidential or proprietary information of EDS. In such event, the Contracting Parties shall mutually agree upon an alternative independent "big six" public accounting firm which will be engaged by the GM Contracting Party to perform such services, but which shall report its findings to both Contracting Parties. In this regard, such independent public accounting firm shall disclose only such information as may be necessary to verify and validate those findings and, to the extent reasonably possible, will do so in a way that will not disclose any confidential or proprietary information of EDS. The cost of such independent public accounting firm will be borne equally by both the GM Contracting Party and the EDS Contracting Party. Additionally, the parties mutually agree that, unless otherwise mutually agreed by the Corporate Contract Managers, the scope and breadth of the audit rights contemplated in Section 3.5 of the MSA, and Sections A7.3, A8.1 and A9.4 of this Exhibit A, and Exhibit G to the MSA shall be consistent with the specific description of audit rights in sub-Section D3.3(b) of Exhibit D to the MSA. The public accounting firm and each of the auditors performing the audit will execute a reasonable confidentiality agreement acceptable to GM and EDS in form and content.

                         ARTICLE A-XIII. MISCELLANEOUS
                         -----------------------------

A13.1 Binding Nature and Assignment. The Agreement shall be binding on the Contracting Parties and their respective successors and assigns, but neither Contracting Party may, or shall have the power to, assign the Agreement without the prior written consent of the Major Sector Contract Manager of the other, which consent shall not be unreasonably withheld.

A13.2 Notices. Wherever under the Agreement one Contracting Party is required or permitted to give notice to the other, such notice shall be deemed given when delivered in hand or when mailed by a reliable national mail service, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

       in the case of the EDS Contracting Party, to the EDS Unit Project Manager, with copies to the EDS Major Sector Contract Manager, to the EDS Corporate Contract Manager, and to:

            Electronic Data Systems Corporation
            5400 Legacy Drive
            Plano, Texas  75024

            Attention: President

       in the case of the GM Contracting Party, to the GM Unit Project Manager, with copies to the GM Major Sector Contract Manager, to the GM Corporate Contract Manager and to:

            General Motors Corporation
            3044 West Grand Boulevard
            Detroit, Michigan 48202
            Attention: President

       Either Contracting Party may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective.

A13.3 Counterparts. The Agreement may be executed in one or more counterparts, all of which taken together shall constitute one single agreement between the Contracting Parties.

A13.4 Headings. The Article and Section headings and the Table of Contents, if any, used in the Agreement are for reference and convenience and shall not enter into the interpretation of the Agreement.

A13.5 Approvals and Similar Actions. Where agreement, approval, acceptance, consent or similar action by either Contracting Party is required by any provision of the Agreement, such action shall not be unreasonably delayed or withheld.

A13.6 Force Majeure. Each Contracting Party shall be excused from performance under the Agreement for any period and to the extent that it is prevented from performing any services pursuant to the Agreement, in whole or in part, as a result of delays caused by the other Contracting Party (where such other Contracting Party is notified in writing of the impact of such delays) or an act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment, and such nonperformance shall not be a default under the Agreement.

A13.7 Severability. If any provision of the Agreement is declared or found to be illegal, unenforceable or void, then both Contracting Parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the Contracting Parties that the Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objective. If such illegal, unenforceable or void provision does not relate to the payments to be made under the Agreement and if the remainder of the Agreement shall not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.

A13.8 Waiver. No delay or omission by either Contracting Party to exercise any right or power under the Agreement shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the Contracting Parties of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant contained in the Agreement. All remedies provided for in the Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

A13.9 Relationship of Parties. EDS, in furnishing services to GM under the Agreement, is acting only as an independent contractor. EDS does not undertake by the Agreement or otherwise to perform any obligation of GM, whether regulatory or contractual. EDS has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by EDS under the Agreement unless otherwise provided in the Agreement. Except as may be otherwise specifically agreed, EDS shall be solely responsible for all work done by its subcontractors and agents.

A13.10 Services for Others. GM understands and agrees that EDS may perform data processing for others at any data center or information processing center that EDS may utilize for the processing of GM's data.

A13.11 Hiring of Employees. The EDS and GM Contracting Parties each agree that, during the term of the Agreement and for three (3) years thereafter, it shall not, except with the prior consent of the other, offer employment to or employ any person employed then or within the preceding twelve months by the other.

A13.12 Compliance With Laws. Each of the Contracting Parties shall comply with all laws, rules and regulations in all jurisdictions applicable to the Agreement, including but not limited to those governing the export or import of computer equipment, software or technical data. To the extent that the Agreement is applicable to MSA Services provided to the GM Contracting Party in connection with United States Government procurements, now or in the future, EDS agrees to (i) provide such information as is necessary to enable the GM Contracting Party to comply with the terms of such procurements, any contracts resulting therefrom, and applicable laws and regulations, and (ii) comply with all applicable laws and regulations.

A13.13 Media Releases. All media releases, public announcements and public disclosures by either Contracting Party or its employees or agents relating to the Agreement or the subject matter of the Agreement, including without limitation promotional or marketing material, but not including any announcement intended solely for internal distribution at such Contracting Party or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of such Contracting Party, shall be coordinated with and approved by the other Contracting Party prior to the release thereof, which approval shall not be unreasonably withheld.

A13.14 Survival.  Each Contracting Party's obligations under Articles A-IV, A-V,
       A-X and A-XI and Sections A7.5, A9.1, A9.2, A9.4, A9.5, A13.11, A13.13
       and A13.14 hereof shall survive the termination or expiration of the Agreement.

A13.15 Entire Agreement. The Agreement, including any schedules or exhibits referred to in the Agreement and attached to the Agreement, each of which is incorporated into the Agreement for all purposes, constitutes the entire agreement between the Contracting Parties with respect to the subject matter of the Agreement and there are no representations, understandings or agreements relative to the Agreement which are not fully expressed in, or incorporated by reference into, the Agreement. No change, waiver, or discharge of the Agreement shall be valid unless in writing and signed by an authorized representative of the Contracting Party against which such change, waiver, or discharge is sought to be enforced.

A13.16 Amendment or Modification. The Agreement may be amended or modified upon mutual agreement of the Contracting Parties; provided, however, such amendment or modification shall only be effective if made in writing by the Major Sector Contract Managers or other authorized representatives of the Contracting Parties.

A13.17 Good Faith and Fair Dealing. The Contracting Parties shall abide by a standard of good faith and fair dealing in all aspects of their business relationship and dealings with each other, including with respect to the performance of their respective obligations and the exercise of their respective rights under the Agreement.

                                   EXHIBIT B

                   GM MAJOR SECTORS AS OF THE EFFECTIVE DATE
                   -----------------------------------------

                                   EXHIBIT B



                   GM MAJOR SECTORS AS OF THE EFFECTIVE DATE
                   -----------------------------------------


               Allison Transmission Division

               Delphi Automotive Systems (North America)

               Delphi Automotive Systems Operations Outside of North America

               GM Locomotive Group

               Delco Electronics Corporation (Worldwide)

               General Motors Acceptance Corporation (U.S. and Canada)

               GMAC Operations Outside of U.S. and Canada

               General Motors International Operations, including:
                    GM Europe
                    GM's Latin American Operations
                    GM's Asian Pacific Operations

               Motors Insurance Corporation

               North American Operations, including:
                    GM's Central Office Staffs
                    GM of Canada
                    GM de Mexico

               Saturn Corporation

                                   EXHIBIT C

                     MSA SERVICES AND MSA SCOPE DOCUMENTS
                     ------------------------------------

                                   EXHIBIT C

                     MSA SERVICES AND MSA SCOPE DOCUMENTS
                     ------------------------------------

GM Parent and EDS Parent have agreed upon the description of MSA Services contained in Section I of this Exhibit C and have agreed to develop MSA Scope Documents as discussed in Section II of this Exhibit C.

I. MSA Services. It is the intention of the parties that EDS will be the principal supplier of current and future IT goods and services (including functional replacements), in accordance with GM's stated IT strategies, directions, architecture, and standards. The MSA Services set forth in this
     Section I are described by functional service categories so that changes in GM's business or in technology which replace existing processes or technologies within the scope of the MSA Services, but serve the same or comparable functions, will be within the scope of MSA Services. It is the mutual goal of GM and EDS to make information a strategic advantage to GM and provide, to the extent reasonably practicable, a consistent global IT infrastructure and common global application software.

     For the purposes of this Exhibit C, "participation" means that GM shall consult with EDS with respect to the applicable services, but shall not preclude GM from (i) performing such services internally, or (ii) obtaining such services from other external sources without EDS involvement.

     A. Inclusions. Consistent with Section 3.2 of the MSA and except as provided in Section I.B below, functional IT service categories within the scope of MSA Services are as follows:

          1.   Infrastructure.

               (a) Scope. Except with respect to Plant Floor Services which are covered in Section I.A.5 below, the scope of the computing and communications infrastructure
                    ("Infrastructure") is as follows:

                    (1) Mainframe, super-computing, midrange and distributed computing hardware and system software.

                    (2) Voice, data and video communications services and networks. However, the parties mutually agree that the videoconferencing products and services included in the above shall be limited to (i) those for which terms and pricing are specified in the Videoconferencing Terms and Pricing document, dated March 29, 1996, mutually developed by GM and EDS, and (ii) those being provided to GM by EDS as of the Effective Date to the extent that, prior to the Effective Date, they were mutually treated by the parties as within the scope of Section
                         1.3 of the Master Agreement.

                    (3) End-user hardware (e.g., telephones, desktop PC's, Unix workstations, 3270/5080 terminals) connected to or using the computing or communications environment described in sub-Sections I.A.1(a)(1) and I.A.1(a)(2) hereof.

                    (4) Replacements of any of the foregoing which serve the same or comparable functions as the foregoing.

               (b) Services. EDS shall be responsible for meeting GM's requirements, in accordance with GM's stated IT strategies, directions, architecture and standards, for the following services applicable to the Infrastructure functions described in sub-Section I.A.1(a) above:

                    (1) Participation in the investigation of and planning for architecture and related Infrastructure technologies supporting GM's IT strategies and directions.

                    (2) Development, implementation, and maintenance of Infrastructure architecture and standards for all computing and communications environments used by EDS to provide services to both GM and EDS' other customers ("Shared Infrastructure").

                    (3) Participation in the development and maintenance of Infrastructure architecture and standards relating to all computing and communications environments desired by GM which are not shared by EDS' other customers ("Dedicated Infrastructure").

                    (4) Infrastructure capability, capacity and configuration management for Shared Infrastructure.

                    (5) Participation in Infrastructure capability and configuration and performance of Infrastructure capacity management for Dedicated Infrastructure.

                    (6) Infrastructure integration, installation, and operations.

                    (7) Infrastructure performance monitoring and improvements (without limiting GM's right to monitor performance as mutually agreed by the parties).

          2.   Application Software.

               (a) Scope. Except with respect to Plant Floor Services which are covered in Section I.A.5 below, EDS is responsible pursuant to sub-Section I.A.2(b) below for meeting GM's requirements for the development of application software and implementation of commercial off-the-shelf application software (with the "make or buy" decision being made by GM with input from EDS) to support the following GM business functions and processes (or their successors) and their related sub-functions and processes:

                    (1)  Business Planning.

                    (2)  Financial.

                    (3)  Human Resource Management.

                    (4)  Sales, Service, Marketing and Aftersales.

                    (5)  Engineering.

                    (6)  Purchasing.

                    (7)  Production Control and Logistics.

                    (8)  Production/Manufacturing.

                    (9) Materials Management (e.g., ISP, GPS), excluding material handling conveyances.

                    (10) Corporate Affairs and Legal.


               (b) Services. EDS shall be responsible for meeting GM's requirements, in accordance with GM's stated IT strategies, directions, architecture and standards, for the following services in connection with application software used to support the business functions and processes set forth in sub-Section I.A.2(a) above:

                    (1) Participation in the investigation of new application software and application software technologies supporting GM's IT strategies and directions.

                    (2) Participation in the development and maintenance of application architecture and standards.

                    (3) Maintenance, change control, and enhancement of current and future application software.

                    (4)  Development and implementation of software interfaces.

                    (5) Integration and operational support of current and future application software.

                    (6)  Troubleshooting and problem resolution.

                    (7) Output distribution (e.g., on-line, print, plot, microfiche).

                    (8)  Performance tuning and run-time improvements.

                    (9) Development (with the "make or buy" decision being made by GM with input from EDS) and implementation of new and replacement application software.

                    (10) Help-desk support.

                    (11) Timesharing services.

          3.   Data Management.

               (a) Scope. Except with respect to Plant Floor Services which are covered in Section I.A.5 below, EDS will be responsible for meeting GM's requirements for the management of data used by or for applications software used to support the various GM business functions described in sub-Section I.A.2(a) above.

               (b) Services. EDS shall be responsible for meeting GM's requirements, in accordance with GM's stated IT strategies, directions, architecture and standards, for the following data management services to support the business functions and processes set forth in sub-Section I.A.2(a) above:

                    (1) Participation in the development and maintenance of GM data standards.

                    (2) Participation in the development and maintenance of data architecture and technical standards.

                    (3) Implementation and maintenance of databases shared within GM and data warehouses.

                    (4) Participation in the investigation of and planning for new data/information technologies.


          4. IT-Related Services. Except with respect to Plant Floor Services which are covered in Section I.A.5 below, EDS shall be responsible for meeting

               GM's requirements, in accordance with GM's stated IT strategies, directions, architecture and standards, for the following cross-functional services applicable to the business functions and processes set forth in sub-Sections I.A.1(a), I.A.2(a), and I.A.3(a) above:

               (a) Reports on: performance status, invoice detail, scope of work detail and other descriptions related to MSA Services.

               (b) Investigation, acquisition, required development, maintenance and use of IT-related methodologies and tools as requested by GM.

               (c)  Implementation of IT security controls.

               (d) Compliance management with respect to EDS' delivery of MSA Services in accordance with GM's stated IT strategies, direction, architecture and standards.

               (e)  Participation in planning for business continuity services.

               (f)  Planning for IT disaster recovery services jointly with GM.

               (g) Delivery of IT disaster recovery and IT-related business continuity services.

               (h) Participation as requested by GM in IT planning, technology assessment and other data management activities.

               (i) NAO COe training for the term of the current NAO COe agreement, dated November 30, 1993.

               (j) Training in the use of EDS software and/or technologies custom-developed by EDS for GM.

               (k) Backup and quality control (without limiting GM's right to assess the quality of delivered MSA Services).


          5. Plant Floor Services. EDS shall be responsible for plant floor services to the extent set forth in sub-Section 1.3(e) of the MSA ("Plant Floor Services").

     B. Exclusions. In addition to the provisions of Section 1.3 of the MSA, MSA Services shall not include the following:

          1. Any (i) plant floor services (except to the extent set forth in sub-Section 1.3(e) of the MSA), including plant floor services for Saturn Corporation, and (ii) Machine Control(s) as defined in the Plant Floor Systems Services Agreement, entered into as of ________, 1996, between GM and EDS.

               The services that are out of scope under the Memorandum of Agreement on Information Technology Services at Saturn between Saturn MFS and EDS dated April 22, 1994 (the "Saturn MOA") are excluded from the MSA Services for the term of the Saturn MOA, including extensions and renewals thereof, but excluding any expansion of scope of services with respect thereto.

          2. Hardware, software and "firmware" embedded into GM Products, including embedded controls technology incorporated into vehicles or vehicle components (e.g., Engine Control Modules).

          3.   IT requirements of GM suppliers and dealers.

          4. Training, other than (i) NAO COe training for the term of the current NAO COe agreement, dated November 30, 1993, and (ii) training in the use of EDS software and/or technologies custom-developed by EDS for GM.

          5. Consumable desktop and office supplies (e.g., paper, print cartridges, diskettes).

          6. Engineering test equipment and direct embedded test controls technology, including computer-aided direct embedded test controls technology.

          7.   Personnel services for data entry.

          8. Standalone non-data processing equipment (e.g., copiers, fax machines and audio visual equipment).

          9.   GM business publications.

          10.  Non-data processing personnel services.

          11.  Acquisition of commercially available business data.

          12.  Consulting services.

          13.  Determination of GM's business requirements for IT.

          14.  Customer Assistance Centers.

          15.  Roadside Assistance Centers.

          16.  Cellular Phones.

          17.  Pagers.

          18. Videobroadcasting and videoconferencing (except to the extent set forth in sub-Section I.A.1(a)(2) of this Exhibit C).

          19.  Payment Processing Centers.

          20.  Expense Report Processing.

          21.  Strategic Planning.

          22. Items which are not (i) Infrastructure, or (ii) replacements of Infrastructure that serve the same or comparable functions as Infrastructure.

          23.  IT services for consortiums in which GM is a participant.

          24.  Determination of GM's IT Architecture, Strategy and Direction.

          25. Additional exclusions applicable to GM Overseas User Organizations only:

               (a)  Voice communications (including telephones).

               (b)  Satellite communications for dealers and suppliers.

               (c) IT services that (i) were being performed as of August 1, 1995, by a third party under contract with GM, or internally by GM, but only if and to the extent that the scope of such services is not increased beyond that being performed by such third party or internally by GM as of August 1, 1995, or (ii) the Contracting Parties mutually agree in writing and document in an applicable Service Agreement will not be provided by EDS, in the case of each of (i) and (ii), for the duration of that third party contract or internal arrangement or that Service Agreement, including extensions or renewals thereof, but excluding any expansion of the scope of services with respect thereto and excluding any contract with a new or different third party with respect to such third party or internal GM services.

          Any services obtained by a GM User Organization from a third party, or provided internally by GM, under the exclusions set forth in this
          Section I.B shall not count against the annual or aggregate limitations on competitive bidding and resourcing contained in Article V of the MSA.

II. MSA Scope Documents. The parties have agreed upon, and will continue to mutually agree upon, documents (each, an "MSA Scope Document") consisting of a description of (i) specific IT services that are then being performed by EDS for a particular GM Major Sector (or, if applicable, a group of GM Major Sectors or GM Overseas User Organizations) that are MSA Services,
     (ii) related services that are not MSA Services, and (iii) the roles and responsibilities of the parties relating thereto.

     The MSA Scope Documents are intended to assist in defining the specific detail content of a particular MSA Service. However, the general description of MSA Services contained in Section I of this Exhibit C will control any interpretation of whether a particular service is or is not an MSA Service, regardless of whether or not that service is then included in any applicable MSA Scope Document. There are numerous MSA Scope Documents which have been or will be prepared:

          . The North American Scope Document, dated __________, 1996, describes the specific MSA Services being delivered by EDS within the NAO, GMAC, and Delphi GM Major Sectors in North America as of the effective date of the MSA. It will soon be updated to include the other GM Major Sectors in North America as well.

          . With respect to the GM Overseas User Organizations, the parties will mutually agree upon MSA Scope Documents describing the specific MSA Services then being delivered by EDS within each applicable GM Major Sector, country, or unit, as mutually agreed. These MSA Scope Documents (the "GM Overseas User Organization Scope Documents") will be prepared in the same format as the North American Scope Document. However, in each case, the MSA Services will be determined on the basis of the description of MSA Services set forth in Section I of this Exhibit C.

     The MSA Scope Documents are intended to define, to the extent feasible, the roles and responsibilities of the parties with respect to the MSA Services described therein. The specific MSA Services to be provided by EDS pursuant to a Service Agreement are subject to the agreement of the Contracting Parties thereto and will be documented specifically for that Service Agreement as described in Section 2.1 of the MSA.

                                   EXHIBIT D


                      PROCEDURES FOR NEGOTIATING SERVICE
                       AGREEMENTS AND RESOLVING IMPASSES
                       ---------------------------------

                                   EXHIBIT D


                       PROCEDURES FOR NEGOTIATING SERVICE
                       AGREEMENTS AND RESOLVING IMPASSES
                       ---------------------------------


                           ARTICLE D-I.  DEFINITIONS
                           -------------------------

D1.1 Definitions. In addition to the terms otherwise defined in the MSA, the following terms shall have the meanings set forth below whenever they are used in the provisions of this Exhibit D:

     (a) The term "Competitiveness Event" shall mean the negotiation or renegotiation by a GM User Organization and an EDS Service Organization of (i) a new or replacement Service Agreement, (ii) the terms and conditions applicable to a new or replacement MSA Service that is proposed to be provided under a then-current Service Agreement, or (iii) the pricing of any MSA Services when and to the extent that the negotiation or renegotiation of such pricing is contractually provided for in a then-current Service Agreement.

     (b) The term "Major Sector Negotiator" shall mean, for the negotiation of any Major Sector Service Agreement, the person(s) designated by the applicable GM Major Sector Contract Manager or the applicable EDS Major Sector Contract Manager, respectively, pursuant to Section D2.2 of this Exhibit D, who will have primary responsibility for the negotiation of the terms and conditions of that Major Sector Service Agreement.

     (c) The term "Major Sector Service Agreement" shall mean the primary Service Agreement between a GM Major Sector and the corresponding EDS Major Sector.

     (d) The term "Modified Cost-Plus Pricing Methodology" shall mean the cost-plus pricing methodology set forth in Section D3.3 of this Exhibit D.

     (e) The term "Modified EDS Cost" for any MSA Services shall mean the costs incurred by EDS in providing those MSA Services determined in accordance with sub-Sections D3.3(c) and D3.3(d) of this Exhibit D.

     (f) The term "Modified Markup Percentage" shall mean, for any MSA Services provided by EDS to any GM User Organization pursuant to the Modified Cost-Plus Pricing Methodology, the percentage computed in accordance with the calculation methodology set forth in a mutually agreed policy letter for that purpose, signed prior to the Effective Date by the GM and EDS Corporate Contract Managers.

     (g) The term "Negotiating Party" shall mean, for any Competitiveness Event, the GM User Organization and the EDS Service Organization that are participants in the negotiations with respect to that Competitiveness Event.

     (h) The term "Negotiator" shall mean, for any Competitiveness Event, the person designated by the applicable Unit Project Manager or Major Sector Contract Manager of the GM User Organization or the applicable EDS Service Organization, respectively, pursuant to Section D2.2 of this

          Exhibit D, who will have primary responsibility for the negotiation of an agreement with respect to that Competitiveness Event.

     (i) The term "Standing Neutral Mediator" shall mean the person jointly selected from time to time pursuant to Section D3.1 of this Exhibit D.

     (j) The term "Target Commencement Date" shall mean (i) for a new Service Agreement which replaces an existing Service Agreement, the expiration date of the existing Service Agreement, (ii) for a new Service Agreement which does not replace an existing Service Agreement, the anticipated effective date of the new Service Agreement, and (iii) for any other Competitiveness Event, the date upon which agreement with respect to that Competitiveness Event is reasonably required by GM.

     Other terms used in this Exhibit D are defined in the context in which they are used and, unless otherwise specified herein, shall have the meanings there indicated whenever they are used in this Exhibit D.

          ARTICLE D-II.  NEGOTIATION PROCEDURES AND DEFAULT MECHANISMS
          ------------------------------------------------------------

D2.1 Good Faith and Fair Dealing. GM Parent and EDS Parent agree that all negotiations between GM and EDS with respect to any Competitiveness Event shall be governed by the fundamental principle of good faith and fair dealing as set forth in Section 1.6 of the MSA. The responsibility for concluding the negotiations relating to any Competitiveness Event shall be first and foremost the duty of the GM and EDS Negotiators for that Competitiveness Event. The Negotiators shall meet as often as they reasonably deem necessary in order to resolve all issues necessary to agree upon the price, terms and conditions relating to the Competitiveness Event. Upon the approval of the GM and EDS Corporate Contract Managers or their designated representatives, the Negotiators may use the services of the Standing Neutral Mediator to assist them in their negotiations.

D2.2 Designation of Negotiators. In connection with the occurrence or anticipated occurrence of a Competitiveness Event, the Unit Project Manager or Major Sector Contract Manager, as applicable, for each applicable Negotiating Party shall designate a Negotiator for that Competitiveness Event in a timely manner and, in any event, within a reasonable period of time after receiving a written request for such designation. If the Competitiveness Event is the negotiation of a Major Sector Service Agreement, the Negotiators designated by the Negotiating Parties shall be the Major Sector Negotiators for that Competitiveness Event.

D2.3 Major Sector Negotiation Procedures. The following procedures shall apply with respect to the negotiation of a Major Sector Service Agreement:

     (a) Negotiation Schedule. As soon as practical and reasonable, but no later than one year prior to the Target Commencement Date for the Major Sector Service Agreement, the EDS and GM Major Sector Negotiators for the negotiation of that Major Sector Service Agreement shall meet and agree upon a schedule that will be reduced to writing and sent to the GM and EDS Corporate Contract Managers. Unless the Major Sector Negotiators agree otherwise, the negotiation schedule shall include the following items:

          (1) The designation of GM and EDS staff who will participate in the negotiations.

          (2) The date when the GM Major Sector will provide a written description of the MSA Services that it requires.

          (3) The date when the EDS Major Sector will provide a written proposal for providing those MSA Services.

          (4)  A schedule for subsequent meetings to conclude negotiations.

          (5) The deadline for the conclusion of negotiations by the Major Sector Negotiators, which shall not be later than sixty (60) days prior to the Target Commencement Date for the Major Sector Service Agreement. The negotiation schedule may also include interim deadlines for conclusion of negotiations on specific items in the Major Sector Service Agreement.

     (b) Reference to Corporate Contract Managers. In the event that the Major Sector Negotiators reasonably conclude that further negotiations by them will not result in resolution of all disputed issues, then the Major Sector Negotiators shall promptly notify the Corporate Contract Managers. At that time, but, in any event, no later than sixty (60) days prior to the Target Commencement Date for the Major Sector Service Agreement, the Corporate Contract Managers shall assume responsibility for the negotiations of the Major Sector Service Agreement. The Corporate Contract Managers may request the assistance and advice of other senior executives, including members of the group referred to in Section 3.1 of the MSA. In addition, the Corporate Contract Managers may at any time seek the assistance of the Standing Neutral Mediator to help them pursue negotiations and shall be obligated to seek such assistance (i) if they have been unable to resolve all disputed issues within thirty-seven (37) days prior to the Target Commencement Date for the Major Sector Service Agreement, and
          (ii) before any disputed issues may be referred to the Chief Executive Officers as described in sub-Section D2.3(c) of this Exhibit D.

     (c) Reference to Chief Executive Officers. At any time after the Corporate Contract Managers have assumed responsibility for the negotiations of the Major Sector Service Agreement, either Corporate Contract Manager may request that the Standing Neutral Mediator declare an impasse. If the Standing Neutral Mediator confirms that the Corporate Contract Managers have exhausted all reasonable efforts at negotiation and that further negotiation by the Corporate Contract Managers is not likely to result in resolution of all disputed issues, then the Standing Neutral Mediator shall declare an impasse by giving written notice thereof to both of the Corporate Contract Managers.
          At that time, but in any event no later than thirty (30) days prior to the Target Commencement Date for the Major Sector Service Agreement, the Chief Executive Officers of EDS Parent and GM Parent shall personally assume responsibility for the negotiations of the Major Sector Service Agreement. The Chief Executive Officers may at any time seek the assistance of the Standing Neutral Mediator.

     (d) Default Mechanism. If the Negotiating Parties are unable to reach agreement upon a Major Sector Service Agreement prior to the Target Commencement Date therefor, then:

          (1) With respect to any MSA Services that EDS is then providing for the applicable GM Major Sector, EDS shall in good faith continue to provide the same MSA Services, on the same terms and conditions (other than pricing), as then being provided by EDS unless and until the GM Major Sector, at its option and upon reasonable notice to EDS, directs EDS in writing to reasonably modify or discontinue such MSA Services in accordance with the provisions of Section A9.4 of Exhibit A to the MSA.

          (2) With respect to any MSA Services reasonably requested by the GM Major Sector that EDS is not then providing for the GM Major Sector, the GM Major Sector may, at its option and upon reasonable notice to EDS, direct EDS in writing to commence providing such MSA Services.

          In either such event, unless and until the Negotiating Parties reach agreement upon the Major Sector Service Agreement, (i) any such MSA Services shall be considered provided pursuant to the MSA, (ii) for purposes of Exhibit A to the MSA, the GM Major Sector and the EDS Major Sector shall be considered Contracting Parties and the business relationship between them shall be considered the Agreement, and (iii) EDS shall be compensated (x) for all UPR Items, at the then-current Uniform Published Rates for such UPR Items, (y) for all system development services and application services customarily performed on a cost-plus basis by EDS for GM, in accordance with the cost-plus pricing methodology set forth in Section A7.3 of Exhibit A to the MSA, and (z) for all other resources and services, in accordance with the Modified Cost-Plus Pricing Methodology. Notwithstanding the foregoing, with the approval of the Corporate Contract Managers, the Negotiating Parties may mutually agree upon a different compensation arrangement, such as escrowing disputed compensation or devising an interim compensation arrangement, pending the successful negotiation of the Major Sector Service Agreement. The Chief Executive Officers of GM Parent and EDS Parent or their designees shall continue to negotiate in good faith to reach agreement upon the Major Sector Service Agreement.

D2.4 UPR Negotiation Procedures. The following procedures shall apply with respect to the negotiation of Uniform Published Rates for UPR Items that GM Parent and EDS Parent have mutually agreed to list in the UPR Catalog:

     (a) Negotiation. Whenever, in accordance with the provisions of Section A7.1 of Exhibit A to the MSA, GM Parent and EDS Parent initiate negotiation of the Uniform Published Rates for UPR Items, GM Parent and EDS Parent shall each designate a Negotiator and those Negotiators shall proceed expeditiously to successfully conclude the negotiations.

     (b) Default Mechanism. If either Negotiator reasonably concludes that further negotiations will not likely result in resolution of all disputed issues, then he or she may request that the applicable Corporate Contract Manager refer the disputed issues to arbitration as provided in Section D3.2 of this Exhibit D.

D2.5 Procedures for System Development, Application and Other Services. The following procedures shall apply with respect to any Competitiveness Event relating to system development services and application services customarily performed on a cost-plus basis by EDS for GM:

     (a) Negotiation. The Negotiators for that Competitiveness Event may mutually agree upon a formal or informal negotiation schedule and may, with the prior approval of the Corporate Contract Managers, seek the assistance of the Standing Neutral Mediator pursuant to Section D3.1 of this Exhibit D.

     (b) Default Mechanism. If the Negotiating Parties are unable to reach agreement with respect to the Competitiveness Event prior to the Target Commencement Date, then:

          (1) With respect to any MSA Services that EDS is then providing for the applicable GM User Organization, EDS shall in good faith continue to provide the same MSA Services, on the same terms and conditions (other than pricing), as then being provided by EDS unless and until the GM User Organization, at its option and upon reasonable notice to EDS, directs EDS in writing to reasonably modify or discontinue such MSA Services in accordance with the provisions of Section A9.4 of Exhibit A to the MSA.

          (2) With respect to any MSA Services reasonably requested by the GM User Organization that EDS is not then providing for the GM User Organization, the GM User Organization may, at its option and upon reasonable notice to EDS, direct EDS in writing to commence providing such MSA Services.

          In either such event, unless and until the Negotiating Parties reach agreement with respect to the Competitiveness Event, (i) any such MSA Services shall be considered provided pursuant to the MSA, (ii) for purposes of Exhibit A to the MSA, the GM User Organization and the EDS Service Organization shall be considered Contracting Parties and the business relationship between them shall be considered the Agreement, and (iii) EDS shall be compensated (x) for all UPR Items, at the then-current Uniform Published Rates for such UPR Items, and (y) for all other resources and services, in accordance with the cost-plus pricing methodology set forth in Section A7.3 of Exhibit A to the MSA.

D2.6 Procedures for Other Negotiations. The following procedures shall apply with respect to any Competitiveness Event not covered by the procedures set forth in Section D2.3, D2.4 or D2.5 of this Exhibit D:

     (a) Negotiation. The Negotiators for that Competitiveness Event may mutually agree upon a formal or informal negotiation schedule and may, with the prior approval of the Corporate Contract Managers, seek the assistance of the Standing Neutral Mediator pursuant to Section D3.1 of this Exhibit D. In the event that the Negotiators reasonably conclude that further negotiations by them will not result in resolution of all disputed issues, then the Negotiators shall promptly notify the applicable Major Sector Contract Managers. At that time, the Major Sector Contract Managers shall assume responsibility for the negotiations relating to the Competitiveness Event. The Major Sector Contract Managers may, with the prior approval of the Corporate Contract Managers, seek the assistance of the Standing Neutral Mediator pursuant to Section 3.1 of this Exhibit D. At any time after the Major Sector Contract Managers have assumed responsibility for the negotiations relating to the Competitiveness Event, either Major Sector Contract Manager may, but shall not be obligated to, refer the matter to the Corporate Contract Managers, in which event the Corporate Contract Managers shall assume responsibility for the negotiations relating to the Competitiveness Event. The Corporate Contract Managers may at any time seek the assistance of the Standing Neutral Mediator pursuant to Section D3.1 of this Exhibit D.

     (b) Default Mechanism. If the Negotiating Parties are unable to reach agreement with respect to the Competitiveness Event prior to the Target Commencement Date therefor, then:

          (1) With respect to any MSA Services that EDS is then providing for the applicable GM User Organization, EDS shall in good faith continue to provide the same MSA Services, on the same terms and conditions (other than pricing), as then being provided by EDS unless and until the GM User Organization, at its option and upon reasonable notice to EDS, directs EDS in writing to reasonably modify or discontinue such MSA Services in accordance with the provisions of Section A9.4 of Exhibit A to the MSA.

          (2) With respect to any MSA Services reasonably requested by the GM User Organization that EDS is not then providing for the GM User Organization, the GM User Organization may, at its option and upon reasonable notice to EDS, direct EDS in writing to commence providing such MSA Services.

     In either such event, unless and until the Negotiating Parties reach agreement with respect to such Competitiveness Event, (i) any such MSA Services shall be considered provided pursuant to the MSA, (ii) for purposes of Exhibit A to the MSA, the GM User Organization and the EDS Service Organization shall be considered Contracting Parties and the business relationship between them shall be considered the Agreement, and
     (iii) EDS shall be compensated (x) for all UPR Items, at the then-current Uniform Published Rates for such UPR Items, (y) for all system development services and application services customarily performed on a cost-plus basis by EDS for GM, in accordance with the cost-plus pricing methodology set forth in Section A7.3 of Exhibit A to the MSA, and (z) for all other resources and services, in accordance with the Modified Cost-Plus Pricing Methodology. Notwithstanding the foregoing, with the approval of the Corporate Contract Managers, the Negotiating Parties may mutually agree upon a different compensation arrangement, such as escrowing disputed compensation or devising an interim compensation arrangement, pending the successful negotiation of an agreement with respect to such Competitiveness Event. The Major Sector Contract Managers or, if applicable, the Corporate Contract Managers shall continue to negotiate in good faith to reach agreement with respect to such Competitiveness Event.

                 ARTICLE D-III.  DISPUTE RESOLUTION PROCEDURES
                 ---------------------------------------------

D3.1 Standing Neutral Mediator. The Standing Neutral Mediator will be a neutral third party jointly selected by GM Parent and EDS Parent whose duties will be to assist the Negotiating Parties in the resolution of disputes with regard to the negotiations relating to Competitiveness Events. The purpose of the mediation will be to arrive at a mutually acceptable resolution of the negotiations voluntarily, cooperatively and informally. The Standing Neutral Mediator will not have adjudicatory power over any dispute. The Negotiating Parties shall cooperate fully with the Standing Neutral Mediator to the full extent reasonably necessary to resolve the negotiations.

     (a) Selection of the Standing Neutral Mediator. Within thirty (30) days after the Effective Date, or within thirty (30) days after a prior Standing Neutral Mediator's services have been terminated pursuant to sub-Section D3.1(e) of this Exhibit D, GM Parent and EDS Parent shall jointly select a person to serve as the Standing Neutral Mediator until his or her services are terminated pursuant to sub-Section D3.1(e) of this Exhibit D.

     (b) Mediation Process. Following a request from either the Corporate Contract Managers or the Chief Executive Officers of GM Parent and EDS Parent, the services of the Standing Neutral Mediator may be utilized in any particular negotiation of a Competitiveness Event or any particular dispute arising in any such negotiation. After consultation with the Negotiating Parties, the Standing Neutral Mediator may request that each Negotiating Party submit written materials and/or a confidential statement setting forth key facts and arguments in support of its position and suggesting proposed resolutions. The information contained in the confidential statements shall not be shared with the other Negotiating Party by the Standing Neutral Mediator without the permission of the submitting Negotiating Party. The Standing Neutral Mediator may conduct preliminary, private, confidential meetings with the Negotiators for the Negotiating Parties. Thereafter, the Standing Neutral Mediator may conduct a joint mediation session at which the Negotiator for each of the Negotiating Parties may be expected to briefly present that Negotiating Party's positions on the disputed issues and respond to the other

          Negotiating Party's positions. After the summary presentations, the Standing Neutral Mediator may meet separately and together with the Negotiators for the Negotiating Parties to assist them in resolving disputed issues. If the disputed issues have not been settled after the joint mediation session, the Standing Neutral Mediator may continue individual discussions by telephone or in person. The Negotiators for the Negotiating Parties will make themselves reasonably available for further discussions and/or meetings after the joint mediation session. At all times during the mediation, the Negotiating Parties are free to engage in ex parte communications with the Standing Neutral Mediator. Upon the mutual consent of the Negotiating Parties and in consultation with the Standing Neutral Mediator, the process described in this sub-Section D3.1(b) may be modified to meet the requirements of a particular negotiation.

     (c) Confidentiality. All communications, statements made by the Negotiating Parties, documents or other information disclosed by the Negotiating Parties, statements made by or notes of the Standing Neutral Mediator, and impressions, opinions or recommendations of the Standing Neutral Mediator in connection with the mediation are confidential, privileged, non-discoverable, inadmissible and without prejudice in any litigation, arbitration, or subsequent proceeding; provided, however, that (i) evidence otherwise admissible shall not be rendered inadmissible because of its use in the mediation, and (ii) the Negotiating Parties may agree to disclose communications and documents (other than those of the Standing Neutral Mediator) to each other or to non-participants in the mediation. Upon request, the Standing Neutral Mediator shall sign a confidentiality agreement that is satisfactory to the Negotiating Parties.

     (d) Disqualification of Standing Neutral Mediator. The Standing Neutral Mediator and any person who assists him or her shall not be a necessary party in any arbitral or judicial proceeding relating to the mediation or to the subject matter of the negotiation. The Standing Neutral Mediator and any person who assists him or her may not be called as a witness or as an expert in any pending or subsequent litigation or arbitration involving the Negotiating Parties and relating to the negotiation. Moreover, the Standing Neutral Mediator and any person who assists him or her shall be disqualified as a witness or as an expert in any pending or subsequent litigation or arbitration relating to the negotiation.

     (e) Term. The Standing Neutral Mediator shall serve at the pleasure of GM Parent and EDS Parent. At any time, the services of the Standing Neutral Mediator may be terminated by (i) either Corporate Contract Manager providing written notice thereof to the other Corporate Contract Manager and the Standing Neutral Mediator, or (ii) the resignation of the Standing Neutral Mediator.

     (f) Compensation. EDS Parent and GM Parent shall jointly agree upon and share equally the compensation and expenses for the Standing Neutral Mediator.

D3.2 Arbitration.  Any dispute in connection with Uniform Published Rates for
     UPR Items which has not been resolved by negotiation as provided in sub-Section D2.4 of this Exhibit D shall be settled by arbitration pursuant to this Section D3.2. Except as otherwise provided herein, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-
     16. EDS Parent and GM Parent agree to abide by the decision of the arbitrators. In the event the arbitrators' decision is not voluntarily honored, GM Parent and EDS Parent agree that the arbitrators' decision may be enforced in any court having jurisdiction. The arbitrators are not empowered to award damages, and EDS and GM hereby irrevocably waive any right to recover such damages with respect to any dispute resolved by arbitration.

     (a) Commencement of Arbitration. Either Corporate Contract Manager may, by giving the other Corporate Contract Manager written notice thereof, refer a dispute with regard to the Uniform Published Rate for a UPR Item to arbitration pursuant to this Section D3.2, but only after (i) at least forty-five (45) days have elapsed since negotiations regarding the Uniform Published Rate for that UPR Item commenced, and
          (ii) the Standing Neutral Mediator has assisted the applicable Negotiators in negotiating such Uniform Published Rate and has confirmed that the Negotiators are not likely to resolve the dispute through further negotiations. Within seven (7) days after a dispute has been referred to arbitration pursuant to this Section D3.2, each Negotiating Party shall provide the other a Notice of Arbitration that shall include:

          (1) The names of the individuals representing the Negotiating Party in the arbitration proceeding.

          (2)  A statement of the general nature of the dispute.

          (3)  The remedy sought.

          (4) The name and address of the arbitrator appointed by the Negotiating Party.

     (b) Selection of Arbitrators. Unless the Negotiating Parties agree otherwise, the Arbitration Tribunal shall consist of an arbitrator appointed by each Negotiating Party and a "non-party" arbitrator, who shall chair the Arbitration Tribunal. As soon as possible after the exchange of the Notices of Arbitration and, in any event, within seven
          (7) days thereafter, the arbitrators appointed by the Negotiating Parties shall select the "non-party" arbitrator.

     (c) Place of Arbitration. The place of arbitration shall be Detroit, Michigan, unless the Negotiating Parties agree otherwise.

     (d) Conduct of Arbitral Proceedings. The arbitration proceedings shall be conducted in an expeditious manner. Each Negotiating Party shall submit a written statement setting forth the facts and arguments in support of its position to the Arbitration Tribunal within seven (7) days after the exchange of the Notices of Arbitration. Within seven
          (7) days thereafter, the Arbitration Tribunal shall hold a hearing at which time each Negotiating Party shall make an oral presentation in support of its position. The Arbitration Tribunal shall render a decision within fourteen (14) days after the conclusion of all oral testimony.

     (e) No Ex Parte Contact. No Negotiating Party or anyone acting on its behalf shall have any ex parte communication with the non-party arbitrator with respect to any matter of substance relating to the proceeding. A Negotiating Party and the arbitrator it appointed, however, may confer with regard to any matter.

     (f) Decision. Unless the Negotiating Parties agree otherwise, the Arbitration Tribunal shall issue a final written decision. No statement of reasons shall be required. The decision shall be made and signed by at least a majority of the arbitrators. Executed copies of the decision shall be delivered by the Arbitration Tribunal to the Negotiating Parties. Within seven (7) days after receipt of the decision, either Negotiating Party, with notice to the other Negotiating Party, may request that the Arbitration Tribunal correct any errors in computation, clerical or typographical errors, or errors of a similar nature. If no requests for corrections have been made or, in any event, within ten (10) days after issuing its decision, the Arbitration Tribunal shall certify its decision as final.

     (g) Confidentiality. The Negotiating Parties and the arbitrators shall treat the proceedings, any oral or written information provided to the Arbitration Tribunal, and the decision of the Arbitration Tribunal, as confidential, except in connection with a judicial challenge to, or enforcement of, the arbitrators' decision, and unless otherwise required by law.

     (h) Costs. Each Negotiating Party shall bear its own costs in connection with any arbitration proceedings pursuant to this Section D3.2. The Negotiating Parties shall share equally the compensation and expenses of the Arbitration Tribunal.

D3.3 Modified Cost-Plus Pricing Methodology. With respect to any MSA Services provided by EDS to any GM User Organization for which Section D2.3 or D2.6 of this Exhibit D provides that EDS is to be compensated in accordance with the Modified Cost-Plus Pricing Methodology set forth in this Section D3.3, EDS will charge the applicable GM User Organization, and the applicable GM User Organization will pay EDS for those MSA Services, according to the following:

     (a) Payment Terms. The GM User Organization shall pay EDS monthly, according to the terms of Section A8.2 of Exhibit A of the MSA, the Modified EDS Cost for such MSA Services, plus a markup on the Modified EDS Cost equal to (i) the then-current Modified Markup Percentage for such MSA Services, multiplied by (ii) such Modified EDS Cost.

     (b) Inspection and Audit. Upon the reasonable request of the GM Corporate Contract Manager, GM will have the right to examine and audit relevant EDS records supporting payments and other provisions related to the Modified EDS Cost for the MSA Services provided pursuant to this Section D3.3, all in accordance with the following.

          (1) The term "records" means accounting records, written policies and procedures, general ledger records, records supporting payments to and credits from suppliers, vouchers, statements of cost and records necessary to evaluate and verify direct and indirect costs (including overhead and other allocations), EDS purchasing records, and any other records reasonably requested by GM's public accountant, as they may apply to costs and settlements associated with this Section D3.3, whether the records are in written form, in the form of computer data and files, or any other form required for audit.

          (2) GM will use its public accounting firm for the audit unless EDS reasonably and in good faith believes that disclosure of any information requested by GM, or by GM's public accounting firm, will result in the disclosure of confidential or proprietary information of EDS. In such event, GM and EDS will agree to an alternative independent "big six" public accounting firm which will be engaged by GM to perform such services, but will report its findings to both GM and EDS. In this regard, such independent public accounting firm shall disclose only such information as may be necessary to verify and validate those findings and, to the extent reasonably possible, will do so in a way that will not disclose any confidential or proprietary information of EDS. The cost of such independent public accounting firm will be borne equally by both GM and EDS. The public accounting firm and each of the auditors performing the audit will execute a reasonable confidentiality agreement acceptable to GM and EDS in form and content.

          (3) EDS shall make these records available at its offices at all reasonable times for examination, audit, or reproduction. The independent auditor shall have access to EDS facilities, shall be allowed to interview all current employees, and EDS will not prohibit GM's public accountant from interviewing former EDS employees, to discuss matters pertinent to this Section D3.3.
               The independent auditor shall have access to all necessary records, and shall be provided adequate and appropriate work space, in order to conduct audits in compliance with this provision.

          (4) Any payment to EDS may be (i) reduced by amounts, including interest at rates determined by the Secretary of the Treasury pursuant to Public Law 92-41 (85 stat. 97), found to be unallowable or not properly allocated to GM, or (ii) adjusted for prior overpayments and underpayments by GM. GM will have the right, in accordance with sub-Section D3.3(b)(2) of this Exhibit D, to audit relevant EDS records at the end of each calendar year and for a period of three years after payment of any amount pursuant to this Section D3.3.

     (c) Accounting Practices. The Modified EDS Cost for any MSA Services provided to the applicable GM User Organization pursuant to this Section D3.3 will be computed according to the following:

          (1) EDS shall follow consistently the accounting practices described below in accumulating and reporting costs.

          (2) All costs incurred for the same purposes, in like circumstances, are either direct costs only or indirect costs only with respect to final cost objectives. No final cost objective shall have allocated to it as an indirect cost any cost, if other costs incurred for the same purpose, in like circumstances, have been included as a direct cost of that or any other final cost objective. Further, no final cost objective shall have allocated to it as a direct cost any cost, if other costs incurred for the same purpose, in like circumstances, have been included in any indirect cost pool to be allocated to that or any other final cost objective. For purposes of this Section D3.3:

               (A) Direct cost means any cost which is identified specifically with a particular final cost objective. Direct costs are not limited to items which are incorporated in the end product.

               (B) Indirect cost means any cost not directly identified with a single final cost objective, but identified with two or more final cost objectives or with at least one intermediate cost objective.

               (C) Cost objective means a function, organizational subdivision, contract or other work unit for which cost data are desired and for which provision is made to accumulate and measure the cost of processes, products, jobs, capitalized projects, etc.

          (3) With respect to overhead expenses, Modified EDS Cost will include that portion of EDS overhead expenses as is properly allocable to the applicable GM User Organization pursuant to the methodology used consistently throughout EDS, i.e., all expenses that cannot be reasonably charged to specific profit centers are allocated to all EDS profit centers on the basis of the ratio of the direct expenses charged to a particular profit center to the total direct expenses charged to all EDS profit centers. Changes in specific allocation methodologies may be periodically made by EDS provided that such methodologies are applied consistently and uniformly as they relate to all EDS customers.

          (4) Home office expense shall be allocated on the basis of the beneficial and causal relationship between supporting and receiving activities. Home office expense means the expense of an office responsible for directing or managing two or more, but not necessarily all, segments of an organization. EDS may have several intermediate home offices which report to a common home office.

               Home office expenses shall be allocated directly to the maximum extent practical. Expenses not directly allocated, if significant in amount and relation to total home office expense, shall be grouped in logical and homogeneous expense pools and allocated on a causal and beneficial relationship.

               Residual home office expense, that cost which is not allocated directly or not allocated on a causal and beneficial relationship, shall be allocated to EDS' profit centers on the basis of the ratio of the direct expenses charged to a particular profit center to the total direct expenses charged to all EDS profit centers. Changes in specific allocation methodologies may be periodically made by EDS provided that such methodologies are applied consistently and uniformly as they relate to all EDS customers.

          (5) EDS business unit general and administrative (G&A) expenses shall be allocated to business unit final cost objectives based on their beneficial or causal relationship. These expenses represent the cost of the management and administration of the business unit as a whole. Business unit G&A costs shall be grouped in a separate indirect cost pool which shall be allocated to final cost objectives by means of a cost input base representing the total activity of the business unit.

          (6) EDS shall have, and consistently apply, written statements of accounting policies and practices for accumulating the costs of material and for allocating costs of material to cost objectives. The cost of material used solely in performing indirect functions may be allocated to an indirect cost pool. Costs of a category of materials shall be accounted for in material inventory records.

          (7) EDS shall have a written statement of accounting policies and practices for classifying costs as direct or indirect which shall be consistently applied. Indirect costs shall be accumulated in indirect cost pools which are homogeneous. Pooled costs shall be allocated to cost objectives in reasonable proportion to the beneficial or causal relationship of the pooled costs to cost objectives.

          (8) Research and development (R&D) and bid and proposal (B&P) costs shall be allocated to cost objectives based on the beneficial or causal relationship between such costs and cost objectives. The R&D and B&P costs of a home office shall be allocated to segments on the basis of the beneficial or causal relationship between the R&D and B&P costs and the segments reporting to that home office. The R&D and B&P costs of a business unit shall be allocated to the final cost objectives of that business unit on the basis of the beneficial or causal relationship between the R&D and B&P costs and the final cost objectives. These practices shall be consistently applied.

     [Confidential information has been omitted.]

Confidential treatment has been requested by EDS for the indicated portions of this page.

          [Confidential information has been omitted.]

Confidential treatment has been requested by EDS for the indicated portions of this page.

               [Confidential information has been omitted.]

Confidential treatment has been requested by EDS for the indicated portions of this page.

               [Confidential information has been omitted.]

Confidential treatment has been requested by EDS for the indicated portions of this page.

               [Confidential information has been omitted.]

Confidential treatment has been requested by EDS for the indicated portions of
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

                                   EXHIBIT E

                    GUIDELINES & METHODOLOGY FOR DETERMINING
              ACHIEVEMENT OF IT STRUCTURAL COST REDUCTION TARGETS
              ---------------------------------------------------

                                   EXHIBIT E

                    GUIDELINES & METHODOLOGY FOR DETERMINING
              ACHIEVEMENT OF IT STRUCTURAL COST REDUCTION TARGETS
              ---------------------------------------------------

Annual target adjustments and cost reductions pursuant to this Exhibit E will be calculated in accordance with the following:

1.   The annual target will be adjusted according to the following:

     (a) At the beginning of each calendar year, to adjust for IT structural cost reductions resulting from GM-funded systems development (which will result in net cost reductions in that calendar year), the annual target will be reduced by a percentage equal to the percentage yielded by dividing (i) the previous calendar year's fixed billings for systems being eliminated during the current calendar year, as a result of GM-funded systems development, by (ii) the total aggregate fixed charges for ongoing base level MSA Services ("Baselevel Fixed Charges") for the prior calendar year.

     (b) To provide equity in the event of major changes in the Baselevel Fixed Charges which may be the result of major changes in GM business (e.g., plant closings or new plants and divestitures or acquisitions), the annual target may be adjusted by mutual agreement of the Corporate Contract Managers.

2. For calendar year 1996, carry over amounts of savings initially realized in 1996 from 1995 cost reduction efforts pursuant to the Performance Reduction Requirement provision of the NAO Service Agreement, and similar provisions of other Service Agreements, will be credited towards the achievement of the 1996 annual target in an amount equal to $17 million.

3. Any reductions in billings under Service Agreements (excluding those cost reductions listed as exclusions in sub-Section 4.2(e) of the MSA and those cost reductions listed as exclusions in Section 5 of this Exhibit E) will be counted toward achievement of the annual target at the "net" amount of the reduction. The determination of the net amount will be subject to the following:

     (a) The net amount for products, systems or services which are specifically replaced will be determined by subtracting the annual billing amount for the equivalent replacement products, systems or services from the annual billing amount for the replaced products, systems and services.

     (b) Cost reductions occasioned by a specific project shall not be netted by additional authorized but unrelated MSA spending whether on a separate RISS, SDA or other like document or on the same document. In like manner, additional MSA spending occasioned by a specific cost savings effort shall not be excluded from netting against total savings by the use of a separate RISS, SDA or like document.

     (c) For purposes of the net calculation under this Section 3, any one-time expenses paid by GM in connection with the applicable products, systems or services (e.g., installation, purchase or license fees) will be amortized over a period of four years.

     In all cases GM and EDS will make a good faith effort to ensure that the counting of achievement against the annual target is equitable to both parties. Additional instructions, examples and clarifications necessary for the implementation of counting of achievement against the annual target will be issued by a policy letter to be mutually agreed upon by the Corporate Contract Managers.

4. While increased functionality of products, systems and services will not count toward achievement of the annual target, GM and EDS recognize there is substantial value to GM when such functionality increases. Accordingly a report of major functionality increases will be issued in connection with any review of progress against the annual target. GM and EDS shall review such report in conjunction with the assessment of achievement against the annual target.

5. In addition to the exclusions to the calculation of cost reductions set forth in sub-Section 4.2(e) of the MSA, the calculation of cost reductions to be credited toward achievement of the annual targets pursuant to Section
     4.2 of the MSA (as such targets may be adjusted pursuant to Section 1 of this Exhibit E) shall specifically exclude (i) reductions in plant floor services (as defined in sub-Section 1.3(e) of the MSA), except for reductions in such services which prior to the Effective Date were described in a scope of work for services under Section 1.3 of the Master Agreement, (ii) cost reductions attributable to GM-funded systems development, and (iii) amounts sourced or resourced to EDS or third parties pursuant to Article V of the MSA or the cost reductions therefrom. The above provision notwithstanding, with respect to any IT structural cost reductions which result from strategies, concepts and/or fully developed ideas that can verifiably and in good faith be shown to have been originated by EDS and communicated to GM prior to the commencement of competitive bidding of the underlying MSA Services, and then subsequently implemented as part of the sourcing or resourcing of such MSA Services, the net IT cost reductions therefrom shall be included in the calculation of cost reductions to be credited toward the achievement of applicable annual targets.

                                   EXHIBIT F

                       TERMINATION UPON CHANGE OF CONTROL
                       ----------------------------------

                                   EXHIBIT F

                      TERMINATION UPON CHANGE OF CONTROL
                      ----------------------------------


1.   Termination Upon Change of Control.

     (a) In the event that a Change of Control occurs at any time or from time to time after the Effective Date and, within 90 days thereafter (subject to extension as provided in sub-Section 1(e) hereof), the Board of Directors of GM Parent reasonably and in good faith determines (a "GM Board Determination"):

          (1) that control of EDS has been acquired by a competitor of GMC in the manufacture, distribution or sale of passenger cars or trucks and that, after taking into account all relevant factors (including, without limitation, the nature and extent of any acquiring Person's competition with GMC), there is a reasonable likelihood of a significant competitive threat to GMC arising from such Change of Control;

          (2) that control of EDS has been acquired by a competitor of GMC and that, after taking into account all relevant factors (including, without limitation, the nature and extent of any acquiring Person's competition with GMC), there is a reasonable likelihood of a significant competitive threat to one or more significant GM User Organizations within GMC (the "Affected Organizations") arising from such Change of Control (provided, however, that a GM Board Determination shall only be made pursuant to this sub-
               Section 1(a)(2) with respect to a competitor of GMC as to which the Board of Directors of GM Parent determines reasonably and in good faith that it is not appropriate under the terms of sub-
               Section 1(a)(1) hereof to make a GM Board Determination based on control of EDS having been acquired by such competitor); or

          (3) that, as a result of such Change of Control, after taking into account all relevant factors (including, without limitation, the financial condition of EDS and the business reputation of any Person acquiring control of EDS), there is (i) substantial uncertainty as to EDS' continued ability to perform, in all material respects, its obligations under the MSA, including, without limitation, EDS' obligations under Section 2.3 of the MSA to the extent and at such times as such provisions are applicable in accordance with their terms, and the Service Agreements entered into in connection therewith, or (ii) any other significant threat to the business relationship between EDS and GMC.

          GM Parent may, by delivering written notice to EDS Parent ("Contract Notice") at any time within 30 days after the GM Board Determination (or at such other time as is provided in sub-Section 1(e) hereof), elect (A) in the case of a GM Board Determination specified in sub-Sections 1(a)(1) or 1(a)(3) hereof, to terminate the MSA as of a date specified in such notice, which date shall not be earlier than the six-month anniversary of the date of delivery thereof, or (B) in the case of a GM Board Determination specified in sub-Section 1(a)(2) hereof, to terminate the Service Agreements to which the Affected Organizations are parties as of a date specified in such notice and to exclude the Affected Organizations from the scope of the MSA as of such date.

          If (A) a Contract Notice has been delivered by GM Parent based on a GM Board Determination pursuant to sub-Section 1(a)(2) hereof, and (B) the Board of Directors of EDS Parent determines reasonably and in good faith that the revenues derived by EDS during the most recently completed calendar year from the Service Agreements to be terminated as a result of such GM Board Determination equal or exceed 60% of the annual aggregate revenue paid by GM for MSA Services performed during such calendar year, then EDS Parent shall have the right to elect to terminate the MSA within 30 days after receipt of notification of such GM Board Determination by delivering to GM Parent a written notice stating that it is terminating the MSA as of a date specified in such notice, which date shall not be earlier than the six-month anniversary of the date of delivery thereof.

     (b) Any Contract Notice sent to EDS Parent pursuant to this Exhibit F shall (i) identify the applicable Change of Control transaction, (ii) if applicable, identify the competitor of GMC or of an Affected Organization with which EDS consummated a Change of Control transaction specified in sub-Section 1(a)(1) or 1(a)(2) hereof, (iii) set forth, in reasonable detail, the basis upon which the GM Board Determination was made, and (iv) include as an attachment a certified copy of any resolution of the Board of Directors of GM Parent that evidences the GM Board Determination.

     (c) GM Parent agrees that any GM Board Determination shall be made in good faith, solely on the basis of one or more of the criteria referred to in sub-Section 1(a) hereof and shall not be made for the purpose of negotiating any modification or amendment of the MSA or any Service Agreement that does not relate directly to the basis on which the GM Board Determination is made.

     (d) From time to time after the date hereof (but not more frequently than once in any twelve-month period), EDS Parent may request in writing that the Board of Directors of GM Parent consider and determine whether a GM Board Determination would be made in connection with a proposed Change of Control transaction and, if a GM Board Determination would be made, whether such determination would be made pursuant to sub-Section 1(a)(1), 1(a)(2) or 1(a)(3) hereof (an "Advance Determination Request"). Any Advance Determination Request submitted to GM Parent shall be accompanied by:

          (1) A statement that EDS has a bona fide intention of entering into a Change of Control transaction and a summary, in reasonable detail, of the material terms of the proposed Change of Control transaction, including, without limitation, its proposed form and timing;

          (2) an identification of the Person or Persons with which EDS proposes to consummate such Change of Control transaction (the "Bidder") and an undertaking by the Bidder to cooperate in providing information, including access to its senior management personnel, to GM Parent in connection with its determination of whether to make a GM Board Determination;

          (3) any plans or proposals the Bidder may have, in connection with such Change of Control transaction, which relate to or would result in (i) any extraordinary corporate transaction such as a merger, reorganization or liquidation, involving EDS, (ii) a sale or transfer of assets of EDS that are material to the performance of its obligations under the MSA or any Major Sector Service Agreement, (iii) any change in the board of directors of EDS Parent, (iv) any material change in the capitalization of EDS, and (v) any other change in EDS' business or corporate structure that would be reasonably likely to have a material effect on the performance of its obligations under the MSA or any Major Sector Service Agreement; and

          (4) a good faith estimate by EDS Parent and the Bidder of the effect, if any, that the consummation of such Change of Control transaction would have on EDS' continued ability to perform, in all material respects, its obligations under the MSA or any Major Sector Service Agreement, including, without limitation, EDS' obligations under Section 2.3 of the MSA to the extent and at such times as such provisions are applicable in accordance with their terms, and the Service Agreements entered into in connection therewith.

          In addition, EDS Parent and the Bidder shall provide such other documentation and information as GM Parent may reasonably request in connection with such proposed Change of Control transaction or its determination of whether to make a GM Board Determination. If requested by GM, EDS Parent shall afford GM Parent an opportunity, prior to the making of any GM Board Determination, to meet and discuss with senior management of EDS Parent any factors relevant to whether a GM Board Determination should be made in response thereto.

     (e) In the event that a Change of Control occurs at any time after the Effective Date, EDS Parent shall promptly deliver to GM Parent a written notice (a "Change of Control Notice") stating that a Change of Control has occurred. If a GM Board Determination has been made with respect to a Change of Control in response to an Advance Determination Request, GM Parent may elect to terminate the MSA or one or more Service Agreements (as the case may be) in accordance with sub-Section 1(a) hereof by delivering a Contract Notice to EDS Parent at any time during the period between the occurrence of the Change of Control and the expiration of 30 days after the date of delivery to GM Parent of a Change of Control Notice with respect thereto, and no additional GM Board Determination shall be required after the occurrence of such Change of Control. In determining whether to make a GM Board Determination after the delivery of a Change of Control Notice, to the extent that GM Parent has not previously received information in connection with an Advance Determination Request, GM Parent shall be entitled to receive from EDS Parent and any Person acquiring control of EDS, and to rely on, the same information that would be required to be provided to GM Parent by EDS Parent or a Bidder pursuant to sub-
          Section 1(d) hereof, which information shall be provided to GM Parent as promptly as practicable and in any event within 30 days following the Change of Control. In the event that any such information is provided to GM Parent after occurrence of the Change of Control, the 90-day period referred to in sub-Section 1(a) hereof shall automatically be extended to a date 90 days after EDS Parent and the Person acquiring control of EDS certify to GM Parent that all such required information has been provided.

     (f) If requested by EDS Parent within 30 days after delivery of an Advance Determination Request or Change of Control Notice (as the case may be), GM Parent shall afford EDS Parent, prior to the making of any GM Board Determination, an opportunity to meet and discuss with senior management of GM Parent and the Board of Directors of GM Parent regarding such proposed Change of Control transaction, including any factors relating to the MSA or the determination by GM Parent of whether to make a GM Board Determination. Within 90 days after receipt of the Advance Determination Request or Change of Control Notice (as the case may be) and the information required by sub-Sections 1(d) or 1(e) hereof, GM Parent shall notify EDS Parent in writing whether a GM Board Determination has been made with respect to the proposed Change of Control transaction, together with the basis upon which any such determination was made. If (i) GM Parent notifies EDS Parent that a GM Board Determination will not be made with respect to such Change of Control transaction, or (ii) GM Parent fails to notify EDS Parent in writing within such 90-day period that the Board of Directors of GM Parent has made a GM Board Determination, then GM Parent may not subsequently make a GM Board Determination and terminate the MSA or any Service Agreement on the basis thereof unless EDS Parent or the Bidder and Person acquiring control of EDS (each, an "Information Provider") failed to provide GM Parent with all material information required pursuant to sub-Sections 1(d) or 1(e) hereof. The failure on the part of any Information Provider to provide, or cause to be provided, to GM Parent any information required pursuant to sub-Sections 1(d) or 1(e) hereof shall not itself constitute a sufficient basis for the making of a GM Board Determination unless specific information that is material to a GM Board Determination is identified and requested by GM Parent in writing and such information is not provided to GM Parent within 30 days after receipt by the applicable Information Provider of a request therefor. GM Parent shall keep confidential the fact that EDS has submitted to it any Advance Determination Request, as well as all information provided to it by any Information Provider pursuant to sub-Sections 1(d) or 1(e) hereof.

     (g) If the MSA or any Service Agreement is terminated in accordance with sub-Section 1(a) hereof, GM will pay to EDS all amounts owed to EDS for transition services [Confidential information has been omitted.] In addition, if the MSA or any Service Agreement is terminated as the result of a GM Board Determination made pursuant to sub-Section 1(a)(2) or 1(a)(3) hereof, GM will also pay to EDS (without duplication) an amount equal to the product of (i) all wind-down expenses and cancellation charges [Confidential information has been omitted.] multiplied by (ii) a percentage equal to:

          (1) [Confidential information has been omitted.] if the applicable GM Board Determination is made pursuant to sub-Section 1(a)(2) hereof.

          (2) [Confidential information has been omitted.] if the applicable GM Board Determination is made pursuant to sub-Section 1(a)(3) hereof prior to the fifth anniversary of the Effective Date.

          (3)  [Confidential information has been omitted.] if the applicable
               GM Board Determination is made pursuant to sub-Section 1(a)(3) hereof on or after the fifth, but prior to the sixth, anniversary of the Effective Date.

Confidential treatment has been requested by EDS for the indicated portions of this page.

          (4) [Confidential information has been omitted.] if the applicable GM Board Determination is made pursuant to sub-Section 1(a)(3) hereof on or after the sixth, but prior to the seventh, anniversary of the Effective Date.

          (5) [Confidential information has been omitted.] if the applicable GM Board Determination is made pursuant to sub-Section 1(a)(3) hereof on or after the seventh, but prior to the eighth, anniversary of the Effective Date.

          (6) [Confidential information has been omitted.] if the applicable GM Board Determination is made pursuant to sub-Section 1(a)(3) hereof on or after the eighth, but prior to the ninth, anniversary of the Effective Date.

          (7) [Confidential information has been omitted.] if the applicable GM Board Determination is made pursuant to sub-Section 1(a)(3) hereof on or after the ninth anniversary of the Effective Date.

          [Confidential information has been omitted.]

2. Definitions. In addition to the terms otherwise defined in the MSA, the following terms shall have the meanings set forth below whenever they are used in the provisions of this Exhibit F:

     (a) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "'beneficially own," any securities: (i) that such Person, directly or indirectly is the "beneficial owner" of (as determined pursuant to Rule 13d-3 and Rule 13d-5 of the General Rules and Regulations under the Exchange Act as in effect on the Effective
          Date); provided, however, that a Person shall not be deemed the beneficial owner of any securities because of such Person's right to vote such

Confidential treatment has been requested by EDS for the indicated portions of this page.

          stock if the agreement or arrangement to vote such securities arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more Persons pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act; or (ii) that such Person, directly or indirectly, has the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event), pursuant to any agreement or arrangement or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by such Person until such tendered securities are accepted for purchase or exchange.

     (b) "Change of Control" means the occurrence (at any time after the Effective Date) of any of the following events:

          (1) Any Person (other than an Exempt Person) shall file (or be required to file) a Schedule 13D or 14D-1 under the Exchange Act disclosing that such Person has become the Beneficial Owner of a number of shares of Common Stock of EDS Parent which represent 50% or more of the aggregate voting power of the outstanding shares of Common Stock of EDS Parent; or

          (2) Any Person (other than an Exempt Person) (i) shall file (or be required to file) a Schedule 13D or 14D-1 under the Exchange Act disclosing that such Person has become the Beneficial Owner of a number of shares of Common Stock of EDS Parent which represent 30% or more of the aggregate voting power of the outstanding shares of Common Stock of EDS Parent, or (ii) commences a proxy solicitation with respect to the election or removal of members of the Board of Directors of EDS Parent at any annual or special meeting of EDS Parent security holders, which solicitation is subject to Rule 14a-11 of the General Rules and Regulations of the Exchange Act, and within 24 months after the date of such acquisition of beneficial ownership of Common Stock of EDS Parent or the date of such solicitation, as the case may be, individuals who, as of the date of such acquisition or solicitation, constituted the Board of Directors of EDS Parent (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of EDS Parent; provided, however, that any individual becoming a director subsequent to such date whose election, or recommendation or nomination for election by the stockholders of EDS Parent, was approved by a vote of at least a majority of the directors then comprising the Incumbent Directors (acting separately or as part of any action taken by the Board of Directors of EDS Parent or any committee thereof) shall be considered as though such individual were an Incumbent Director, provided that such individual was not the nominee of the Person that acquires such beneficial ownership or commences such solicitation, as the case may be, or otherwise nominated or elected by or at the direction of such Person as part of any plan or arrangement regarding a change of control of EDS Parent; or

          (3) There shall be consummated any transaction (or series of related transactions) and, as a result thereof, a number of shares of Common Stock of EDS Parent (or any Surviving Company resulting from such transaction) which represent 50% or more of the aggregate voting power of the outstanding shares of Common Stock of EDS Parent (or such Surviving Company) shall be Beneficially Owned, directly or indirectly, by Persons who did not either (i) own such securities as Common Stock of EDS Parent immediately prior to the transaction, or (ii) receive such securities in respect of the conversion or exchange of Common Stock of EDS Parent in the transaction.

     (c) "Common Stock" means, as to any company, the shares of common stock or other securities of such company of any class or series the holders of which are entitled to vote generally in the election of directors of such company (excluding any class or series the holders of which would be entitled so to vote upon the occurrence of any contingency, so long as such contingency has not occurred).

     (d)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (e) "Exempt Person" means EDS Parent, any subsidiary of EDS Parent, any employee benefit plan of EDS Parent or any subsidiary of EDS Parent, and any Person organized, appointed or established by EDS Parent or any such subsidiary for or pursuant to the terms of any such plan.

     (f) "GMC" means General Motors Corporation and any functional entity, subsidiary, department, group or affiliate which is then-currently being provided MSA Services by EDS pursuant to the MSA or an applicable Service Agreement thereunder.

     (g) "Major Sector Service Agreement" means the primary Service Agreement between a GM Major Sector and the corresponding EDS Major Sector.

     (h) "Person" means any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity, and shall include any "group" within the meanings of Section 13(d)(3) of the Exchange Act or Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the Effective Date.

     (i)  "Surviving Company" means the following:

          (1) in the case of a merger, consolidation or business combination, the Person that survives or results from such transaction; or

          (2) in the case of a sale, transfer or conveyance of all or substantially all of the properties and assets of EDS, the Person to which such properties and assets are sold, transferred or conveyed.

     Other terms used in this Exhibit F are defined in the context in which they are used and, unless otherwise specified herein, shall have the meanings indicated wherever they are used in this Exhibit F.

                                   EXHIBIT G


                   CANCELLATION LOSSES ON THE DISPOSITION OF
                      CAPITAL ASSETS AND LONG-TERM LEASES
                      -----------------------------------

                                   EXHIBIT G

                   CANCELLATION LOSSES ON THE DISPOSITION OF
                      CAPITAL ASSETS AND LONG-TERM LEASES
                      -----------------------------------


The GM Contracting Party's obligation to pay EDS' losses (net unrecoverable costs) for disposal of capital assets and cancellation of long-term leases (i.e., leases with terms over one (1) year) entered into by EDS in connection with the MSA Services, in the event of the GM Contracting Party's cancellation of MSA Services under Section A9.4 of Exhibit A to the MSA (the GM Contracting Party's "Contingent Payment Obligation" or "CPO"), will be subject to the following:

1.   Contingent Payment Obligation.

     (a) Capital Asset and Lease Termination Costs--General. Where the applicable Service Agreement utilizes a fixed-price or cost-plus pricing methodology and the applicable asset is not leased to the GM Contracting Party as described in sub-Section 1(b) of this Exhibit G, the CPO for these items will be determined, prior to any additional reduction pursuant to sub-Sections 3(a) and 3(b) of this Exhibit G, as follows:

          (1) Losses on any capital asset shall be EDS' purchase price for the capital asset, reduced by (i) the amount that the asset has depreciated, and (ii) its salvage value at the time of cancellation.

          (2) Losses on any long-term lease shall be the lease cancellation charges for that lease; provided, however, that the parties shall use all reasonable efforts to mitigate the amount of such charges.

          The amount a capital asset has depreciated according to sub-Section 1(a)(1) of this Exhibit G will be based upon a depreciation schedule which reasonably relates to the expected term of the Service Agreement under which the asset is provided to GM, unless such a depreciation schedule is inconsistent with U.S. Generally Accepted Accounting Principles in effect as of the effective date of the applicable Service Agreement ("GAAP"), in which case GAAP will be used. In the event that the asset has been depreciated in a manner which does not reasonably relate to the expected term of the Service Agreement, then, at the time of cancellation, if necessary, the Contracting Parties may mutually agree upon an equitable adjustment to the CPO to account for the difference between the depreciation schedule used and the depreciation schedule suggested by the foregoing.

          In those instances where the GM Contracting Party has made a substantial advance payment for the use of an asset provided under a fixed-price or cost-plus pricing methodology, the amount of the advance payment shall be considered in connection with the determination of the amount of the CPO in an equitable and fair manner.

          Except as otherwise provided above, the salvage value of capital assets and the mitigation of lease termination charges referred to above will include the amounts, if any, recovered by EDS in the sale, lease, sublease or alternate revenue producing use of the assets. Any calculation of a cancellation fee under this sub-Section 1(a) will be done in a manner which is reasonably designed to provide EDS with its expected "benefit of the bargain" up to the effective date of cancellation with respect to the asset according to the applicable Service Agreement.

     (b) Assets Provided under Lease to GM. In any case where the applicable assets under a Service Agreement are provided under a lease (operating or capital) to the GM Contracting Party, the amount of any cancellation fee shall be a lump sum equal to the net present value of the expected amount of the remaining lease payment stream for the then-current term of the lease, discounted at the ninety-day LIBOR rate published in The Wall Street Journal on or immediately prior to the date of cancellation.

     (c) Alternate Pricing Methodology. Where the Service Agreement provides for pricing on other than a fixed-price or cost-plus pricing methodology and pricing is based on use of the assets (in terms of a fixed charge per unit) which takes into consideration projected usage, then the parties may agree on additional or alternative determinations of the CPO that are related to actual usage up to the time of cancellation.

     (d) CPO for Partial Termination. Where a substantial part of the MSA Services being provided under the Service Agreement is cancelled, the CPO will be determined on an appropriate pro-rata basis that is agreed upon by the parties.

2. CPO Verification and Audit. EDS will provide GM with whatever information is in EDS' possession or that it can obtain from third parties if that information is reasonably requested by GM to enable it to verify the CPO. Where the CPO includes costs for capital assets that are partially complete at termination, and are being billed to EDS on a cost-plus or time and materials basis, EDS will for itself and GM incorporate into any agreement for the purchase of such capital assets, a provision substantially in the form of the following:

          "Supplier shall maintain records, including all pertinent ledgers, payroll data, books, records, correspondence, written instructions, drawings, receipts, vouchers and other documents, for a period of one
          (1) year beyond final payment under this Agreement, which adequately substantiate the applicability and accuracy of charges for services and related expenses to EDS ("Records") and shall, upon receipt of reasonable advance notice from EDS, produce such Records for audit by EDS or its designee, which shall include General Motors Corporation."

     The failure on the part of EDS to negotiate such an audit right on behalf of itself and GM shall negate any liability on the part of GM for the CPO on such assets. Also, EDS will permit the GM Central Office at its expense to audit the books and records of EDS to the extent necessary to allow GM to verify the CPO.

3.   Shared Cost Assets.

     (a) GM. In those instances where the CPO includes costs for assets that are used in connection with other Service Agreements, then, unless otherwise provided in any applicable Service Agreement, after cancellation EDS will provide the GM Contracting Party with the CPO and recommend an appropriate apportionment of the CPO among the applicable GM Contracting Parties. If the GM Contracting Parties cannot agree upon an apportionment within a reasonable period of time, then EDS will be paid the CPO in full by the GM Contracting Party that EDS determines is responsible for all or the largest share of the CPO, and the proper apportionment will be done internally by GM.

     (b) Third Party Customers. In those instances where the CPO includes costs for assets that are used for third party customers of EDS, such use shall not in any manner disturb the obligations of either party under the Service Agreement, except that the CPO shall be reduced to the extent of such third party use.

4. Transfer of Title or Lease Assumption. On the effective date of cancellation under Section A9.4 of Exhibit A to the MSA, except (i) in the case of an operating lease under sub-Section 1(b) of this Exhibit G, (ii) if EDS does not own the assets, or (iii) if the assets are shared by third party customers of EDS, GM may elect to purchase the assets by paying EDS the CPO. If GM does not so elect to purchase the assets, then EDS will use all reasonable efforts to sell, lease, sublease or otherwise utilize the assets. In the event EDS is unable, after such reasonable efforts, to sell, lease, sublease or otherwise utilize the assets, then, except in the case of an operating lease under sub-Section 1(b) of this Exhibit G, GM will pay EDS the CPO, and, as consideration for GM's payment of the CPO, EDS shall, in the event it owns the assets, promptly transfer to GM title to and possession of the assets, or, in the event EDS leases the assets, EDS shall, to the extent permitted under the applicable lease, promptly grant to GM all the rights of EDS as lessee of the assets and, in either case, GM shall pay or reimburse EDS for all sales, use or other taxes based upon such transfer of title or grant of rights.